Exhibit 10.1

Execution Version

TERM LOAN CREDIT AGREEMENT

by and among

WILMINGTON TRUST, NATIONAL ASSOCIATION
as Administrative Agent and Collateral Agent,

THE LENDERS THAT ARE PARTIES HERETO
as the Lenders,

CROSS COUNTRY HEALTHCARE, INC.
 as Parent and Borrower,

and

THE SUBSIDIARIES OF PARENT IDENTIFIED HEREIN
as Guarantors

Dated as of June 8, 2021

4.	REPRESENTATIONS AND WARRANTIES.		63
	4.1	Due Organization and Qualification; Subsidiaries.	63
	4.2	Due Authorization; No Conflict.	64
	4.3	Governmental Consents	64
	4.4	Binding Obligations; Perfected Liens.	65
	4.5	Title to Assets; No Encumbrances	65
	4.6	Litigation.	65
	4.7	Compliance with Laws	65
	4.8	No Material Adverse Effect	66
	4.9	Solvency.	66
	4.10	Employee Benefits	66
	4.11	Environmental Condition	67
	4.12	Complete Disclosure	67
	4.13	Patriot Act	68
	4.14	Payment of Taxes	68
	4.15	Margin Stock	68
	4.16	Governmental Regulation	68
	4.17	OFAC; Sanctions; Anti-Corruption Laws; Anti-Money Laundering Laws	68
	4.18	Employee and Labor Matters	69
	4.19	[Reserved]	69
	4.20	[Reserved]	69
	4.21	[Reserved]	69
	4.22	[Reserved]	69
	4.23	[Reserved]	69
	4.24	[Reserved]	69
	4.25	Health Care Matters.	69
5.	AFFIRMATIVE COVENANTS.		71
	5.1	Financial Statements, Reports, Certificates	71
	5.2	Reporting	71
	5.3	Existence	71
	5.4	Maintenance of Properties	71
	5.5	Taxes	71
	5.6	Insurance	71
	5.7	Inspection	72
	5.8	Compliance with Laws	72
	5.9	Environmental	73
	5.10	[Reserved].	73

	5.11	Formation of Subsidiaries	73
	5.12	Further Assurances	74
	5.13	Location of Chief Executive Office	74
	5.14	Compliance with ERISA and the IRC	75
	5.15	OFAC; Sanctions; Anti-Corruption Laws; Anti-Money Laundering Laws	75
	5.16	Compliance with Health Care Laws.	75
6.	NEGATIVE COVENANTS.		76
	6.1	Indebtedness	76
	6.2	Liens	76
	6.3	Restrictions on Fundamental Changes	76
	6.4	Disposal of Assets	76
	6.5	Nature of Business	77
	6.6	Prepayments and Amendments	77
	6.7	Restricted Payments	77
	6.8	Accounting Methods	78
	6.9	Investments	78
	6.10	Transactions with Affiliates	78
	6.11	Use of Proceeds	79
	6.12	ABL Borrowings	79
	6.13	Inconsistent Activities	79
	6.14	Employee Benefits	80
	6.15	Anti-Layering	80
7.	[RESERVED]		81
8.	EVENTS OF DEFAULT.		81
	8.1	Payments	81
	8.2	Covenants	81
	8.3	Judgments	82
	8.4	Voluntary Bankruptcy, etc	82
	8.5	Involuntary Bankruptcy, etc	82
	8.6	Default Under Other Agreements	82
	8.7	Representations, etc	82
	8.8	Guaranty	82
	8.9	Security Documents	82
	8.10	Loan Documents	83
	8.11	ERISA	83
	8.12	Change of Control	83
	8.13	Health Care Laws	83

9.	RIGHTS AND REMEDIES.		83
	9.1	Rights and Remedies	83
	9.2	Remedies Cumulative	84
10.	WAIVERS; INDEMNIFICATION.		84
	10.1	Demand; Protest; etc.	84
	10.2	The Lender Group’s Liability for Collateral	84
	10.3	Indemnification	84
11.	NOTICES.		85
12.	CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER; JUDICIAL REFERENCE PROVISION.		87
13.	ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS.		90
	13.1	Assignments and Participations.	90
	13.2	Successors	94
14.	AMENDMENTS; WAIVERS.		94
	14.1	Amendments and Waivers.	94
	14.2	[Reserved].	95
	14.3	No Waivers; Cumulative Remedies	95
15.	AGENTS; THE LENDER GROUP.		96
	15.1	Appointment and Authorization of Agents.	96
	15.2	Delegation of Duties	97
	15.3	Liability of Agent	97
	15.4	Reliance by Agent	99
	15.5	Notice of Default or Event of Default	99
	15.6	Credit Decision	99
	15.7	Costs and Expenses; Indemnification	100
	15.8	Withholding Taxes	101
	15.9	Successor Agent	101
	15.10	Lender in Individual Capacity	102
	15.11	Collateral Matters.	102
	15.12	Restrictions on Actions by Lenders; Sharing of Payments.	104
	15.13	Agency for Perfection	104
	15.14	Payments by Agent to the Lenders	104
	15.15	Concerning the Collateral and Related Loan Documents	104

	15.16	Intercreditor Agreement Governs	105
	15.17	Several Obligations; No Liability	105
	15.18	Reserved.	105
	15.19	Erroneous Payments.	105
16.	WITHHOLDING TAXES.		107
	16.1	Payments	107
	16.2	Exemptions.	107
	16.3	Reductions.	109
	16.4	Refunds	109
17.	GENERAL PROVISIONS.		110
	17.1	Effectiveness	110
	17.2	Section Headings	110
	17.3	Interpretation	110
	17.4	Severability of Provisions	110
	17.5	[Reserved]	110
	17.6	Debtor-Creditor Relationship	110
	17.7	Counterparts; Electronic Execution	110
	17.8	Revival and Reinstatement of Obligations; Certain Waivers.	111
	17.9	Confidentiality.	111
	17.10	Survival	113
	17.11	Patriot Act; Due Diligence	113
	17.12	Integration	113
	17.13	Electronic Execution of Assignments and Certain Other Documents	114
	17.14	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	114
	17.15	Acknowledgement Regarding Any Supported QFCs	114

EXHIBITS AND SCHEDULES

Exhibit A-1	Form of Assignment and Acceptance
Exhibit B-1	Form of Committed Term Loan Notice
Exhibit C-1	Form of Compliance Certificate
Exhibit P-1	Form of Perfection Certificate

Schedule C-1	Commitments
Schedule P-1	Permitted Investments
Schedule P-2	Permitted Liens
Schedule 3.1	Conditions Precedent
Schedule 3.6	Conditions Subsequent
Schedule 4.1(b)	Capitalization of Borrower, Capitalization of Borrower’ Subsidiaries
Schedule 4.6(b)	Litigation
Schedule 4.10	Employee Benefits
Schedule 4.11	Environmental Matters
Schedule 4.14	Permitted Indebtedness
Schedule 4.25	Health Care Proceedings
Schedule 5.1	Financial Statements, Reports, Certificates
Schedule 5.2	Collateral Reporting
Schedule 6.5	Nature of Business
Schedule 6.10	Transactions with Affiliates

TERM LOAN CREDIT AGREEMENT

THIS TERM LOAN CREDIT AGREEMENT, is entered into as of June 8, 2021 by and among the lenders identified on the signature pages hereof (each of such lenders, together with its successors and permitted assigns, is referred to hereinafter as a “Lender”, as that term is hereinafter further defined), WILMINGTON TRUST, NATIONAL ASSOCIATION (“Wilmington Trust”) as administrative agent (in such capacity, “Administrative Agent”) and collateral agent (in such capacity, “Collateral Agent”), CROSS COUNTRY HEALTHCARE, INC., a Delaware corporation (“Borrower” or “Parent”), and the Guarantors from time to time party hereto (each, a “Guarantor” and individually and collectively, jointly and severally, the “Guarantors”).

The parties agree as follows:

1.                     DEFINITIONS AND CONSTRUCTION.

1.1               Definitions.  As used in this Agreement, the following terms shall have the following definitions:

“ABL Agent” means Wells Fargo Bank, National Association, in its capacity as administrative agent and collateral agent under the ABL Credit Agreement, together with its permitted successors and assigns.

“ABL Credit Agreement” means that certain ABL Credit Agreement dated as of October 25, 2019 by and among the lenders party thereto from time to time, the ABL Agent, Cross Country Healthcare, Inc., a Delaware corporation, as Parent and a borrower, the other borrowers party thereto, the guarantors party thereto and the other parties from time to time party thereto (as amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms thereof and the Intercreditor Agreement).

“ABL Credit Documents” means, collectively, the following; (a) the ABL Credit Agreement and (b) all agreements, documents and instruments at any time executed and/or delivered in connection therewith.

 “Account” means an account (as that term is defined in the UCC).

“Account Debtor” means any Person who is obligated on an Account, chattel paper, or a general intangible.

“Acquired Indebtedness” means Indebtedness of a Person (a) whose assets or Equity Interests are acquired by a Loan Party or any of its Subsidiaries in a Permitted Acquisition, (b) that is assumed by a Loan Party or any of its Subsidiaries in a Permitted Acquisition and (c) any Refinancing Indebtedness in respect of such Indebtedness in clauses (a) and (b); provided, that, such Indebtedness (i) was in existence prior to the date of such Permitted Acquisition, and (ii) was not incurred in connection with, or in contemplation of, such Permitted Acquisition.

“Acquisition” means any transaction or series of related transactions, consummated on or after the Closing Date, by which any Company (a) acquires any business of any Person, division thereof or line of business, or all or a substantial portion of the assets of any Person, whether through purchase of assets, merger, consolidation, amalgamation or otherwise, or (b) acquires securities or other ownership interests of any Person having at least a majority of the combined voting power of the then outstanding Equity Interests of such Person.

“Adjusted Consolidated Working Capital” means, at any time, consolidated current assets of Parent and its Subsidiaries less consolidated current liabilities of Parent and its Subsidiaries at such time, in each case as would be set forth on the consolidated balance sheet of Parent in accordance with GAAP.

“Administrative Agent” has the meaning specified therefor in the preamble to this Agreement and shall include any successor Administrative Agent appointed pursuant to Section 15.9.

“Administrative Agent’s Account” means such account of the Administrative Agent as the Administrative Agent may from time to time notify Borrower and the Lenders.

“Administrative Agent’s Liens” means the Liens granted by each Loan Party or its Subsidiaries to Administrative Agent under the Loan Documents and securing any of the Obligations.

“Administrative Questionnaire” has the meaning specified therefor in Section 13.1(a) of this Agreement.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affected Lender” has the meaning specified therefor in Section 2.13(b) of this Agreement.

“Affiliate” means, as applied to any Person, any other Person who controls, is controlled by, or is under common control with, such Person.  For purposes of this definition, “control” means the possession, directly or indirectly through one or more intermediaries, of the power to direct the management and policies of a Person, whether through the ownership of Equity Interests, by contract, or otherwise.

“Agent Fee Letter” means the Fee Letter, dated the date hereof, by and among Borrower, the Administrative Agent and the Collateral Agent, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Agents” means, collectively, Administrative Agent and Collateral Agent.

“Agent-Related Persons” means each Agent, together with its Affiliates, officers, directors, employees, attorneys, and agents.

“Agreement” means this Term Loan Credit Agreement, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Anti-Corruption Laws” means the FCPA, the U.K. Bribery Act of 2010, as amended, and all other applicable laws and regulations or ordinances concerning or relating to bribery, money laundering or corruption in any jurisdiction in which any Loan Party or any of its Subsidiaries or Affiliates is located or is doing business.

“Anti-Money Laundering Laws” means the applicable laws or regulations in any jurisdiction in which any Loan Party or any of its Subsidiaries or Affiliates is located or is doing business that relates to money laundering, any predicate crime to money laundering, or any financial record keeping and reporting requirements related thereto.

“Applicable Margin” means, for any day, with respect to any Term Loan, (x) in the case of LIBOR Rate Loans (the “LIBOR Option”), 5.75% (the “LIBOR Rate Margin”) and (y) in the case of Base Rate Loans (the “Base Rate Option”), 4.75% (the “Base Rate Margin”).

“Applicable Prepayment Percentage” shall mean, with respect to any Excess Cash Flow Payment Period, 50%; provided that if the Total Net Leverage Ratio is (i) less than or equal to 1.75:1.00 and greater than 1.25:1.00 (as set forth in a Compliance Certificate delivered pursuant to Section 5.1 for the fiscal year then last ended), the Applicable Prepayment Percentage shall instead be 25% and (ii) less than or equal to 1.25:1.00 (as set forth in a Compliance Certificate delivered pursuant to Section 5.1 for the fiscal year then last ended), the Applicable Prepayment Percentage shall instead be 0%.

“Application Event” means the occurrence of (a) a failure by Borrower to repay all of the Obligations in full on the Maturity Date, or (b) an Event of Default and the election by Administrative Agent (acting at the direction of the BXC Representative or the Required Lenders) to require that payments and proceeds of Collateral be applied pursuant to Section 2.4(b)(iii) of this Agreement.

“Asset Sales” means the sale, transfer, license, lease or other disposition of any property by Borrower or any Subsidiary, including any sale and leaseback transaction and any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith, but excluding (a) the sale of inventory in the ordinary course of business; (b) the sale or disposition for fair market value of obsolete or worn out property or other property not necessary for operations of Borrower and its Subsidiaries disposed of in the ordinary course of business; (c) the disposition of property (including the cancellation of Indebtedness) permitted hereunder to Borrower or any Subsidiary; provided, that if the transferor of such property is a Loan Party then the transferee thereof must be a Loan Party; (d) the disposition of accounts receivable in connection with the collection or compromise thereof; (e) licenses, sublicenses, leases or subleases granted to others in the ordinary course of business or not interfering in any material respect with the business of Borrower or any Subsidiary; (f) the sale or disposition of Permitted Investments for fair market value in the ordinary course of business; and (g) the disposition of shares of Equity Interests of any Subsidiary in order to qualify members of the governing body of such Subsidiary if required by applicable law.

“Assignee” has the meaning specified therefor in Section 13.1(a) of this Agreement.

“Assignment and Acceptance” means an Assignment and Acceptance Agreement substantially in the form of Exhibit A-1 to this Agreement or such other form (including electronic documentation generated by MarkitClear or other electronic platforms) as shall be acceptable to the Administrative Agent.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part 1 of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Code” means title 11 of the United States Code, as in effect from time to time.

“Base Rate” means, for any day, a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1% (b) the Prime Rate in effect on such day and (c) the LIBOR Rate for the applicable class of LIBOR Rate Loans (after taking into account any applicable interest rate floor),with a one month Interest Period calculated as of such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1.00%.  If the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Rate or the LIBOR Rate for any reason, the Base Rate shall be determined without regard to clause (a) or (c), as applicable, of the preceding sentence until the circumstances giving rise to such inability no longer exist.  Any change in the Base Rate due to a change in the Prime Rate, the Federal Funds Rate or the LIBOR Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Rate or the LIBOR Rate, respectively.

“Base Rate Loan” means each portion of the Term Loans that bears interest at a rate determined by reference to the Base Rate.

“Base Rate Margin” has the meaning set forth in the definition of the term “Applicable Margin”.

“Base Rate Option” has the meaning set forth in the definition of the term “Applicable Margin”.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means a “defined benefit plan” (as defined in Section 3(35) of ERISA) for which any Loan Party or any of its Subsidiaries or ERISA Affiliates has been an “employer” (as defined in Section 3(5) of ERISA) within the past six (6) years.

“BHC Act Affiliate” of a Person means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such Person.

“Blackstone Investor” means any investor (or an Affiliate of such investor) of a fund managed or advised by BXC to which investor (or an Affiliate of such investor) BXC is providing certain administrative and other services.

“Board of Directors” means, as to any Person, the board of directors (or comparable managers) of such Person, or any committee thereof duly authorized to act on behalf of the board of directors (or comparable managers).

“Board of Governors” means the Board of Governors of the Federal Reserve System of the United States (or any successor).

“Borrower” has the meaning specified therefor in the preamble to this Agreement.

“Borrower Materials” has the meaning specified therefor in Section 17.9(c) of this Agreement.

“Borrowing” means the borrowing consisting of the Term Loans made on the Closing Date by the Lenders.

“Business Day” means any day that is not a Saturday, Sunday, or other day on which banks are authorized or required to close in the state of New York, except that, if a determination of a Business Day shall relate to a LIBOR Rate Loan, the term “Business Day” also shall exclude any day on which banks are closed for dealings in Dollar deposits in the London interbank market.

“BXC” means Blackstone Alternative Credit Advisors LP and its Affiliates.

“BXC Entities” means BXC, BX Finco, and shall include, without limitation, each Blackstone Investor, certain funds, accounts and clients (including any warehouse of the foregoing) managed, advised or sub-advised by BXC or BX Finco, as the context may require.

“BXC Representative” means, BXC, and, after the Closing Date, any successor or assign that is a BXC Entity appointed by the previous BXC Entity that fulfilled the role as BXC Representative hereunder, effective after five Business Days’ advance written notice of such appointment to Borrower and the Administrative Agent; provided, that if no Lender under this Agreement is a BXC Entity or if the BXC Entities do not constitute the “Required Lenders”, then “BXC Representative” shall mean a Lender appointed by the Required Lenders and notified to the Administrative Agent to fulfill the role as the BXC Representative with the consent of Borrower or, in the absence of any such appointment, shall mean the Required Lenders.

“BX Finco” means Blackstone Holdings Finance Co. L.L.C. and its Affiliates.

“Capital Expenditures” means, with respect to any Person for any period, the amount of all expenditures by such Person and its Subsidiaries during such period that are capital expenditures as determined in accordance with GAAP, whether such expenditures are paid in cash or financed, but excluding, without duplication (a) with respect to the purchase price of assets that are purchased substantially contemporaneously with the trade-in of existing assets during such period, the amount that the gross amount of such purchase price is reduced by the credit granted by the seller of such assets for the assets being traded in at such time, (b) expenditures made during such period to consummate one or more Permitted Acquisitions, (c) expenditures made in leasehold improvements, to the extent reimbursed by the landlord, (d) expenditures to the extent that they are actually paid for by a third party (excluding any Loan Party or any of its Subsidiaries) and for which no Loan Party or any of its Subsidiaries has provided or is required to provide or incur, directly or indirectly, any consideration or monetary obligation to such third party or any other Person (whether before, during or after such period), (e) the purchase price of equipment that is purchased with insurance proceeds received in respect of equipment subject to a casualty event and (f) property, plant and equipment taken in settlement of accounts.

“Capitalized Lease Obligation” means that portion of the obligations under a Capital Lease that is required to be capitalized in accordance with GAAP.

“Capital Lease” means a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

“Cash Equivalents” means (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within two (2) years from the date of acquisition thereof, (b) marketable direct obligations issued or fully guaranteed by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor’s Rating Group (“S&P”) or Moody’s Investors Service, Inc. (“Moody’s”), (c) commercial paper maturing no more than two hundred seventy (270) days from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody’s, (d) certificates of deposit, time deposits, overnight bank deposits or bankers’ acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States or any state thereof or the District of Columbia or any United States branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $500,000,000, (e) Deposit Accounts maintained with (i) any bank that satisfies the criteria described in clause (d) above, or (ii) any other bank organized under the laws of the United States or any state thereof so long as the full amount maintained with any such other bank is insured by the Federal Deposit Insurance Corporation, (f) repurchase obligations of any commercial bank satisfying the requirements of clause (d) of this definition or of any recognized securities dealer having combined capital and surplus of not less than $500,000,000, having a term of not more than seven (7) days, with respect to securities satisfying the criteria in clauses (a) or (d) above, (g) debt securities with maturities of six (6) months or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the criteria described in clause (d) above, and (h) Investments in money market funds substantially all of whose assets are invested in the types of assets described in clauses (a) through (g) above.

“Cash Management Services” means any cash management or related services including treasury, depository, return items, overdraft, controlled disbursement,  merchant store value cards, e-payables services, electronic funds transfer, interstate depository network, automatic clearing house transfer (including the Automated Clearing House processing of electronic funds transfers through the direct Federal Reserve Fedline system) and other cash management arrangements.

“Change in Law” means the occurrence after the date of this Agreement of:  (a) the adoption or effectiveness of any law, rule, regulation, judicial ruling, judgment or treaty, (b) any change in any law, rule, regulation, judicial ruling, judgment or treaty or in the administration, interpretation, implementation or application by any Governmental Authority of any law, rule, regulation, guideline or treaty, or (c) the making or issuance by any Governmental Authority of any request, rule, guideline or directive, whether or not having the force of law; provided, that notwithstanding anything in this Agreement to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith, and (ii) all requests, rules, guidelines or directives concerning capital adequacy promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities shall, in each case, be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued.

“Change of Control” means that:

(a)     any Person or two or more Persons acting in concert, shall have acquired beneficial ownership, directly or indirectly, of Equity Interests of Parent (or other securities convertible into such Equity Interests) representing thirty-five percent (35%) or more of the combined voting power of all Equity Interests of Parent entitled (without regard to the occurrence of any contingency) to vote for the election of members of the Board of Directors of Parent,

(b)     during any period of twenty-four (24) consecutive months commencing on or after the Closing Date, the occurrence of a change in the composition of the Board of Directors of Parent such that a majority of the members of such Board of Directors are not Continuing Directors,

(c)     Parent fails to own and control, directly or indirectly, one hundred percent (100%) of the Equity Interests of each other Loan Party (except pursuant to transactions otherwise expressly permitted by the Loan Documents), or

(d)     the occurrence of any “Change in Control” as defined in the ABL Credit Agreement or a change of control (or similar event) occurs as it may be defined in the ABL Credit Agreement.

 “Closing Date” means June 8, 2021.

“CMS” means The Centers for Medicare and Medicaid Services of the United States Department of Health and Human Services, and any Governmental Authority successor thereto.

“Collateral” means all assets and interests in assets and proceeds thereof now owned or hereafter acquired by any Loan Party or any of its Subsidiaries in or upon which a Lien is granted by such Person in favor of Collateral Agent or the Lenders under any of the Loan Documents.

“Collateral Agent” means Wilmington Trust, in its capacity as collateral agent for the Lenders and the Agents, and shall include any successor Collateral Agent appointed pursuant to Section 15.9.

“Commitment” means, with respect to each Lender, the amount set forth opposite such Lender’s name in Schedule C-1 directly below the column entitled “Term Loan Commitment”.

“Committed Term Loan Notice” has the meaning specified in Section 2.3.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Compliance Certificate” means a certificate substantially in the form of Exhibit C-1 to this Agreement delivered by the chief financial officer or treasurer of Parent to Administrative Agent and the BXC Representative.

“Confidential Information” has the meaning specified therefor in Section 17.9(a) of this Agreement.

“Consolidated Net Income” means, for Parent and its Subsidiaries (including Cross Country Talent Acquisition Group, L.L.C.) for any period determined on a consolidated basis, the net income (or loss) of Parent and its Subsidiaries for such period but excluding therefrom (to the extent otherwise included therein) (a) any extraordinary gains or losses, and (b) any gains attributable to write-ups of assets.

“Consolidated Total Assets” means, as of any date, the total assets of Parent and its Subsidiaries determined in accordance with GAAP, as of the last day of the fiscal quarter ended immediately prior to the date of such determination for which financial statements have been received by Administrative Agent and the BXC Representative.

“Continuing Director” means (a) any member of the Board of Directors who was a director (or comparable manager) of Parent on the Closing Date, and (b) any individual who becomes a member of the Board of Directors after the Closing Date if such individual was approved, appointed or nominated for election to the Board of Directors by either the Permitted Holders or a majority of the Continuing Directors.

“Contract Consideration” has the meaning specified therefor in the definition of “Excess Cash Flow.”

“Control Agreement” means a control agreement, in form and substance reasonably satisfactory to Collateral Agent and BXC Representative, executed and delivered by a Loan Party or one of its Subsidiaries, Collateral Agent, the ABL Agent and the applicable securities intermediary (with respect to a Securities Account) or bank (with respect to a Deposit Account).

“Copyright Security Agreement” has the meaning specified therefor in the Guaranty and Security Agreement.

“Covered Entity” means any of the following: (a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning assigned thereto in Section 17.15.

“Default” means an event, condition, or default that, with the giving of notice, the passage of time, or both, would be an Event of Default.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Deposit Account” means any deposit account (as that term is defined in the UCC).

“Disqualified Equity Interests” means any Equity Interests that, by their terms (or by the terms of any security or other Equity Interests into which they are convertible or for which they are exchangeable), or upon the happening of any event or condition (a) matures or are mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Term Loans and all other Obligations that are accrued and payable and the termination of the Commitments, if any), (b) are redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests), in whole or in part, (c) provide for the scheduled payments of dividends in cash, or (d) are or become convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests (other than in respect of taxes), in each case, prior to the date that is ninety-one (91) days after the Maturity Date.

“Dollars” or “$” means United States dollars.

“Earn-Outs” means unsecured liabilities of a Loan Party arising under an agreement to make any deferred payment as a part of the Purchase Price for a Permitted Acquisition, including performance bonuses or consulting payments in any related services, employment or similar agreement, in an amount that is subject to or contingent upon the revenues, income, cash flow or profits (or the like) of the target of such Permitted Acquisition.

“EBITDA” means, with respect to any fiscal period and with respect to Parent and its Subsidiaries determined, in each case, on a consolidated basis in accordance with GAAP, an amount equal to the sum of

(a)                  Consolidated Net Income for such period (excluding gains and losses from any sale of assets, other than sales of inventory in the ordinary course of business) plus

(b)                  to the extent deducted in determining Consolidated Net Income for such period, without duplication, (i) Interest Expense for such period, (ii) income tax expense for such period, (iii) depreciation and amortization for such period, (iv) non-cash charges (or minus non-cash gains), including non-cash charges with respect to asset impairment, stock based compensation, adjustments of contingent consideration liabilities (including, but not limited to, adjustments made at the time of payment) and losses on derivatives (other than the write-down of current assets) for such period, (v) fees and expenses in connection with Permitted Acquisitions, permitted issuances of Indebtedness or equity securities and Asset Sales, (vi) expenses pertaining to the replacement of the legacy applicant tracking systems, (vii) fees and expenses incurred in connection with the ABL Credit Agreement, with the Loan Documents or with any other Permitted Indebtedness, and any amendments, waivers, supplements or other modifications thereto and (viii) legal settlements in excess of insurance proceeds, plus

(c)                  integration and restructuring costs, cost savings and synergies that are supported by quality of earnings reports or other reports in form and substance reasonably acceptable to the BXC Representative; provided, that, in any event, the aggregate amount added back pursuant to clauses (b)(v), (b)(vi), (b)(viii) above and this clause (c) shall not exceed, for all charges after the Closing Date, an amount equal to the greater of (A) five and one half percent (5.5%) of EBITDA for such period (determined prior to giving effect to such add-backs) and (B) $5,500,000.

For the purposes of calculating EBITDA for any Reference Period, if at any time during such Reference Period (and after the Closing Date), any Loan Party or any of its Subsidiaries shall have made a Permitted Acquisition, EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto (including pro forma adjustments arising out of events which are directly attributable to such Permitted Acquisition, are factually supportable, and are expected to have a continuing impact, in each case determined on a basis consistent with Article 11 of Regulation S -X promulgated under the Securities Act and as interpreted by the staff of the SEC) or in such other manner acceptable to the BXC Representative as if any such Permitted Acquisition or adjustment occurred on the first day of such Reference Period.  For purposes of calculating EBITDA for any Reference Period, the net income of any Person (other than Parent) in which any Person (other than Parent, any other Loan Party or any director holding qualifying shares in compliance with applicable law) owns an Equity Interest shall be excluded from the net income used for purposes of determining EBITDA of Parent and its Subsidiaries, except to the extent of the amount of dividends or other distributions actually paid to Parent or any other Wholly-Owned Subsidiary by such Person during such period, but in no event to exceed $5,000,000  in any Reference Period.

Notwithstanding the foregoing, for purposes of this Agreement, EBITDA (a) for the fiscal quarter ended June 30, 2020 shall be deemed to be $11,996,376, (b) for the fiscal quarter ended September 30, 2020 shall be deemed to be $9,348,810, (c) for the fiscal quarter ended December 31, 2020 shall be deemed to be $12,369,085 and (d) for the fiscal quarter ended March 31, 2021, shall be deemed to be $28,161,414.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Transferee” means (a) any Lender, any Affiliate of any Lender and any Related Fund of any Lender (including, in the case of any BXC Entity, by and among the BXC Entities); and (ii) (A) any commercial bank organized under the laws of the United States or any state thereof, and having total assets in excess of $1,000,000,000, (B) any savings and loan association or savings bank organized under the laws of the United States or any state thereof, and having total assets in excess of $1,000,000,000, (C) any commercial bank organized under the laws of any other country or a political subdivision thereof; provided that (1) such bank is acting through a branch or agency located in the United States or (2) such bank is organized under the laws of a country that is a member of the Organization for Economic Cooperation and Development or a political subdivision of such country, and having total assets in excess of $1,000,000,000, and (D) any other entity (other than a natural person) that is an “accredited investor” (as defined in Regulation D under the Securities Act) that extends credit or buys loans as one of its businesses including insurance companies, investment or mutual funds and lease financing companies.

“Employee Benefit Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA, whether or not subject to ERISA, (a) that is or within the preceding six (6) years has been sponsored, maintained or contributed to by any Loan Party or ERISA Affiliate or (b) to which any Loan Party or ERISA Affiliate has, or has had at any time within the preceding six (6) years, any liability, contingent or otherwise.

“Environmental Action” means any written complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter, or other written communication from any Governmental Authority, or any third party involving violations of Environmental Laws or releases of Hazardous Materials (a) from any assets, properties, or businesses of Borrower, any Subsidiary of Borrower, or any of their predecessors in interest, (b) from adjoining properties or businesses, or (c) from or onto any facilities which received Hazardous Materials generated by Borrower, any Subsidiary of Borrower, or any of their predecessors in interest.

“Environmental Law” means any applicable federal, state, provincial, foreign or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy, or rule of common law now or hereafter in effect and in each case as amended, or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, in each case, to the extent binding on any Loan Party or any of its Subsidiaries, relating to the environment, the effect of the environment on employee health, or Hazardous Materials, in each case as amended from time to time.

“Environmental Liabilities” means all liabilities, monetary obligations, losses, damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts, or consultants, and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand, or Remedial Action required, by any Governmental Authority or any third party, and which relate to any Environmental Action.

“Environmental Lien” means any Lien in favor of any Governmental Authority for Environmental Liabilities.

“Equipment” means equipment (as that term is defined in the UCC).

“Equity Interests” means, with respect to a Person, all of the shares, options, warrants, interests, participations, or other equivalents (regardless of how designated) of or in such Person, whether voting or nonvoting, including capital stock (or other ownership or profit interests or units), preferred stock, or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act), provided, that, Indebtedness that is convertible into Equity Interests shall not at the same time also be deemed to be Equity Interests, without limiting the treatment of any Equity Interests that arise from the conversion of such Indebtedness as Equity Interests..

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto.

“ERISA Affiliate” means (a) any Person subject to ERISA whose employees are treated as employed by the same employer as the employees of any Loan Party or any of its Subsidiaries under IRC Section 414(b), (b) any trade or business subject to ERISA whose employees are treated as employed by the same employer as the employees of any Loan Party or any of its Subsidiaries under IRC Section 414(c), (c) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any organization subject to ERISA that is a member of an affiliated service group of which any Loan Party or any of its Subsidiaries is a member under IRC Section 414(m), or (d) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any Person subject to ERISA that is a party to an arrangement with any Loan Party or any of its Subsidiaries and whose employees are aggregated with the employees of such Loan Party or its Subsidiaries under IRC Section 414(o).

“Erroneous Payment” has the meaning assigned to it in Section 15.19(a).

“Erroneous Payment Impacted Class” has the meaning assigned to it in Section 15.19(d).

“Erroneous Payment Return Deficiency” has the meaning assigned to it in Section 15.19(d).

“Erroneous Payment Subrogation Rights” has the meaning assigned to it in Section 15.19(d).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” has the meaning specified therefor in Section 8 of this Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as in effect from time to time.

“Excess Cash Flow” shall mean, for any Excess Cash Flow Payment Period, the remainder of (a) the sum of, without duplication, (i) Consolidated Net Income for such period and (ii) the decrease, if any, in Adjusted Consolidated Working Capital from the first day to the last day of such period (but excluding any such decrease in Adjusted Consolidated Working Capital arising from a Permitted Acquisition or dispositions of any Person by Borrower and its Subsidiaries during such period), minus (b) the sum of, without duplication, (i) without duplication of amounts deducted pursuant to clause (ii) below, the aggregate amount of all cash payments made in respect of all Permitted Acquisitions and other Investments (excluding Investments in Cash Equivalents or in Borrower or a Person that, prior to and immediately following the making of such Investment, was and remains a Subsidiary) permitted under Section 6.9 made by Borrower and its Subsidiaries during such period, in each case to the extent financed with Internally Generated Cash, (ii) without duplication of amounts deducted from Excess Cash Flow in prior periods, the aggregate consideration required to be paid in cash by Borrower or any of its Subsidiaries pursuant to binding contracts (the “Contract Consideration”) entered into prior to or during such period relating to Permitted Acquisitions, Investments or Capital Expenditures to be consummated or made during the period of four consecutive fiscal quarters of Borrower following the end of such period; provided that to the extent the aggregate amount of Internally Generated Cash actually utilized to finance such Permitted Acquisitions, Investments or Capital Expenditures during such period of four consecutive fiscal quarters is less than the Contract Consideration, the amount of such shortfall shall be added to the calculation of Excess Cash Flow at the end of such period of four consecutive fiscal quarters, (iii) (A) the aggregate amount of principal payments made pursuant to Section 2.4(d)(i), in each case to the extent paid for with Internally Generated Cash and (B) prepayments and repayments of Term Loans pursuant to Section 2.4(d)(iii) or 2.4(d)(v) to the extent the Asset Sale or Recovery Event giving rise to such prepayment or repayment resulted in an increase to Consolidated Net Income (but not in excess of the amount of such increase), (iv) the portion of transaction costs and expenses related to items (i) through (iii) above paid in cash during such fiscal year not deducted in determining Consolidated Net Income to the extent paid for with Internally Generated Cash and (v) the increase, if any, in Adjusted Consolidated Working Capital from the first day to the last day of such period (but excluding any such increase in Adjusted Consolidated Working Capital arising from a Permitted Acquisition or disposition of any Person by Borrower and/or its Subsidiaries).

“Excess Cash Flow Payment Date” shall mean the date occurring 10 Business Days after the date on which Parent’s annual audited financial statements are required to be delivered pursuant to Schedule 5.1 (commencing with respect to the fiscal year ending on December 31, 2022).

“Excess Cash Flow Payment Period” shall mean, with respect to any Excess Cash Flow Payment Date, the immediately preceding fiscal year of Parent.

“Excluded Subsidiary” means (a) Immaterial Subsidiaries, (b) any Subsidiary of a Loan Party to the extent that the burden or cost (including any potential tax liability) of obtaining a guarantee outweighs the benefit afforded thereby as reasonably determined by Borrower and the BXC Representative, (c) any not-for-profit subsidiary or captive insurance subsidiary, (d) any Subsidiary of a Loan Party that is organized under the laws of any jurisdiction other than the United States, any state, territory or commonwealth thereof or the District of Columbia which is a controlled foreign corporation (as that term is defined in the IRC) in which any Loan Party is a “United States shareholder” within the meaning of Section 951(b) of the IRC and (e) any Subsidiary of a Loan Party in which a Loan Party has an Equity Interest but is not a Wholly-Owned Subsidiary (other than any Wholly-Owned Subsidiary that becomes a non-Wholly-Owned Subsidiary after the Closing Date as a result of (i) the disposition or issuance of Equity Interests of such Subsidiary in either case to a Person that is an Affiliate of Borrower and for materially less than the fair market value of such Equity Interests (as reasonably determined by Borrower), (ii) the issuance of directors’ qualifying shares or (iii) any transaction entered into for the principal purpose of causing such Subsidiary to cease to constitute a Guarantor). Notwithstanding the foregoing, no Subsidiary will be an “Excluded Subsidiary” hereunder if such Subsidiary guarantees or is otherwise liable in respect of any obligations under the ABL Credit Documents.

“Excluded Swap Obligation” means, with respect to any Loan Party, any Swap Obligation if, and to the extent that, all or a portion of the guaranty of such Loan Party of, or the grant by such Loan Party of a security interest to secure, such Swap Obligation (or any guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guaranty of such Loan Party or the grant of such security interest becomes effective with respect to such Swap Obligation.  If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guaranty or security interest is or becomes illegal.

“Excluded Taxes” means (a) any tax imposed on the net income or net profits of any Lender or any Participant (including any branch profits taxes), in each case imposed by the jurisdiction (or by any political subdivision or taxing authority thereof) in which such Lender or such Participant is organized or the jurisdiction (or by any political subdivision or taxing authority thereof) in which such Lender’s or such Participant’s principal office is located in or that is an Other Connection Tax, (b) United States federal withholding taxes that would not have been imposed but for a Lender’s or a Participant’s failure to comply with the requirements of Section 16.2 of this Agreement, (c) any United States federal withholding taxes that would be imposed on amounts payable to a Foreign Lender based upon the applicable withholding rate in effect at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office, other than a designation made at the request of a Loan Party), except that Excluded Taxes shall not include (i) with respect to such United States federal withholding taxes, any amount that pursuant to Section 16.1 of this Agreement was payable either to such Foreign Lender’s assignor immediately before such Foreign Lender became a party hereto or to such Foreign Lender immediately before it changed its lending office, and (ii) additional United States federal withholding taxes that may be imposed after the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office), as a result of a change in law, rule, regulation, treaty, order or other decision or other Change in Law with respect to any of the foregoing by any Governmental Authority (except such United States federal withholding taxes that are otherwise taxes described in clause (b) of this definition of Excluded Taxes), and (d) any United States federal withholding taxes imposed under FATCA.

“Extraordinary Receipts” means any payments received by a Loan Party not in the ordinary course of business (and not consisting of proceeds of Asset Sales or Recovery Events) consisting of (a) proceeds of judgments, proceeds of settlements or other consideration of any kind in connection with any cause of action, (b) indemnity payments (other than to the extent such indemnity payments are (i) immediately payable to a Person that is not an Affiliate of Borrower, or (ii) received by a Loan Party as reimbursement for any payment previously made to such Person), and (c) any purchase price adjustment (other than a working capital adjustment) received in connection with any purchase agreement.  Notwithstanding the foregoing, “Extraordinary Receipts” shall not include the one-time recovery of legal fees in connection with an October 2019 Department of Justice investigation.

“FATCA” means Sections 1471 through 1474 of the IRC, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), and (a) any current or future regulations or official interpretations thereof, (b) any agreements entered into pursuant to Section 1471(b)(1) of the IRC, and (c) any intergovernmental agreement entered into by the United States (or any fiscal or regulatory legislation, rules, or practices adopted pursuant to any such intergovernmental agreement entered into in connection therewith).

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System on such day, as published on the next succeeding Business Day by the Federal Reserve Bank of New York; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the immediately preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) received by Administrative Agent from three federal funds brokers of recognized standing selected by it. If the Federal Funds Rate is less than zero, it shall be deemed to be zero hereunder.

“Fee Letters” means, collectively, (a) the Fee Letter dated as of May 14, 2021, between Blackstone Alternative Credit Advisors LP and Borrower and (b) the Agent Fee Letter.

“Flood Laws” means the National Flood Insurance Act of 1968, Flood Disaster Protection Act of 1973, and related laws, rules and regulations, including any amendments or successor provisions.

“Flow of Funds Agreement” means a pay proceeds authorization letter agreement, dated as of even date with this Agreement, in form and substance reasonably satisfactory to Administrative Agent and the BXC Representative, executed and delivered by Borrower.

“Foreign Lender” means any Lender or Participant that is not a United States person within the meaning of IRC section 7701(a)(30).

“Funded Indebtedness” means, as of any date, Indebtedness of Parent and its Subsidiaries measured on a consolidated basis as of such date, solely consisting of Indebtedness for borrowed money, unreimbursed obligations in respect of drawn letters of credit, the capitalized amount of obligations in respect of Capitalized Leases and Earn-Outs and other obligations to the extent that the amount thereof has been determined and the dates for any payments in respect thereof established.

“Funding Losses” has the meaning specified therefor in Section 2.12(b)(ii) of this Agreement.

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

“Governmental Authority” means the government of any nation or any political subdivision thereof, whether at the national, state, territorial, provincial, county, municipal or any other level, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of, or pertaining to, government (including any supra-national bodies such as the European Union or the European Central Bank).

“Government Reimbursement Program” means (a) Medicare, (b) Medicaid, (c) the Federal Employees Health Benefit Program under 5 U.S.C. §§ 8902 et seq., (d) the program of medical benefits covering former and active members of the uniformed services and certain of their dependents, financed and administered by the United States Department of Defense, Health and Human Services and Transportation, and all laws, rules, regulations, manuals, orders, guidelines or requirements (whether or not having the force of law) pertaining to such program, in each case as the same may be amended, supplemented or otherwise modified from time to time, (e) the Civilian Health and Medical Program of the Department of Veterans Affairs, and all laws, rules, regulations, manuals, orders, guidelines or requirements (whether or not having the force of law) pertaining to such program, in each case as the same may be amended, supplemented or otherwise modified from time to time, or (f) if applicable within the context of this Agreement, any agent, administrator, administrative contractor, intermediary or carrier for any of the foregoing.

“Growth Capital Expenditures” means Investments to build, buy or develop any asset which is intended to be a source of new revenue for the Loan Party and shall exclude (i) all such projects as may be currently underway as of the Closing Date and (ii) such capital expenditures pertaining to any internal use asset (including without limitation the applicant tracking system, all middle-office and back-office technologies) as well as any related mobile or web-based technologies.

“Guarantor” means (a) each Person that guaranties all or a portion of the Obligations, including Borrower and any Person that is a “Guarantor” under the Guaranty and Security Agreement, and (b) each other Person that becomes a guarantor after the Closing Date pursuant to Section 5.11 of this Agreement.

“Guaranty and Security Agreement” means the Guaranty and Security Agreement, dated of even date with this Agreement, in form and substance reasonably satisfactory to Administrative Agent and the BXC Representative,  executed and delivered by each of the Loan Parties to Administrative Agent and Collateral Agent.  For the avoidance of doubt, any Person that is a “Guarantor” at any time under and as defined in the ABL Credit Agreement and any Person that is a “Borrower” at any time under and as defined in the ABL Credit Agreement (other than Parent) shall be a Guarantor hereunder.

“Hazardous Materials” means (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable laws or regulations as “hazardous substances,” “hazardous materials,” “hazardous wastes,” “toxic substances,” or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or “EP toxicity”, (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources, (c) any flammable substances or explosives or any radioactive materials, and (d) asbestos in any form or electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million.

“Health Care Laws” means, collectively, any and all federal, state or local laws, rules, regulations, orders, administrative manuals, guidelines and requirements relating to any of the following: (a) fraud and abuse (including the following statutes, as amended, modified or supplemented from time to time and any successor statutes thereto and regulations promulgated from time to time thereunder:  the federal Anti-Kickback Statute (42 U.S.C. § 1320a-7b(b)), the Stark Law (42 U.S.C. § 1395nn and §1395(q)), the civil False Claims Act (31 U.S.C. § 3729 et seq.), the federal health care program exclusion provisions (42 U.S.C. § 1320a-7), the Civil Monetary Penalties Act (42 U.S.C. § 1320a-7a), and the Medicare Prescription Drug, Improvement, and Modernization Act of 2003 (Pub. L. No. 108-173)); (b) any Government Reimbursement Program; (c) the licensure or regulation of healthcare providers, suppliers, professionals, facilities or payors; (d) the operation of any healthcare facilities or the provision of, or payment for, items or supplies or providing staff for any healthcare facilities; (e) quality, safety certification and accreditation standards and requirements; (f) the billing, coding or submission of claims or collection of accounts receivable or refund of overpayments; (g) HIPAA; (h) the practice of medicine and other health care professions or the organization of medical or professional entities; (i) fee-splitting prohibitions; (j) requirements for maintaining federal, state and local tax-exempt status of any Loan Party; (k) charitable trusts or charitable solicitation laws; (l) health planning or rate-setting laws, including laws regarding certificates of need and certificates of exemption; and (m) any and all other applicable federal, state or local health care laws, rules, codes, regulations, manuals, orders, ordinances, professional or ethical rules, administrative guidance and requirements, as the same may be amended, modified or supplemented from time to time.

“Health Care Permits” means any and all permits, licenses, authorizations, certificates, certificates of need, accreditations and plans of third-party accreditation agencies (such as the Joint Commission for Accreditation of Healthcare Organizations) that are (a) necessary to enable any Loan Party to operate its business, including to provide staff for any health care facility, participate in and receive payment under any Government Reimbursement Program or other Third Party Payor Arrangement, as applicable, or (b) required under any Health Care Law.

“Health Care Proceeding” means any inquiries, investigations, probes, audits, hearings, litigation or proceedings (in each case, whether civil, criminal, administrative or investigative) concerning any alleged or actual non-compliance by any Loan Party with any Health Care Laws or the requirements of any Health Care Permit or Third Party Payor Arrangement or the business affairs, practices, licensing or reimbursement entitlements of any Loan Party (including, without limitation, inquiries involving the Comprehensive Error Rate Testing and any inquiries, investigations, probes, audits or procedures initiated by a Fiscal Intermediary/Medicare Administrator Contractor, a Medicaid Integrity Contractor, a Recovery Audit Contractor, a Program Safeguard Contractor, a Zone Program Integrity Contractor, an Attorney General, the Office of Inspector General, the Department of Justice or any similar governmental agencies or contractors for such agencies).

“Hedge Agreement” means a “swap agreement” as that term is defined in Section 101(53B)(A) of the Bankruptcy Code.

“HIPAA” means (a) the Health Insurance Portability and Accountability Act of 1996; (b) the Health Information Technology for Economic and Clinical Health Act (Title XIII of the American Recovery and Reinvestment Act of 2009); and (c) any state and local laws regulating the privacy and/or security of individually identifiable information, in each case as the same may be amended, modified or supplemented from time to time, any successor statutes thereto, and any and all rules or regulations promulgated from time to time thereunder.

“Immaterial Subsidiary” means any Subsidiary that:

(a)   did not (i) as of the last day of the fiscal quarter of Parent most recently ended for which financial statements are required to be delivered pursuant to Section 5.1 have assets (on an individual basis) with a value in excess of two and one-half percent (2.5%) of the consolidated total assets of Parent and its Subsidiaries on a consolidated basis or (ii) generate EBITDA or revenues (in each case, on an individual basis) for the Reference Period ending on the date referred to in clause (i) above representing in excess of two and one-half percent (2.5%) of EBITDA or revenues in each case, of Parent and its Subsidiaries on a consolidated basis for such Reference Period, and

(b)   did not (i) as of the last day of the fiscal quarter of Parent most recently ended for which financial statements are required to be delivered pursuant to Section 5.1, together with all other Immaterial Subsidiaries, have assets with a value in excess of two and one-half percent (2.5%) of consolidated total assets of Parent and its Subsidiaries on a consolidated basis for the Reference Period ending on the date referred to in clause (i) above, or (ii) generate, together with all other Immaterial Subsidiaries, EBITDA or revenues representing in excess of two and one-half percent (2.5%) of EBITDA or revenues in each case, of Parent and its Subsidiaries on a consolidated basis for such Reference Period;

provided, that, as of the last day of the fiscal month of Parent most recently ended for which financial statements are required to be delivered pursuant to Section 5.1 the consolidated total assets, EBITDA and revenues of all Subsidiaries so designated by Borrower as “Immaterial Subsidiaries” shall have, as of the last day of such fiscal year, exceeded the limits set forth in clause (a) or (b) above, then within thirty (30) days (or such later date as agreed to by the BXC Representative) after the date such financial statements are so delivered (or so required to be delivered), Borrower shall redesignate one or more Immaterial Subsidiaries by written notice to Administrative Agent and the BXC Representative, such that, as a result thereof, the consolidated total assets, EBITDA and revenues of all Subsidiaries that are still designated as “Immaterial Subsidiaries” do not exceed such limits. Upon any such Subsidiary ceasing to be an Immaterial Subsidiary pursuant to the preceding sentence, such Subsidiary shall comply with Section 5.11, to the extent applicable.

“Increase” has the meaning specified therefor in Section 2.14.

“Increase Joinder” has the meaning specified therefor in Section 2.14.

“Incremental Term Facility” has the meaning specified therefor in Section 2.14.

“Indebtedness” as to any Person means (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations in respect of letters of credit, bankers acceptances, or other financial products, (c) all obligations of such Person as a lessee under Capital Leases, (d) all obligations or liabilities of others secured by a Lien on any asset of such Person, irrespective of whether such obligation or liability is assumed, (e) all obligations of such Person to pay the deferred purchase price of assets (other than trade payables incurred in the ordinary course of business and repayable in accordance with customary practices and, for the avoidance of doubt, other than royalty payments payable in the ordinary course of business in respect of non-exclusive licenses) and any earn-out or similar obligations to the extent that the amount thereof has been determined and the dates for any payments in respect thereof established, (f) all monetary obligations of such Person owing under Hedge Agreements (which amount shall be calculated based on the amount that would be payable by such Person if the Hedge Agreement were terminated on the date of determination), (g) any Disqualified Equity Interests of such Person, and (h) any obligation of such Person guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted, or sold with recourse) any obligation of any other Person that constitutes Indebtedness under any of clauses (a) through (g) above.  For purposes of this definition, (i) the amount of any Indebtedness represented by a guaranty or other similar instrument shall be the lesser of the principal amount of the obligations guaranteed and still outstanding and the maximum amount for which the guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Indebtedness, and (ii) the amount of any Indebtedness which is limited or is non-recourse to a Person or for which recourse is limited to an identified asset shall be valued at the lesser of (A) if applicable, the limited amount of such obligations, and (B) if applicable, the fair market value of such assets securing such obligation.

“Indemnified Liabilities” has the meaning specified therefor in Section 10.3 of this Agreement.

“Indemnified Person” has the meaning specified therefor in Section 10.3 of this Agreement

“Indemnified Taxes” means, (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by, or on account of any obligation of, any Loan Party under any Loan Document, and (b) to the extent not otherwise described in the foregoing clause (a), Other Taxes.

“Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other state or federal bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

“Intercompany Subordination Agreement” means an intercompany subordination agreement, dated of even date with this Agreement, executed and delivered by each Loan Party and each of its Subsidiaries, and Administrative Agent, the form and substance of which is reasonably satisfactory to Administrative Agent and the BXC Representative.

“Intercreditor Agreement” means that certain Intercreditor Agreement dated as of June 8, 2021, by and between Wells Fargo Bank, National Association, as First Lien Agent, and Wilmington Trust, National Association, as Second Lien Agent, as amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.

“Interest Expense” means, for any period, the aggregate of the interest expense of Parent and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Interest Period” means, with respect to each LIBOR Rate Loan, a period commencing on the date of the making of such LIBOR Rate Loan (or the continuation of a LIBOR Rate Loan or the conversion of a Base Rate Loan to a LIBOR Rate Loan) and ending one (1) month thereafter; provided, that (i) interest shall accrue at the applicable rate based upon the LIBOR Rate from and including the first day of each Interest Period to, but excluding, the day on which any Interest Period expires, (ii) any Interest Period that would end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the immediately preceding Business Day, (iii) with respect to an Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period), the Interest Period shall end on the last Business Day of the calendar month that is one (1) month after the date on which the Interest Period began, as applicable, and (d) Borrower may not elect an Interest Period which will end after the Maturity Date.

“Internally Generated Cash” shall mean cash generated from Parent and its Subsidiaries’ (but, as to Subsidiaries of Parent, only to the extent that such cash is held by or distributed to a Loan Party) operations, borrowings under the ABL Credit Agreement or borrowings under any other revolving credit line and not representing (i) a reinvestment by Borrower or any Subsidiaries of the Net Sale Proceeds of any Asset Sale or Net Insurance Proceeds of any Recovery Event, (ii) the proceeds of any issuance of any Equity Interests or any Indebtedness of Borrower or any Subsidiary (but, as to Subsidiaries, only to the extent that such cash is held by or distributed to a Loan Party)  or (iii) any credit received by Parent or any Subsidiary (but, as to Subsidiaries, only to the extent that such cash is held by or distributed to a Loan Party) with respect to any trade-in of property for substantially similar property or any “like kind exchange” of assets.

“Inventory” means inventory (as that term is defined in the UCC).

“Investment” means, with respect to any Person, any investment by such Person in any other Person (including Affiliates) in the form of loans, guarantees, advances, capital contributions (excluding (a) commission, travel, and similar advances to officers and employees of such Person made in the ordinary course of business, and (b) bona fide accounts receivable arising in the ordinary course of business), or acquisitions of Indebtedness, Equity Interests, or all or substantially all of the assets of such other Person (or of any division or business line of such other Person), and any other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.  The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustment for increases or decreases in value, or write-ups, write-downs, or write-offs with respect to such Investment.

“IRC” means the Internal Revenue Code of 1986, as in effect from time to time.

“Lender” has the meaning set forth in the preamble to this Agreement, and shall include any other Person made a party to this Agreement pursuant to the provisions of Section 13.1 of this Agreement and “Lenders” means each of the Lenders or any one or more of them.

“Lender Group” means each of the Lenders and each Agent, or any one or more of them.

“Lender Group Expenses” means all (a) costs or expenses (including taxes and insurance premiums) required to be paid by any Loan Party or any of its Subsidiaries under any of the Loan Documents that are paid, advanced, or incurred by the Lender Group, (b) reasonable and documented out-of-pocket fees or charges paid or incurred by any Agent or the BXC Representative in connection with the Lender Group’s transactions with each Loan Party and any of its Subsidiaries under any of the Loan Documents, including photocopying, notarization, couriers and messengers, telecommunication, public record searches, filing fees, recording fees, publication, payroll tax monitoring services, the Platform, real estate surveys, real estate title policies and endorsements, and environmental audits, (c) each Agent’s and the BXC Representative’s customary fees and charges imposed or incurred in connection with any background checks or OFAC/PEP searches related to any Loan Party or any of its Subsidiaries, (d) Administrative Agent’s customary fees and charges (as adjusted from time to time) with respect to the disbursement of funds (or the receipt of funds) to or for the account of Borrower (whether by wire transfer or otherwise), together with any reasonable and documented out-of-pocket costs and expenses incurred in connection therewith, (e) customary charges imposed or incurred by Administrative Agent resulting from the dishonor of checks payable by or to any Loan Party, (f) reasonable and documented out-of-pocket costs and expenses paid or incurred by the Lender Group to correct any default or enforce any provision of the Loan Documents, or during the continuance of an Event of Default, in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated, (g) [reserved], (h) each Agent’s, the BXC Representative’s and each Lenders’ reasonable and documented costs and expenses (including reasonable and documented attorneys’ fees and expenses limited to: (i) one counsel (and one local counsel in each relevant jurisdiction and one special counsel in each reasonably necessary specialty area) for the Agents, (ii) one additional counsel (and one local counsel in each relevant jurisdiction) to the Lenders and the BXC Representative, and (iii) in the case of a conflict of interest, one additional counsel for each affected Lender), relative to third party claims or any other lawsuit or adverse proceeding paid or incurred, whether in enforcing or defending the Loan Documents or otherwise in connection with the transactions contemplated by the Loan Documents, Administrative Agent’s Liens in and to the Collateral, or the Lender Group’s relationship with any Loan Party or any of its Subsidiaries, (i) the Agents and the BXC Representative’s reasonable and documented costs and expenses (including reasonable and documented attorneys’ fees and due diligence expenses limited to (i) one counsel (and one local counsel in each relevant jurisdiction and one special counsel in each reasonably necessary specialty area) for the Agents, (ii) one additional counsel (and one local counsel in each relevant jurisdiction) to the Lenders and the BXC Representative, and (iii) in the case of a conflict of interest, one additional counsel for each affected Lender) incurred in advising, structuring, drafting, reviewing, administering (including travel, meals, and lodging), or amending, waiving, or modifying the Loan Documents, and (j) each Agent’s, the BXC Representative’s and each Lender’s reasonable and documented costs and expenses (including reasonable and documented attorneys, accountants, consultants, and other advisors fees and expenses) incurred in terminating, enforcing (including attorneys, accountants, consultants, and other advisors fees and expenses incurred in connection with a “workout,” a “restructuring,” or an Insolvency Proceeding concerning any Loan Party or any of its Subsidiaries or in exercising rights or remedies under the Loan Documents), or defending the Loan Documents, irrespective of whether a lawsuit or other adverse proceeding is brought, or in taking any enforcement action or any Remedial Action with respect to the Collateral; provided, that (A) with respect to Lender Group Expenses, Agents, the BXC Representative and Lenders shall be entitled to reimbursement for no more than: (1) one counsel (and one local counsel in each relevant jurisdiction and one special counsel in each reasonably necessary specialty area) for the Agents, (2) one additional counsel (and one local counsel in each relevant jurisdiction) for the Lenders and the BXC Representative, and (3) in the case of a conflict of interest, one additional counsel for each affected Lender, and (B) the Loan Parties shall not be liable for reimbursing any such legal fees to the extent arising from any dispute solely among Lenders other than (1) any claims against any Lender or any Lender-Related Person  or any Agent in its capacity or in fulfilling its role as an Agent or the BXC Representative, arranger, agent or any similar role and (2) any claims to the extent arising from any act or omission on the part of any Loan Party or any of its Subsidiaries or Affiliates.

“Lender Group Representatives” has the meaning specified therefor in Section 17.9 of this Agreement.

“Lender-Related Person” means, with respect to any Lender, such Lender, together with such Lender’s Affiliates, officers, directors, employees, attorneys, agents, advisors, representatives, controlling persons and members.

“LIBOR Deadline” has the meaning specified therefor in Section 2.12(b)(i) of this Agreement.

“LIBOR Option” has the meaning specified therefor in the definition of Applicable Margin.

“LIBOR Rate” means the rate per annum as published by ICE Benchmark Administration Limited on the applicable Bloomberg screen page (or any successor page or other commercially available source as Administrative Agent may designate from time to time) as of 11:00 a.m., London time, two (2) Business Days prior to the commencement of the requested Interest Period, for a term equal to such Interest Period (whether as an initial LIBOR Rate Loan or as a continuation of a LIBOR Rate Loan or as a conversion of a Base Rate Loan to a LIBOR Rate Loan) by Borrower in accordance with this Agreement (and, if any such published rate is below 0.75%, then the LIBOR Rate shall be deemed to be 0.75%).  Each determination of the LIBOR Rate shall be made by Administrative Agent and shall be conclusive in the absence of manifest error.

“LIBOR Rate Loan” means each portion of the Term Loans that bears interest at a rate determined by reference to the LIBOR Rate.

“LIBOR Rate Margin” means the LIBOR Rate Margin, as defined in the definition of the term “Applicable Margin.”

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, charge, deposit arrangement, encumbrance, easement, lien (statutory or other), security interest, or other security arrangement and any other preference, priority, or preferential arrangement of any kind or nature whatsoever, including any conditional sale contract or other title retention agreement, the interest of a lessor under a Capital Lease and any synthetic or other financing lease having substantially the same economic effect as any of the foregoing.

“Loan Documents” means this Agreement, the Control Agreements, the Fee Letters, the Guaranty and Security Agreement, the Intercompany Subordination Agreement, any Copyright Security Agreements, any Patent Security Agreements, any Trademark Security Agreements, the Intercreditor Agreement, any note or notes executed by Borrower in connection with this Agreement and payable to any member of the Lender Group, and any other instrument or agreement entered into, now or in the future, by any Loan Party or any of its Subsidiaries and any member of the Lender Group in connection with this Agreement.

“Loan Party” means Borrower or any Guarantor.

“Margin Stock” as defined in Regulation U of the Board of Governors as in effect from time to time.

“Material Adverse Effect” means (a) a material adverse effect in the business, results of operations, assets, liabilities or financial condition of the Loan Parties and their Subsidiaries, taken as a whole, (b) a material impairment of the Loan Parties’ ability to perform their obligations under the Loan Documents to which they are parties or of the Lender Group’s ability to enforce the Obligations or realize upon the Collateral (other than as a result of an action taken or not taken that is solely in the control of Administrative Agent), or (c) a material impairment of the enforceability or priority of Collateral Agent’s Liens with respect to all or a material portion of the Collateral.

“Maturity Date” means June 8, 2027.

“Medicaid” means, collectively, the healthcare assistance program established by Title XIX of the Social Security Act (42 U.S.C. §§ 1396 et seq.) and any statutes succeeding thereto, and all laws, rules, regulations, manuals, orders, guidelines or requirements (whether or not having the force of law) pertaining to such program, including all state statutes and plans for medical assistance enacted in connection with such program, in each case as the same may be amended, supplemented or otherwise modified from time to time.

“Medicare” means, collectively, the health insurance program for the aged and disabled established by Title XVIII of the Social Security Act (42 U.S.C. §§ 1395 et seq.) and any statutes succeeding thereto, and all laws, rules, regulations, manuals, orders, guidelines or requirements (whether or not having the force of law) pertaining to such program, in each case as the same may be amended, supplemented or otherwise modified from time to time.

“Moody’s” has the meaning specified therefor in the definition of Cash Equivalents.

“Multiemployer Plan” means any multiemployer plan within the meaning of Section 3(37) or 4001(a)(3) of ERISA with respect to which any Loan Party or ERISA Affiliate has an obligation to contribute or has any liability, contingent or otherwise or could be assessed withdrawal liability assuming a complete withdrawal from any such multiemployer plan.

“Net Debt Proceeds” shall mean, with respect to any incurrence of Indebtedness for borrowed money, an amount in cash equal to the gross cash proceeds received by the respective Person from such incurrence, net of underwriting discounts, commissions, fees and other costs of, and expenses associated with, such incurrence.

“Net Insurance Proceeds” shall mean, with respect to any Recovery Event, an amount in cash equal to the gross cash proceeds received by the respective Person in connection with such Recovery Event, net of (i) costs of, and expenses associated with, such Recovery Event (including any costs incurred by Borrower or any of its Subsidiaries in connection with the adjustment, settlement or collection of any claims of Borrower or such Subsidiary in respect thereof), (ii) any taxes paid or payable as a result of such Recovery Event (including Borrower’s good faith estimate of any incremental income taxes that will be payable as a result of such Recovery Event, including pursuant to tax sharing arrangements or any tax distributions) and (iii) required payments of any Indebtedness or other obligations (other than the Term Loans, loans under the ABL Credit Agreement and Indebtedness secured on a pari passu or junior basis to the Term Loans) which are secured by the assets which were the subject of such Recovery Event or would be in default under the terms thereof as a result of such theft, loss, physical destruction, damage, taking or similar event underlying such Recovery Event.

“Net Sale Proceeds” shall mean, with respect to any Asset Sale (including, without limitation, any cash or Cash Equivalents received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), an amount in cash equal to the gross cash proceeds (including any cash received by way of deferred payment pursuant to a promissory note, receivable or otherwise, but only as and when received) received from such Asset Sale, net of (i) costs of, and expenses associated with, such Asset Sale (including fees and commissions), (ii) any taxes paid or payable as a result of such Asset Sale (including Borrower’s good faith estimate of any incremental income taxes that will be payable as a result of such Asset Sale, including pursuant to tax sharing arrangements or any tax distributions, and Taxes payable in connection with the repatriation of funds required to make any related mandatory repayment pursuant to Section 2.4(d)), (iii) payments of unassumed liabilities relating to the assets sold and required payments of any Indebtedness or other obligations (other than the Term Loans, loans under the ABL Credit Agreement and Indebtedness secured on a pari passu or junior basis to the Term Loans) which are secured by the assets which were sold or would be in default under the terms thereof as a result of such Asset Sale, (iv) amounts provided as a reserve in accordance with GAAP against any liabilities under any indemnification obligation or purchase price adjustment associated with such Asset Sale (provided that to the extent and at the time any such amounts are released from such reserve to Borrower or any of its Subsidiaries, such amounts shall constitute Net Sale Proceeds) and (v) cash escrows from the sale price for such Asset Sale (provided that to the extent and at the time any such amounts are released from escrow to Borrower or any of its Subsidiaries, such amounts shall constitute Net Sale Proceeds).

“Notification Event” means (a) the occurrence of a “reportable event” described in Section 4043 of ERISA for which the thirty (30) day notice requirement has not been waived by applicable regulations issued by the PBGC, (b) the withdrawal of any Loan Party or ERISA Affiliate from a Pension Plan during a plan year in which it was a “substantial employer” as defined in Section 4001(a)(2) of ERISA, (c) the termination of a Pension Plan, the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination, under Section 4041 of ERISA, if the plan assets are not sufficient to pay all plan liabilities, (d) the institution of proceedings to terminate, or the appointment of a trustee with respect to, any Pension Plan by the PBGC or any Pension Plan or Multiemployer Plan administrator, (e) any other event or condition that would constitute grounds under Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan, (f) the imposition of a Lien pursuant to the IRC or ERISA in connection with any Employee Benefit Plan or the existence of any facts or circumstances that could reasonably be expected to result in the imposition of a Lien, (g) the partial or complete withdrawal of any Loan Party or ERISA Affiliate from a Multiemployer Plan (other than any withdrawal that would not constitute an Event of Default under Section 8.11), (h) any event or condition that results in the reorganization or insolvency of a Multiemployer Plan under Sections of ERISA, (i) any event or condition that results in the termination of a Multiemployer Plan under Section 4041A of ERISA or the institution by the PBGC of proceedings to terminate or to appoint a trustee to administer a Multiemployer Plan under ERISA, (j) any Pension Plan being in “at risk status” within the meaning of IRC Section 430(i), (k) any Multiemployer Plan being in “endangered status” or “critical status” within the meaning of IRC Section 432(b) or the determination that any Multiemployer Plan is or is expected to be insolvent or in reorganization within the meaning of Title IV of ERISA, (l) with respect to any Pension Plan, any Loan Party or ERISA Affiliate incurring a substantial cessation of operations within the meaning of ERISA Section 4062(e), (m) an “accumulated funding deficiency” within the meaning of the IRC or ERISA (including Section 412 of the IRC or Section 302 of ERISA) or the failure of any Pension Plan or Multiemployer Plan to meet the minimum funding standards within the meaning of the IRC or ERISA (including Section 412 of the IRC or Section 302 of ERISA), in each case, whether or not waived, (n) the filing of an application for a waiver of the minimum funding standards within the meaning of the IRC or ERISA (including Section 412 of the IRC or Section 302 of ERISA) with respect to any Pension Plan or Multiemployer Plan, (o) the failure to make by its due date a required payment or contribution with respect to any Pension Plan or Multiemployer Plan, (p) any event that results in or could reasonably be expected to result in a liability by a Loan Party pursuant to Title I of ERISA or the excise tax provisions of the IRC relating to Employee Benefit Plans or any event that results in or could reasonably be expected to result in a liability to any Loan Party or ERISA Affiliate pursuant to Title IV of ERISA or Section 401(a)(29) of the IRC, or (q) any of the foregoing is reasonably likely to occur in the following thirty (30) days.

“Obligations” means all loans (including the Term Loans), debts, principal, interest (including any interest that accrues after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), Erroneous Payment Subrogation Rights, premiums (including prepayment premiums), liabilities, obligations (including indemnification obligations), fees (including the fees provided for in the Fee Letters) and Lender Group Expenses (including any fees or expenses that accrue after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding) owing by any Loan Party arising out of, under, pursuant to, in connection with, or evidenced by this Agreement or any of the other Loan Documents, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all other expenses or other amounts that any Loan Party is required to pay or reimburse by the Loan Documents or by law or otherwise in connection with the Loan Documents; provided that, anything to the contrary contained in the foregoing notwithstanding, the Obligations shall exclude any Excluded Swap Obligation.  Without limiting the generality of the foregoing, the Obligations of Borrower under the Loan Documents include the obligation to pay (i) the principal of the Term Loans, (ii) interest accrued on the Term Loans, (iii) Lender Group Expenses, (iv) fees payable under this Agreement or any of the other Loan Documents, and (v) indemnities and other amounts payable by any Loan Party under any Loan Document.  Any reference in this Agreement or in the Loan Documents to the Obligations shall include all or any portion thereof and any extensions, modifications, renewals, or alterations thereof, both prior and subsequent to any Insolvency Proceeding.

“OFAC” means The Office of Foreign Assets Control of the U.S. Department of the Treasury.

“Organization Documents” means, with respect to any Person, the certificate or articles of incorporation, by-laws, or other organizational documents of such Person.

“Originating Lender” has the meaning specified therefor in Section 13.1(e) of this Agreement.

“Other Connection Taxes” means, with respect to any Lender or Participant, taxes imposed as a result of a present or former connection between such Lender or Participant and the jurisdiction imposing such Tax (other than connections arising from such Lender or such Participant having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Term Loan or Loan Document).

“Other Taxes” means all present or future stamp, court, excise, value added, or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

“Parent” has the meaning specified therefor in the preamble to this Agreement.

“Participant” has the meaning specified therefor in Section 13.1(e) of this Agreement.

“Participant Register” has the meaning set forth in Section 13.1(i) of this Agreement.

“Patent Security Agreement” has the meaning specified therefor in the Guaranty and Security Agreement.

“Patriot Act” has the meaning specified therefor in Section 4.13 of this Agreement.

“Payment Conditions” means, at the time of determination with respect to any specified transaction or payment, the following conditions, which shall be certified in writing to the BXC Representative (in form and substance reasonably satisfactory to the BXC Representative, including, the case of clause (c) below, reasonably detailed calculations with respect thereto): (a) as of the date of any such transaction or payment, and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing; (b) (i) as of the date of any such transaction or payment, and after giving effect thereto, the Excess Availability (as defined in the ABL Credit Agreement) for the immediately preceding thirty (30) consecutive day period shall be not less than the greater of (A) fifteen percent (15.0%) of the Loan Cap (as defined in the ABL Credit Agreement) or (B) $12,000,000 and (ii) as of the date of any such transaction or payment and after giving effect thereto, on a pro forma basis using the most recent calculation of the Borrowing Base (as defined in the ABL Credit Agreement) immediately prior to any such transaction or payment, the Excess Availability (as defined in the ABL Credit Agreement) shall be not less than the greater of such amounts and (c) as of the date of any such transaction or payment, and after giving effect thereto on a pro forma basis, the Total Net Leverage Ratio as of the last date of the four fiscal quarter period for which financial statements have been delivered pursuant to Section 5.1 shall not exceed 5.00:1.00.

“Payment Recipient” has the meaning assigned to it in Section 15.19(a).

“PBGC” means the Pension Benefit Guaranty Corporation or any successor agency.

“Pension Plan” means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to the provisions of Title IV or Section 302 of ERISA or Sections 412 or 430 of the IRC sponsored, maintained, or contributed to by any Loan Party or ERISA Affiliate or to which any Loan Party or ERISA Affiliate has any liability, contingent or otherwise.

“Perfection Certificate” means a certificate in the form of Exhibit P-1 to this Agreement.

“Permitted Acquisition” means any Acquisition so long as:

(a)   no Default or Event of Default shall have occurred and be continuing or would result immediately from the consummation of the proposed Acquisition,

(b)   no Indebtedness will be incurred, assumed, or would exist with respect to any Loan Party or any of its Subsidiaries as a result of such Acquisition, other than Permitted Indebtedness, and no Liens will be incurred, assumed, or would exist with respect to the assets of any Loan Party or any of its Subsidiaries as a result of such Acquisition other than Permitted Liens,

(c)   [reserved],

(d)   Borrower has provided Administrative Agent and the BXC Representative with its due diligence package, including upon the BXC Representative’s request, forecasted balance sheets, profit and loss statements, and cash flow statements of the target, all prepared on a basis consistent with such target’s historical financial statements, together with appropriate supporting details and a statement of underlying assumptions for the one (1) year period following the date of the proposed Acquisition, on a quarter by quarter basis), in form and substance (including as to scope and underlying assumptions) reasonably satisfactory to the BXC Representative,

(e)   such Acquisition shall not be hostile, shall have been approved by the Board of Directors or other governing body of the Person whose Equity Interests or assets are proposed to be acquired to the extent required by the governing documents of the Person whose Equity Interests (as will be defined in the Loan Documents) or assets are proposed to be acquired or by applicable law and such person shall not have announced that it will oppose such acquisition or shall not have commenced any action which alleges that such acquisition will violate applicable law,

(f)    the assets being acquired or the target whose stock is being acquired did not have negative EBITDA in excess of negative $1,000,000 during the twelve (12) month consecutive period most recently concluded prior to the date of the proposed acquisition,

(g)    Borrower have provided Administrative Agent and the BXC Representative with written notice of the proposed Acquisition at least fifteen (15) Business Days prior to the anticipated closing date of the proposed Acquisition and, not later than five (5) Business Days prior to the anticipated closing date of the proposed Acquisition, copies of the acquisition agreement and other material documents relative to the proposed Acquisition, which agreement and documents must be reasonably acceptable to the BXC Representative,

(h)   the assets being acquired (other than an amount of assets that is not material in relation to Borrower’s and its Subsidiaries’ total assets), or the target, are useful in or engaged in, as applicable, the business of the Loan Parties and their Subsidiaries or a business reasonably related, similar or ancillary thereto,

(i)    the assets being acquired (other than an amount of assets that is not material in relation to Borrower’s and its Subsidiaries; total assets) are located within the United States or the target  and its subsidiaries being acquired are organized in a jurisdiction located within the United States,

(j)    the subject assets or Equity Interests, as applicable, are being acquired directly by a Loan Party, and, in connection therewith, the applicable Loan Party shall have provided such documents and instruments as requested by Administrative Agent or BXC Representative to perfect Collateral Agent’s security interest therein, and

(k)   as of the date of such acquisition and after giving effect thereto, each of the Payment Conditions is satisfied.

“Permitted Dispositions” means:

(a)    sales, abandonment, or other dispositions of Equipment that is substantially worn, damaged, or obsolete or no longer used in the ordinary course of business and leases or subleases of Real Property not useful in the conduct of the business of the Loan Parties and their Subsidiaries,

(b)   sales or other dispositions of Inventory in the ordinary course of business,

(c)    the use or transfer of money or Cash Equivalents in a manner that is not prohibited by the terms of this Agreement or the other Loan Documents,

(d)   the (i) granting of licenses or sublicenses, on a non-exclusive basis, of patents, trademarks, copyrights, and other intellectual property rights in the ordinary course of business or (ii) assignment of intellectual property from Parent or any of its Subsidiaries to any Loan Party,

(e)   the granting of Permitted Liens,

(f)    the sale, transfer for value, assignment, disposition or discount, in each case without recourse, of accounts receivable (other than Eligible Accounts (as defined in the ABL Credit Agreement), including Eligible Unbilled Accounts (as defined in the ABL Credit Agreement) arising in the ordinary course of business, but only in connection with the compromise or collection thereof,

(g)   any involuntary loss, damage or destruction of property,

(h)   any involuntary condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, or confiscation or requisition of use of property,

(i)    the leasing or subleasing of assets of any Loan Party or any of its Subsidiaries in the ordinary course of business, and any extension, modification or termination of any existing leases pursuant to the terms of such leases,

(j)    (i) the lapse, sale, transfer for value (including the licensing on an exclusive or non-exclusive basis)  of registered patents, trademarks, copyrights and other intellectual property of any Loan Party or any of its Subsidiaries to the extent not economically desirable in the conduct of its business, or (ii) the abandonment of patents, trademarks, copyrights, or other intellectual property rights in the ordinary course of business, provided, that, in each case under clauses (i) and (ii), such lapse, sale, transfer or abandonment shall not adversely affect the ability of Collateral Agent in any material respect to exercise its rights or remedies with respect to the Collateral,

(k)   the making of Restricted Payments that are expressly permitted to be made pursuant to this Agreement,

(l)    the making of Permitted Investments,

(m)(i)  the sale, disposition, or transfer of assets by Parent or any of its Subsidiaries to a Subsidiary of Parent that is a Loan Party or (ii) the sale, disposition, or transfer of assets by a Subsidiary of Parent that is not a Loan Party to another Subsidiary of Parent,

(n)   the disposition of shares of Equity Interests of any Subsidiary in order to qualify members of the governing body of such Subsidiary if required by applicable law, and

(o)   the sale of any assets by any Loan Party or any of its Subsidiaries (other than Equity Interests of Borrower or Intellectual Property), provided, that, as to any such sale each of the following conditions is satisfied: (i) as of the date of any such sale and after giving effect thereto, no Default or Event of Default exists or has occurred and is continuing, (ii) to the extent that the assets sold include any Accounts (as defined in the ABL Credit Agreement) and the Loan Party has complied with the applicable requirements of the ABL Credit Agreement, (A) Administrative Agent shall have received a new Borrowing Base Certificate (as defined in the ABL Credit Agreement) reflecting that such Accounts (as defined in the ABL Credit Agreement) are no longer included in the Borrowing Base (as defined in the ABL Credit Agreement) and (B) after giving effect to such sale, Excess Availability (as defined in the ABL Credit Agreement) shall be not less than the greater of fifteen percent (15%) of the Loan Cap (as defined in the ABL Credit Agreement) or $12,000,000, (iii) such sale is on terms and conditions no less favorable to such Loan Party or Subsidiary, as applicable, than would reasonably be obtained by it at that time in a comparable arm’s-length transaction with a Person other than an Affiliate, and such Loan Party or Subsidiary, as applicable, receives at least the fair market value of the assets so sold, (iv) in the case of any single transaction (or series of related transactions) that involves assets or Equity Interests having a fair market value of more than $2,750,000, at least seventy-five percent (75%) of the consideration received by such Loan Party or Subsidiary, as applicable, shall be in the form of cash, Cash Equivalents or, subject to the proviso below, non-cash consideration in the form set forth below and is paid at the time of the closing of such sale; provided, that, (A) for purposes of this clause (iv), the following shall be deemed to be cash:  (1) any liabilities (as shown on its most recent balance sheet provided hereunder or in the footnotes thereto) of such Loan Party or its Subsidiaries (other than liabilities that are by their terms subordinated to the Obligations), as applicable, that are assumed by the transferee with respect to the applicable disposition and for which such Loan Party or Subsidiary, as applicable, shall have been validly released by all applicable creditors in writing, and (2) any securities received by such Loan Party or Subsidiary, as applicable, from such transferee that are converted by such Loan Party or Subsidiary, as applicable, into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received in the conversion) within one hundred eighty (180) days following the closing of the applicable asset sale, and (B) all non-cash consideration received by Loan Parties and its Subsidiaries (including in the form described in clause (A) of this clause (iv)) in all of such asset sales shall not have an aggregate fair market value in excess of $5,500,000 (with the fair market value of each item of non-cash consideration being measured at the time received and without giving effect to subsequent changes in value), (v) the aggregate fair market value of all assets sold as permitted under this clause (o) shall not exceed five percent (5.0%) of the Consolidated Total Assets as of the last day of the fiscal quarter immediately prior to the Closing Date and (vi) the Net Sale Proceeds thereof shall be subject to Section 2.4(d)(iii).

“Permitted Indebtedness” means:

(a)   (i) Indebtedness in respect of the Obligations, and (ii) Indebtedness incurred pursuant to the terms of the ABL Credit Agreement in an aggregate principal amount not to exceed the Maximum Priority First Lien Debt (as defined in the Intercreditor Agreement) and any Refinancing Indebtedness in respect of such Indebtedness,

(b)    Indebtedness as of the Closing Date set forth on Schedule 4.14 to this Agreement and any Refinancing Indebtedness in respect of such Indebtedness,

(c)   Permitted Purchase Money Indebtedness and any Refinancing Indebtedness in respect of such Indebtedness,

(d)   Indebtedness arising in connection with the endorsement of instruments or other payment items for deposit,

(e)   Indebtedness consisting of unsecured guarantees incurred in the ordinary course of business with respect to surety and appeal bonds, performance bonds, bid bonds, appeal bonds, completion guarantee and similar obligations,

(f)    (i) Acquired Indebtedness (other than Acquired Indebtedness permitted under clause (f)(ii) hereof) in a principal amount not to exceed $5,500,000 outstanding at any one time, and (ii) Acquired Indebtedness to the extent that such Indebtedness and any related obligations are secured by Cash Collateral that such payee thereof may apply to such Indebtedness and obligations in the event that there is a default in respect of such Acquired Indebtedness without other conditions or limitations or the payee thereof has received a letter of credit in form and substance satisfactory to it payable to such payee as beneficiary that the payee may draw on in the event that there is a default in respect of such Acquired Indebtedness without other conditions or limitations,

(g)   Indebtedness incurred in the ordinary course of business under performance, surety, statutory, or appeal bonds,

(h)   the incurrence by any Loan Party or any of its Subsidiaries of Indebtedness under Hedge Agreements that is incurred for the bona fide purpose of hedging the interest rate, commodity, or foreign currency risks associated with such Loan Party’s or such Subsidiary’s operations and not for speculative purposes,

(i)    Indebtedness incurred in the ordinary course of business in respect of credit cards, credit card processing services, debit cards, stored value cards, commercial cards (including so-called “purchase cards”, “procurement cards” or “p-cards”), or Cash Management Services,

(j)    unsecured Indebtedness of any Loan Party owing to employees, former employees, former officers, directors, or former directors (or any spouses, ex-spouses, or estates of any of the foregoing) incurred in connection with the repurchase or redemption by such Loan Party of the Equity Interests of Parent that has been issued to such Persons, so long as (i) no Default or Event of Default has occurred and is continuing or would result immediately from the incurrence of such Indebtedness, (ii) the aggregate amount of all such Indebtedness outstanding at any one time does not exceed $2,750,000, and (iii) such Indebtedness is subordinated in right of payment to the Obligations on terms and conditions reasonably acceptable to the BXC Representative,

(k)   contingent liabilities in respect of any indemnification obligation, adjustment of purchase price, non-compete, or similar obligation of any Loan Party incurred in connection with the consummation of one or more Permitted Acquisitions,

(l)    Indebtedness constituting Permitted Investments,

(m) Indebtedness arising pursuant to Permitted Intercompany Advances,

(n)   unsecured Indebtedness incurred in respect of netting services, overdraft protection, and other like services, in each case, incurred in the ordinary course of business,

(o)   unsecured Indebtedness of any Loan Party or any of its Subsidiaries in respect of Earn-Outs owing to sellers of assets or Equity Interests to such Loan Party or its Subsidiaries that is incurred in connection with the consummation of one or more Permitted Acquisitions,

(p)   [reserved], and

(q)   any other unsecured Indebtedness incurred by any Loan Party or any of its Subsidiaries in an aggregate outstanding amount not to exceed $5,500,000 at any one time.

“Permitted Intercompany Advances” means loans or guarantees made by (a) a Loan Party to another Loan Party, (b) a Subsidiary of a Loan Party that is not a Loan Party to another Subsidiary of a Loan Party that is not a Loan Party, (c) a Subsidiary of a Loan Party that is not a Loan Party to a Loan Party, so long as the parties thereto are party to the Intercompany Subordination Agreement, and (d) a Loan Party to a Subsidiary of a Loan Party that is not a Loan Party so long as the aggregate amount of all such loans or guarantees permitted under this clause (d), together with other Investments in such Subsidiary that is not a Loan Party, does not in the aggregate exceed $5,500,000 outstanding at any one time.

“Permitted Investments” means:

(a)   Investments in cash and Cash Equivalents,

(b)   Investments in negotiable instruments deposited or to be deposited for collection in the ordinary course of business,

(c)   advances made in connection with purchases of goods or services in the ordinary course of business,

(d)   Investments received in settlement of amounts due to any Loan Party or any of its Subsidiaries effected in the ordinary course of business or owing to any Loan Party or any of its Subsidiaries as a result of Insolvency Proceedings involving an account debtor or upon the foreclosure or enforcement of any Lien in favor of a Loan Party or its Subsidiaries,

(e)   Investments owned by any Loan Party or any of its Subsidiaries on the Closing Date and set forth on Schedule P-1 to this Agreement,

(f)    guarantees permitted under the definition of Permitted Indebtedness,

(g)   Permitted Intercompany Advances,

(h)   Equity Interests or other securities acquired in connection with the satisfaction or enforcement of Indebtedness or claims due or owing to a Loan Party or its Subsidiaries (in bankruptcy of customers or suppliers or otherwise outside the ordinary course of business) or as security for any such Indebtedness or claims,

(i)    deposits of cash made in the ordinary course of business to secure performance of operating leases,

(j)    (i) non-cash loans and advances to employees, officers, and directors of a Loan Party or any of its Subsidiaries for the purpose of purchasing Equity Interests in Parent so long as the proceeds of such loans are used in their entirety to purchase such Equity Interests in Parent, and (ii) loans and advances to employees and officers of a Loan Party or any of its Subsidiaries in the ordinary course of business for any other business purpose and in an aggregate amount not to exceed $550,000 at any one time,

(k)   Permitted Acquisitions,

(l)    Investments in the form of capital contributions and the acquisition of Equity Interests made by any Loan Party in any other Loan Party,

(m) Investments resulting from entering into (i) any one or more of the following financial products or accommodations: (A) credit cards (including commercial cards (including so-called “purchase cards”, “procurement cards” or “p-cards”)), (B) payment card processing services, (C) debit cards, (D) stored value cards, (E) Cash Management Services, or (F) transactions under Hedge Agreements, or (ii) agreements relative to obligations permitted under clauses (h) and (i) of the definition of Permitted Indebtedness,

(n)   equity Investments by any Loan Party in any Subsidiary of such Loan Party which is required by law to maintain a minimum net capital requirement or as may be otherwise required by applicable law,

(o)   Investments received as consideration for the sale or the disposition of assets pursuant to any Permitted Dispositions,

(p)   other Investments made in Subsidiaries that are not Wholly-Owned Subsidiaries or in other joint ventures or any other Investments made by any Loan Party or any of its Subsidiaries, provided, that, the aggregate amount of all such Investments under this clause (p) shall not exceed $5,500,000 at any time outstanding, and

(q)   other Investments with cash or Cash Equivalents, so long as on the date of any such Investment and after giving effect thereto, each of the Payment Conditions is satisfied.

“Permitted Liens” means:

(a)   (i) Liens granted to, or for the benefit of, Collateral Agent to secure the Obligations, and (ii) Liens granted to, or for the benefit of, the ABL Agent to secure the Obligations (as defined in the ABL Credit Agreement),

(b)   Liens for unpaid taxes, assessments, or other governmental charges or levies that either (i) are not yet delinquent, or (ii) are the subject of Permitted Protests,

(c)   judgment Liens arising solely as a result of the existence of judgments, orders, or awards that do not constitute an Event of Default under Section 8.3 of this Agreement,

(d)   Liens set forth on Schedule P-2 to this Agreement; provided, that to qualify as a Permitted Lien, any such Lien described on Schedule P-2 to this Agreement shall only secure the Indebtedness that it secures on the Closing Date and any Refinancing Indebtedness in respect thereof,

(e)   the interests of lessors under operating leases and non-exclusive licensors under license agreements,

(f)    purchase money Liens on fixed assets or the interests of lessors under Capital Leases to the extent that such Liens or interests secure Permitted Purchase Money Indebtedness and so long as (i) such Lien attaches only to the fixed asset purchased or acquired and the proceeds thereof, and (ii) such Lien only secures the Indebtedness that was incurred to acquire the fixed asset purchased or acquired or any Refinancing Indebtedness in respect thereof,

(g)   Liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, or suppliers, incurred in the ordinary course of business and not in connection with the borrowing of money, and which Liens either (i) are for sums not yet delinquent, or (ii) are the subject of Permitted Protests,

(h)   Liens on amounts deposited to secure Parent’s and its Subsidiaries’ obligations in connection with worker’s compensation or other unemployment insurance and other social security laws or regulations,

(i)    Liens on amounts deposited to secure Parent’s and its Subsidiaries’ obligations in connection with the making or entering into of bids, tenders, or leases in the ordinary course of business and not in connection with the borrowing of money,

(j)    Liens on amounts deposited to secure Parent’s and its Subsidiaries’ reimbursement obligations with respect to surety or appeal bonds obtained in the ordinary course of business,

(k)   with respect to any Real Property, easements, rights of way, and zoning restrictions that do not materially interfere with or impair the use or operation thereof,

(l)    non-exclusive licenses of patents, trademarks, copyrights, and other intellectual property rights in the ordinary course of business,

(m) Liens that are replacements of Permitted Liens to the extent that the original Indebtedness is the subject of permitted Refinancing Indebtedness and so long as the replacement Liens only encumber those assets that secured the original Indebtedness,

(n)   rights of setoff or bankers’ liens upon deposits of funds in favor of banks or other depository institutions, solely to the extent incurred in connection with the maintenance of such Deposit Accounts in the ordinary course of business,

(o)   Liens granted in the ordinary course of business on the unearned portion of insurance premiums securing the financing of insurance premiums to the extent the financing is permitted under the definition of Permitted Indebtedness,

(p)   Liens solely on any cash earnest money deposits made by a Loan Party or any of its Subsidiaries in connection with any letter of intent or purchase agreement with respect to a Permitted Acquisition,

(q)   Liens assumed by any Loan Party or any of its Subsidiaries in connection with a Permitted Acquisition that secure Acquired Indebtedness that is Permitted Indebtedness, and

(r)    other Liens which do not secure Indebtedness for borrowed money or letters of credit and as to which the aggregate amount of the obligations secured thereby does not exceed $2,750,000, provided, that, no Accounts shall be subject to such Lien.

“Permitted Protest” means the right of any Loan Party or any of its Subsidiaries to protest any Lien (other than any Lien that secures the Obligations), taxes (other than payroll taxes or taxes that are the subject of a United States federal tax lien), or rental payment; provided, that (a) a reserve with respect to such obligation is established on such Loan Party’s or its Subsidiaries’ books and records in such amount as is required under GAAP, and (b) any such protest is instituted promptly and prosecuted diligently by such Loan Party or its Subsidiary, as applicable, in good faith.

“Permitted Purchase Money Indebtedness” means, as of any date of determination, Indebtedness (other than the Obligations, but including Capitalized Lease Obligations), incurred after the Closing Date and at the time of, or within ninety (90) days after, the acquisition of any fixed assets for the purpose of financing all or any part of the acquisition cost thereof, in an aggregate principal amount outstanding at any one time not in excess of $4,400,000.

“Person” means natural persons, corporations, limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

“Platform” has the meaning specified therefor in Section 17.9(c) of this Agreement.

“Prepayment Premium” means respect to the Term Loans prepaid on any given date (other than prepayments made pursuant to Sections 2.4(d)(iii), (iv), (v), or (vi)) an amount equal to the applicable percentage for such date in accordance with the table set forth below, multiplied by the principal amount of the Term Loans prepaid on such date (it being understood, for the avoidance of doubt, that all Prepayment Premium payments will be accompanied by payment of the principal being prepaid and all corresponding interest and other amounts then due):

Prepayment Occurring	Applicable Prepayment Premium Percentage
After the Closing Date to and including the first (1st) anniversary of the Closing Date	3.0%
After the first (1st) anniversary of the Closing Date to and including the second (2nd) anniversary of the Closing Date.	1.0%
After the second (2nd) anniversary of the Closing Date.	0.0%

“Prime Rate” shall mean the rate of interest last quoted by The Wall Street Journal (or another national publication reasonably selected by the Administrative Agent) as the “Prime Rate” in the U.S. or, if The Wall Street Journal (or such other publication) ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as reasonably determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as reasonably determined by the Administrative  Agent).

“Projections” means Parent’s forecasted (a) balance sheets, (b) profit and loss statements, and (c) cash flow statements, all prepared on a basis consistent with Parent’s historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.

“Pro Rata Share” means, with respect to any Lender, the percentage obtained by dividing (a) the outstanding principal amount of the Term Loans owing to such Lender (including under any Incremental Term Facility) by (b) the aggregate outstanding principal amount of the Term Loans owing to all of the Lenders hereunder.

“Public Lender” has the meaning specified therefor in Section 17.9(c) of this Agreement.

“Purchase Price” means, with respect to any Acquisition, an amount equal to the aggregate consideration, whether cash, property or securities (including the fair market value of any Equity Interests of Parent issued in connection with such Acquisition and including the maximum amount of Earn-Outs), paid or delivered by a Loan Party or one of its Subsidiaries in connection with such Acquisition (whether paid at the closing thereof or payable thereafter and whether fixed or contingent), but excluding therefrom (a) any cash of the seller and its Affiliates used to fund any portion of such consideration, and (b) any cash or Cash Equivalents acquired in connection with such Acquisition.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. § 5390(c)(8)(D).

“QFC Credit Support” has the meaning assigned thereto in Section 17.15.

“Qualified Equity Interests” means and refers to any Equity Interests issued by Borrower (and not by one or more of its Subsidiaries) that is not a Disqualified Equity Interest.

“Record” means information that is inscribed on a tangible medium or that is stored in an electronic or other medium and is retrievable in perceivable form.

“Recovery Event” shall mean the receipt by Borrower or any of its Subsidiaries of any cash insurance proceeds or condemnation awards payable (i) by reason of theft, loss, physical destruction, damage, taking or any other similar event with respect to any property or assets of Borrower or any of its Subsidiaries (but not by reason of any loss of revenues or interruption of business or operations caused thereby) and (ii) under any policy of insurance required to be maintained under Section 5.6, in each case to the extent such proceeds or awards do not constitute reimbursement or compensation for amounts previously paid by Borrower or any of its Subsidiaries in respect of any such event.

“Reference Period” means, at any time, the most recently ended four (4) consecutive fiscal quarters of Parent (in each case taken as one accounting period) for which financial statements have been required to be delivered pursuant to Section 5.1(a), or, as of the Closing Date, the most recent financial statements delivered prior to the Closing Date.

“Refinancing Indebtedness” means Indebtedness of any Loan Party arising after the Closing Date issued in exchange for, or the proceeds of which are used to extend, refinance, replace or substitute for other Indebtedness (such extended, refinanced, replaced or substituted Indebtedness, the “Refinanced Obligations”) to the extent permitted hereunder; provided, that:

(a)    the principal amount of such Refinancing Indebtedness shall not exceed the principal amount of the Refinanced Obligations (plus the amount of reasonable refinancing fees and expenses incurred in connection therewith), any prepayment premiums and any accrued interest on account thereof;

(b)    such Refinancing Indebtedness shall have a final maturity that is no earlier than the final maturity of the Refinanced Obligations;

(c)    such Refinancing Indebtedness shall have a Weighted Average Life to Maturity not less than the Weighted Average Life to Maturity of the Refinanced Obligations;

(d)    such Refinancing Indebtedness shall rank in right of payment no more senior than, and be subordinated (if subordinated) to the Obligations on terms, taken as a whole, no less favorable in any material respect to the Loan Parties than the Refinanced Obligations;

(e)    if the Refinanced Obligations or any guarantees thereof are unsecured, such Refinancing Indebtedness and any guarantees thereof shall be unsecured;

(f)    if the Refinanced Obligations or any guarantees thereof are secured, such Refinancing Indebtedness and any guarantees thereof shall be secured in all material respects by substantially the same or less collateral as secured such Refinanced Obligations or any guarantees thereof (or substitutions or replacements of such collateral so replaced or substituted as permitted in accordance with this Agreement), on terms, taken as a whole, no less favorable in any material respect to Collateral Agent or the Lenders;

(g)    if the Refinanced Obligations or any guarantees thereof are secured, the Liens to secure such Refinancing Indebtedness shall not have a priority more senior than the Liens securing the Refinanced Obligations and if subordinated to any other Liens on such property, shall be subordinated to Collateral Agent’s Liens on terms and conditions, taken as a whole, no less favorable in any material respect

(h)    if the Refinanced Obligations or any guarantees thereof are subordinated to any Indebtedness of a Loan Party other than the Obligations, such Refinancing Indebtedness and any guarantees thereof shall be subordinated to the Obligations on terms (including intercreditor terms), taken as a whole, no less favorable in any material respect to Administrative Agent or Lenders;

(i)    the obligors who are Loan Parties in respect of the Refinanced Obligations immediately prior to such refinancing, refunding, extending, renewing or replacing thereof shall be the only obligors who are Loan Parties on such Refinancing Indebtedness;

(j)    if all or a portion of the Refinancing Obligations or any guarantees thereof are in respect of the Obligations (as defined in the ABL Credit Agreement), the terms and conditions of any such Refinancing Indebtedness shall comply with any applicable terms of the Intercreditor Agreement; and

(k)    the terms and conditions (excluding as to pricing, premiums and optional prepayment or redemption provisions) of any such Refinancing Indebtedness, taken as a whole, are not more restrictive in any material respect with respect to the Loan Parties and their Subsidiaries, than the terms and conditions of the Refinanced Obligations.

“Register” has the meaning set forth in Section 13.1(h) of this Agreement.

“Registered Loan” has the meaning set forth in Section 13.1(h) of this Agreement.

“Rejection Notice” has the meaning set forth in Section 2.4(d)(vii).

“Related Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course and that is administered, advised or managed by (a) a Lender, (b) an Affiliate of a Lender, or (c) an entity or an Affiliate of an entity that administers, advises or manages a Lender.

“Related Person” means, with respect to any Person, such Person’s Affiliates, officers, directors, employees, attorneys and agents.

“Remedial Action” means all actions taken to (a) clean up, remove, remediate, contain, treat, monitor, assess, evaluate, or in any way address Hazardous Materials in the indoor or outdoor environment, (b) prevent or minimize a release or threatened release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (c) restore or reclaim natural resources or the environment, (d) perform any pre-remedial studies, investigations, or post-remedial operation and maintenance activities, or (e) conduct any other actions with respect to Hazardous Materials required by Environmental Laws.

“Replacement Lender” has the meaning specified therefor in Section 2.13(b) of this Agreement.

“Required Lenders” means, at any time, Lenders having or holding more than fifty percent (50%) of the aggregate Term Loans.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Restricted Payment” means (a) any declaration or payment of any dividend or the making of any other payment or distribution, directly or indirectly, on account of Equity Interests issued by Parent or any of its Subsidiaries (including any payment in connection with any merger or consolidation involving Parent) or to the direct or indirect holders of Equity Interests issued by Parent or any of its Subsidiaries in their capacity as such (other than (i) dividends or distributions payable in Qualified Equity Interests issued by Parent or any of its Subsidiaries or (ii) payments in respect of Taxes paid on behalf of employees or directors in respect of share-based compensation awards), or (b) any purchase, redemption, making of any sinking fund or similar payment, or other acquisition or retirement for value (including in connection with any merger or consolidation involving Parent) any Equity Interests issued by Parent or any of its Subsidiaries, or (c) any making of any payment to retire, or to obtain the surrender of, any outstanding warrants, options, or other rights to acquire Equity Interests of Parent now or hereafter outstanding.

“Sanctioned Entity” means (a) a country or territory or a government of a country or territory, (b) an agency of the government of a country or territory, (c) an organization directly or indirectly controlled by a country or territory or its government, or (d) a Person resident in or determined to be resident in a country or territory, in each case of clauses (a) through (d) that is a target of Sanctions, including a target of any country sanctions program administered and enforced by OFAC.

“Sanctioned Person” means, at any time (a) any Person named on the list of Specially Designated Nationals and Blocked Persons maintained by OFAC, OFAC’s consolidated Non-SDN list or any other Sanctions-related list maintained by any Governmental Authority, (b) a Person or legal entity that is a target of Sanctions, (c) any Person operating, organized or resident in a Sanctioned Entity, or (d) any Person directly or indirectly owned or controlled (individually or in the aggregate) by or acting on behalf of any such Person or Persons described in clauses (a) through (c) above.

“Sanctions” means individually and collectively, respectively, any and all economic sanctions, trade sanctions, financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes anti-terrorism laws and other sanctions laws, regulations or embargoes, including those imposed, administered or enforced from time to time by:  (a) the United States of America, including those administered by OFAC, the U.S. Department of State, the U.S. Department of Commerce, or through any existing or future executive order, (b) the United Nations Security Council, (c) the European Union or any European Union member state, (d) Her Majesty’s Treasury of the United Kingdom, or (d) any other Governmental Authority with jurisdiction over any member of Lender Group or any Loan Party or any of their respective Subsidiaries or Affiliates.

“S&P” has the meaning specified therefor in the definition of Cash Equivalents.

“SEC” means the United States Securities and Exchange Commission and any successor thereto.

“Securities Account” means a securities account (as that term is defined in the UCC).

“Securities Act” means the Securities Act of 1933, as amended from time to time, and any successor statute.

“Solvent” means, with respect to any Person as of any date of determination, that (a) at fair valuations, the sum of such Person’s debts (including contingent liabilities) is less than all of such Person’s assets, (b) such Person is not engaged or about to engage in a business or transaction for which the remaining assets of such Person are unreasonably small in relation to the business or transaction or for which the property remaining with such Person is an unreasonably small capital, (c) such Person has not incurred and does not intend to incur, or reasonably believe that it will incur, debts beyond its ability to pay such debts as they become due (whether at maturity or otherwise), and (d) such Person is “solvent” or not “insolvent”, as applicable within the meaning given those terms and similar terms under applicable laws relating to voidable transfers, fraudulent transfers and conveyances.  For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).

“Specified Events of Default” means any Event of Default described in any of Sections 8.1, 8.2 (but only with respect to clauses (b), (c), (d), and (e) of Schedule 5.2 to this Agreement), 8.4, 8.5 or 8.7 (but only with respect to representations in Section 4.1(a)).

“Subordinated Indebtedness” means any Indebtedness of any Loan Party or any of its Subsidiaries incurred from time to time that is subordinated in right of payment to the Obligations and is subject to a subordination agreement or contains terms and conditions of subordination that are acceptable to the BXC Representative.

“Subsidiary” of a Person means a corporation, partnership, limited liability company, or other entity in which that Person directly or indirectly owns or controls the Equity Interests having ordinary voting power to elect a majority of the Board of Directors of such corporation, partnership, limited liability company, or other entity.

“Supported QFC” has the meaning assigned thereto in Section 17.15.

“Swap Obligation” means, with respect to any Loan Party, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Taxes” means any taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein, and all interest, penalties or similar liabilities with respect thereto.

“Term Loans” means the term loans made on the Closing Date pursuant to Section 2.1, and shall include any term loans made pursuant to any Incremental Term Facility, as context requires.

“Third Party Payor” means (a) a commercial medical insurance company, health maintenance organization, professional provider organization or other third party payor that reimburses providers for services provided to healthcare providers or individual patients, (b) a nonprofit medical insurance company (such as the Blue Cross, Blue Shield entities), and (c) an Account Debtor making payments under a Government Reimbursement Program.

“Total Net Leverage Ratio” shall mean, at any time, the ratio of (x) Funded Indebtedness at such time less the unrestricted cash and Cash Equivalents included on the consolidated balance sheet of Parent and its Subsidiaries at such time (in an aggregate amount not to exceed $25,000,000) to (y) EBITDA of Parent and its Subsidiaries on a consolidated basis as of the last day of the fiscal quarter of Parent most recently ended for which financial statements are required to be delivered pursuant to Section 5.1.

“Trademark Security Agreement” has the meaning specified therefor in the Guaranty and Security Agreement.

“UCC” means the New York Uniform Commercial Code, as in effect from time to time.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unfinanced Capital Expenditures”  means Capital Expenditures (a) not financed with the proceeds of any incurrence of Indebtedness (other than the incurrence of any Revolving Loans (as defined under the ABL Credit Agreement) incurred in accordance with the ABL Credit Agreement), the proceeds of any sale or issuance of Equity Interests or equity contributions, the proceeds of any asset sale (other than the sale of Inventory in the ordinary course of business) or any insurance proceeds, and (b) that are not reimbursed by a third person (excluding any Loan Party or any of its Affiliates) in the period such expenditures are made pursuant to a written agreement.

“United States” means the United States of America.

“U.S. Special Resolution Regimes” has the meaning assigned thereto in Section 17.15.

“Voidable Transfer” has the meaning specified therefor in Section 17.8 of this Agreement.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:  (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (b) the then outstanding principal amount of such Indebtedness.

“Wholly-Owned Subsidiary” shall mean, as to any Person, (i) any corporation one hundred percent (100%) of whose Equity Interests is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person, other than for Equity Interests owned by any director holding qualifying shares as required by applicable law and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person owns one hundred percent (100%) of the Equity Interests at such time.

“Wilmington Trust” has the meaning specified therefor in the preamble to this Agreement.

“Withdrawal Liability” means liability with respect to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

“WSG Acquisition” means the acquisition of the WSG Assets by Parent pursuant to the WSG Acquisition Documents.

“WSG Assets” means the “Purchased Assets” as such term is defined in the WSG Acquisition Agreement as in effect on the Amendment No. 3 Effective Date.

“WSG Acquisition Agreement” means the Asset Purchase Agreement, dated as of June 8, 2021, by and among the WSG Sellers, Parent, and Pamela Jung, as Owner.

“WSG Acquisition Documents” means (a) the WSG Acquisition Agreement and (b) all material agreements, documents and instruments, including all schedules and exhibits thereto, at any time executed and/or delivered in connection therewith.

“WSG Sellers” means (a) Workforce Solutions Group, Incorporated, a California corporation, (b) Health Talent Strategies, Inc., a California corporation and (c) Talent Strategies, Inc., a California corporation.

“Yield” means, with respect to any Term Loan, on any date of determination as calculated by the Required Lenders, (a) any interest rate margin (giving effect to any amendments to the Applicable Margin on the Term Loans made on the Closing Date that becomes effective subsequent to the Closing Date but prior to the applicable date of determination), (b) increases in interest rate floors (but only to the extent that an increase in the interest rate floor with respect to Term Loans made on the Closing Date would cause an increase in the interest rate then in effect at the time of determination hereunder, and, in such case, then the interest rate floor (but not the interest rate margin solely for determinations under this clause (b)) applicable to such Term Loans made on the Closing Date shall be increased to the extent of such differential between interest rate floors), (c) original issue discount and (d) upfront fees paid generally to all Persons providing such Term Loan (with original issue discount and upfront fees being equated to interest based on the shorter of (x) the Weighted Average Life to Maturity of such Term Loans and (y) four years), but exclusive of any arrangement, commitment, structuring, call protection, underwriting, amendment or similar fee, whether or not paid generally to all Persons providing such Term Loans.

1.2               Accounting Terms.  All accounting terms not specifically defined herein shall be construed in accordance with GAAP; provided, that if Borrower notifies Administrative Agent and the BXC Representative that Borrower requests an amendment to any provision hereof to eliminate the effect of any Accounting Change occurring after the Closing Date or in the application thereof on the operation of such provision (or if Administrative Agent or the BXC Representative notifies Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such Accounting Change or in the application thereof, then the BXC Representative and Borrower agree that they will negotiate in good faith amendments to the provisions of this Agreement that are directly affected by such Accounting Change with the intent of having the respective positions of the Lenders and Borrower after such Accounting Change conform as nearly as possible to their respective positions immediately before such Accounting Change took effect and, until any such amendments have been agreed upon and agreed to by the Required Lenders, the provisions in this Agreement shall be calculated as if no such Accounting Change had occurred.  When used herein, the term “financial statements” shall include the notes and schedules thereto.  Whenever the term “Parent” is used in respect of a financial covenant or a related definition, it shall be understood to mean Parent and its Subsidiaries on a consolidated basis, unless the context clearly requires otherwise.  Notwithstanding anything to the contrary contained herein, (a) all financial statements delivered hereunder shall be prepared, and all financial covenants contained herein shall be calculated, without giving effect to any election under the Statement of Financial Accounting Standards Board’s Accounting Standards Codification Topic 825 (or any similar accounting principle) permitting a Person to value its financial liabilities or Indebtedness at the fair value thereof, and (b) the term “unqualified opinion” as used herein to refer to opinions or reports provided by accountants shall mean an opinion or report that is (i) unqualified, and (ii) does not include any explanation, supplemental comment, or other comment concerning the ability of the applicable Person to continue as a going concern or concerning the scope of the audit (in each case, other than with respect to, or resulting from, an upcoming maturity date under any Indebtedness or any potential inability to satisfy any financial maintenance covenant on a future date or in a future period). Notwithstanding any other provision contained herein, any obligation of any Person that would have been treated as an operating lease for purposes of GAAP as of December 14, 2018 (whether or not such obligation was in effect on such date) shall be accounted for as an operating lease for purposes of the Loan Documents, notwithstanding any actual or proposed change in GAAP (whether on a prospective or retroactive basis) after such date and shall not be treated as Indebtedness or a Capitalized Lease

1.3               UCC.  Any terms used in this Agreement that are defined in the UCC shall be construed and defined as set forth in the UCC unless otherwise defined herein; provided, that to the extent that the UCC is used to define any term herein and such term is defined differently in different Articles of the UCC, the definition of such term contained in Article 9 of the UCC shall govern.

1.4               Construction.  Unless the context of this Agreement or any other Loan Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and  “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.”  The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Loan Document, as the case may be.  Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified.  Any reference in this Agreement or in any other Loan Document to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein).  The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties.  Any reference herein or in any other Loan Document to the satisfaction, repayment, or payment in full of the Obligations shall mean (a) the payment or repayment in full in immediately available funds of (i) the principal amount of, and interest accrued and unpaid with respect to, all outstanding Term Loans, together with the payment of any premium applicable to the repayment of the Term Loans, (ii) all Lender Group Expenses that have accrued and are unpaid regardless of whether demand has been made therefor, and (iii) all fees or charges that have accrued hereunder or under any other Loan Document and are unpaid, and (b) the receipt by Collateral Agent of cash collateral in order to secure any other contingent Obligations for which a claim or demand for payment has been made on or prior to such time or in respect of matters or circumstances known to Administrative Agent or a Lender at such time that are reasonably expected to result in any loss, cost, damage, or expense (including attorneys’ fees and legal expenses), such cash collateral to be in such amount as the BXC Representative reasonably determines is appropriate to secure such contingent Obligations.  Any reference herein to any Person shall be construed to include such Person’s successors and assigns.  Any requirement of a writing contained herein or in any other Loan Document shall be satisfied by the transmission of a Record.

1.5               Time References.  Unless the context of this Agreement or any other Loan Document clearly requires otherwise, all references to time of day refer to Eastern standard time or Eastern daylight saving time, as in effect in New York, New York on such day.  For purposes of the computation of a period of time from a specified date to a later specified date, unless otherwise expressly provided, the word “from” means “from and including” and the words “to” and “until” each means “to and including”; provided, that with respect to a computation of fees or interest payable to Administrative Agent or any Lender, such period shall in any event consist of at least one full day.

1.6               Schedules and Exhibits.  All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

1.7               Divisions.  For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

1.8        Rates; LIBOR Notification. The interest rate on LIBOR Rate Loans and Base Rate Loans (when determined by reference to clause (c) of the definition of Base Rate) is determined by reference to the LIBOR Rate, which is derived from the London interbank offered rate.  The London interbank offered rate is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market.  On March 5, 2021, ICE Benchmark Administration (“IBA”), the administrator of the London interbank offered rate, and the Financial Conduct Authority (the “FCA”), the regulatory supervisor of IBA, announced in public statements (the “Announcements”) that the final publication or representativeness date for the London interbank offered rate for Dollars for: (a) 1-week and 2-month tenor settings will be December 31, 2021 and (b) overnight, 1-month, 3-month, 6-month and 12-month tenor settings will be June 30, 2023.  No successor administrator for IBA was identified in such Announcements.  As a result, it is possible that commencing immediately after such dates, the London interbank offered rate for such tenors may no longer be available or may no longer be deemed a representative reference rate upon which to determine the interest rate on LIBOR Rate Loans or Base Rate Loans (when determined by reference to clause (c) of the definition of Base Rate).  There is no assurance that the dates set forth in the Announcements will not change or that IBA or the FCA will not take further action that could impact the availability, composition or characteristics of any London interbank offered rate. Public and private sector industry initiatives have been and continue, as of the date hereof, to be underway to implement new or alternative reference rates to be used in place of the London interbank offered rate.  In the event that the London interbank offered rate or any other then-current Benchmark is no longer available or in certain other circumstances set forth in Section 2.12(e), such Section 2.12(e) provides a mechanism for determining an alternative rate of interest. The Administrative Agent will notify the Borrower, pursuant to Section 2.12(e), of any change to the reference rate upon which the interest rate on LIBOR Rate Loans and Base Rate Loans (when determined by reference to clause (c) of the definition of Base Rate) is based.  However, the Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, (i) the administration of, submission of, calculation of or any other matter related to the London interbank offered rate or other rates in the definition of “LIBOR Rate” or with respect to any alternative, comparable or successor rate thereto, or replacement rate thereof (including any then-current Benchmark or any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement reference rate (including any Benchmark Replacement), as it may or may not be adjusted pursuant to Section 2.12(e), will be similar to, or produce the same value or economic equivalence of, London interbank offered rate or any other Benchmark, or have the same volume or liquidity as did the London interbank offered rate or any other Benchmark prior to its discontinuance or unavailability, or (ii) the effect, implementation or composition of any Benchmark Replacement Conforming Changes.  Furthermore, the Administrative Agent shall not be under any obligation (i) to monitor, determine or verify the unavailability or cessation of the LIBOR Rate (or any other applicable benchmark), or whether or when there has occurred, or to give notice to any other transaction party of the occurrence of (except as directed by the Required Lenders or the BXC Representative), any termination date relating to the LIBOR Rate, (ii) to select determine or designate any alternative rate, or other successor or replacement benchmark index, or whether any conditions to the designation of such a rate have been satisfied, (iii) to select, determine or designate any other modifier to any alternative rate or (iv) to determine whether or what alternative rate changes are necessary or advisable, if any, in connection with any of the foregoing.  The Administrative Agent shall not be liable for any inability, failure or delay on its part to perform any of its duties set forth in this Agreement as a result of the unavailability of the LIBOR Rate (or any other applicable benchmark) and absence of a designated replacement benchmark, including as a result of any inability, delay, error or inaccuracy on the part of the Required Lenders or the BXC Representative in providing any direction, instruction, notice or information required or contemplated by the terms of this Agreement and reasonably required for the performance of such duties.

2.            TERM LOANS AND TERMS OF PAYMENT.

2.1               Term Loans.  Subject to the terms and express conditions set forth herein, each Lender severally agrees to make a Term Loan to Borrower on the Closing Date in Dollars in an aggregate principal amount equal to its Commitment.  Amounts repaid or prepaid in respect of Term Loans may not be reborrowed.  The Commitments will terminate in full upon the making of the Term Loans referred to above.

2.2              Reserved.

2.3              Borrowing Procedures and Settlements.

(a)      Procedure for Borrowing Term Loans.  The Borrowing shall be made by a written request by an authorized person of Borrower in the form attached as Exhibit B-1 hereto (the “Committed Term Loan Notice”) delivered to Administrative Agent by electronic communication (including Adobe pdf file) or facsimile and received by Administrative Agent no later than 12:00 p.m. (i) on the Business Day prior to the Closing Date, in the case of a request for a Base Rate Loan, and (ii) on the Business Day that is three (3) Business Days prior to the Closing Date for a LIBOR Rate Loan, in each case specifying (A) the amount of such Borrowing, (B) whether such Borrowing is to be borrowed at the LIBOR Option or the Base Rate Option, (C) in the case of a borrowing at the LIBOR Option, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period,” and (D) the wiring information of the applicable Borrower’s account to which funds are to be disbursed, which shall be set forth in the Flow of Funds Agreement.

(b)      Notation.  Consistent with Section 13.1(h), Administrative Agent, as a non-fiduciary agent for Borrower, shall maintain a Register showing the principal amount and stated interest of the Term Loans owing to each Lender, and the interests therein of each Lender, from time to time and such Register shall, absent manifest error, conclusively be presumed to be correct and accurate.

2.4              Payments; Reductions of Commitments; Prepayments.

(a)     Payments by Borrower.

(i)        Except as otherwise expressly provided herein, all payments by Borrower shall be made to Administrative Agent’s Account for the account of the Lender Group and shall be made in Dollars and in immediately available funds, no later than 1:30 p.m. on the date specified herein.  Any payment received by Agent in immediately available funds in Administrative Agent’s Account later than 1:30 p.m. shall (unless, in the Administrative Agent’s sole discretion Administrative Agent elects to credit it on the date received) be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue until such following Business Day. If any payment to be made by Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be; provided that, if such extension of time would cause payment of interest on or principal of LIBOR Rate Loans to be made in the next succeeding calendar month, such payment shall be made on the immediately preceding Business Day.

(ii)        Unless Borrower or any Lender has notified the Administrative Agent, prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that Borrower or such Lender, as the case may be, will not make such payment, the Administrative Agent may assume that Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto.  If and to the extent that such payment was not in fact made to the Administrative Agent in immediately available funds, then:

(A)        if Borrower failed to make such payment, then the applicable Lender agrees to pay to the Administrative Agent forthwith on demand the portion of such assumed payment that was made available to such Lender in immediately available funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in immediately available funds at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, it being understood that nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or Borrower may have against any Lender as a result of any default by such Lender hereunder; and

(B)        if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in immediately available funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to Borrower to the date such amount is recovered by the Administrative Agent (the “Compensation Period”) at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.  When such Lender makes payment to the Administrative Agent (together with all accrued interest thereon), then such payment amount (excluding the amount of any interest which may have accrued and been paid in respect of such late payment) shall constitute such Lender’s Term Loan included in the applicable Borrowing.  If such Lender does not pay such amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent may make a demand therefor upon Borrower, and Borrower shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at the interest rate applicable to such Term Loan.  Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or Borrower may have against any Lender as a result of any default by such Lender hereunder.

A notice of the Administrative Agent to any Lender or Borrower with respect to any amount owing under this Section 2.4(a)(ii) shall be conclusive, absent demonstrable error.

(iii)        All prepayments under this Section 2.4 shall be made together with accrued interest thereon and, in the case of any such prepayment of a LIBOR Rate Loan on a date other than the last day of an Interest Period therefor, any amounts owing in respect of such LIBOR Rate Loan  pursuant to Section 2.12(b)(ii), and, to the extent applicable, any Prepayment Premium required pursuant to Section 2.10(b).

(b)                  Apportionment and Application.

(i)        So long as no Application Event has occurred and is continuing, all principal and interest payments received by Administrative Agent shall be apportioned ratably among the Lenders (according to the unpaid principal balance of the Term Loans to which such payments relate held by each Lender) and all payments of fees and expenses received by Administrative Agent shall be apportioned ratably among the Lenders with respect to the Obligation to which a particular fee or expense relates.

(ii)        Subject to Section 2.4(b)(v), Section 2.4(d)(ii), and Section 2.4(e), all payments to be made hereunder by Borrower shall be remitted to Administrative Agent and all such payments, and, subject to the Intercreditor Agreement, all proceeds of Collateral received by Collateral Agent, shall be applied, so long as no Application Event has occurred and is continuing, first, to any Prepayment Premium and fees; second, to accrued and unpaid interest on the Term Loans; third, to the outstanding principal amount of the Term Loans until paid in full, and thereafter, to Borrower or such other Person entitled thereto under applicable law.

(iii)        At any time that an Application Event has occurred and is continuing, all payments remitted to Administrative Agent and, subject to the Intercreditor Agreement, and all proceeds of Collateral received by Administrative Agent shall be applied as follows:

(A)        first, to pay any Lender Group Expenses (including cost or expense reimbursements), fees or indemnities then due to any Agent under the Loan Documents until paid in full,

(B)        second, to pay any Lender Group Expenses (including cost or expense reimbursements), fees or indemnities then due to the BXC Representative under the Loan Documents until paid in full,

(C)        third, ratably, to pay any Lender Group Expenses (including cost or expense reimbursements) or indemnities then due to any of the Lenders under the Loan Documents, until paid in full,

(D)        fourth, ratably, to pay any fees or premiums then due to any of the Lenders under the Loan Documents (including the Prepayment Premium, if applicable), until paid in full,

(E)        fifth, ratably, to pay interest accrued in respect of the Term Loans, until paid in full,

(F)        sixth, ratably, to pay the principal of all Term Loans, until paid in full, and

(M)      seventh, to Borrower or such other Person entitled thereto under applicable law.

(iv)        Administrative Agent promptly shall distribute to each Lender, pursuant to the applicable wire instructions received from each Lender in writing, such funds as it may be entitled to receive.

(v)        In each instance, so long as no Application Event has occurred and is continuing, Section 2.4(b)(ii) shall not apply to any payment made by Borrower to Administrative Agent and specified by Borrower to be for the payment of specific Obligations then due and payable (or prepayable) under any provision of this Agreement or any other Loan Document.

(vi)        For purposes of Section 2.4(b)(iii), “paid in full” of a type of Obligation means payment in cash or immediately available funds of all amounts owing on account of such type of Obligation, including interest accrued after the commencement of any Insolvency Proceeding, default interest, interest on interest, and expense reimbursements, irrespective of whether any of the foregoing would be or is allowed or disallowed in whole or in part in any Insolvency Proceeding.

(vii)            In the event of a direct conflict between the priority provisions of this Section 2.4 and any other provision contained in this Agreement or any other Loan Document, it is the intention of the parties hereto that such provisions be read together and construed, to the fullest extent possible, to be in concert with each other.

(c)     Optional Prepayments.  Borrower may, upon written notice to the Administrative Agent, at any time or from time to time voluntarily prepay Term Loans in whole or in part without premium or penalty except as set forth in Section 2.10(b) below; provided that (1) such notice must be received by the Administrative Agent not later than 11:00 a.m. (New York City time) (A) three (3) Business Days prior to any date of prepayment of LIBOR Rate Loans and (B) one (1) Business Day prior to any date of prepayment of Base Rate Loans; (2) any prepayment of LIBOR Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $250,000 in excess thereof; and (3) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount of LIBOR Rate Loans or Base Rate Loans, as the case may be, then outstanding. Each such notice shall specify the date (which shall be a Business Day) and amount of such prepayment.  The Administrative Agent shall promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s ratable portion of such prepayment.  If such notice is given by Borrower then Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any optional prepayment of the Term Loans shall be accompanied by all accrued interest thereon, and any Prepayment Premium as set forth in Section 2.10(b) (if applicable) and with respect to any optional prepayment of a LIBOR Rate Loan shall be accompanied by any additional amounts required pursuant to Section 2.12(b)(ii).  Any prepayment of principal under this Section 2.4(c) shall be applied to the remaining amortization payments as directed by Borrower in the applicable prepayment notice (or, if no direction is provided, to the remaining amortization payments in direct order of maturity.

(d)     Mandatory Prepayments.

(i)        In addition to any other mandatory prepayments pursuant to this Section 2.4(d), on each date set forth below, Borrower shall be required to repay, to the Administrative Agent for the ratable account of the Lenders, that principal amount of the Term Loans, to the extent then outstanding, as is set forth opposite each such date below:

Date	Amount
September 30, 2021	$250,000
December 31, 2021	$250,000
March 31, 2022	$250,000
June 30, 2022	$250,000
September 30, 2022	$250,000
December 31, 2022	$250,000

March 31, 2023	$250,000
June 30, 2023	$250,000
September 30, 2023	$250,000
December 31, 2023	$250,000
March 31, 2024	$250,000
June 30, 2024	$250,000
September 30, 2024	$250,000
December 31, 2024	$250,000
March 31, 2025	$250,000
June 30, 2025	$250,000
September 30, 2025	$250,000
December 31, 2025	$250,000
March 31, 2026	$250,000
June 30, 2026	$250,000
September 30, 2026	$250,000
December 31, 2026	$250,000
March 31, 2027	$250,000
Maturity Date for Term Loans	All unpaid aggregate principal amounts of any outstanding Term Loans

(ii)        In addition to any other mandatory repayments pursuant to this Section 2.4(d), within five Business Days following each date on or after the Closing Date upon which Borrower or any of its Subsidiaries receives any cash proceeds from any issuance or incurrence of Indebtedness (other than Indebtedness permitted to be incurred pursuant to Section 6.1), an amount equal to 100% of the Net Debt Proceeds therefrom shall be applied as a mandatory repayment in accordance with the requirements of Section 2.4(e).

(iii)        In addition to any other mandatory repayments pursuant to this Section 2.4(d) within five (5) Business Days following each date on or after the Closing Date upon which Borrower or any of its Subsidiaries receives any Net Sale Proceeds in excess of $1,500,000 in any fiscal year in the aggregate for all Asset Sales from any Asset Sale, an amount equal to 100% of the Net Sale Proceeds therefrom shall be applied as a mandatory repayment in accordance with the requirements of Section 2.4(e) and subject to the Intercreditor Agreement.  Notwithstanding the foregoing, Borrower may reinvest all or a portion of such Net Sale Proceeds in the purchase of assets useful in the business of Borrower and its Subsidiaries within 365 days following the date of receipt of such Net Sale Proceeds; provided, further, that if as of the last day of such 365-day period, Borrower or its Subsidiaries have not so used all or a portion of such Net Sale Proceeds otherwise required to be applied as a mandatory repayment pursuant to this sentence, an amount equal to the remaining portion of such Net Sale Proceeds shall be applied as a mandatory repayment in accordance with the requirements of Section 2.4(e), and subject to the Intercreditor Agreement, on the last day of such 365-day period.

(iv)        In addition to any other mandatory repayments pursuant to this Section 2.4(d), and subject to the Intercreditor Agreement, on each Excess Cash Flow Payment Date, an amount equal to the remainder of (i) the Applicable Prepayment Percentage of the Excess Cash Flow for the related Excess Cash Flow Payment Period less (ii) the aggregate amount of all voluntary prepayments of the Term Loans (limited, in the case of any voluntary prepayment in accordance with the provisions of Section 2.4(c), to the cash payment made by any Loan Party or Subsidiary therefor), in each case, during such Excess Cash Flow Payment Period with Internally Generated Cash shall be applied as a mandatory repayment in accordance with the requirements of Section 2.4(e) and subject to the Intercreditor Agreement.

(v)        In addition to any other mandatory prepayments pursuant to this Section 2.4(d), within 10 days following each date on or after the Closing Date upon which Borrower or any of its Subsidiaries receives any Net Insurance Proceeds in excess of $1,500,000 in any fiscal year in the aggregate for all Recovery Events from any Recovery Event, an amount equal to 100% of the Net Insurance Proceeds from such Recovery Event shall be applied as a mandatory repayment in accordance with the requirements of Section 2.4(e).  Notwithstanding the foregoing, Borrower may reinvest such Net Insurance Proceeds in the purchase of assets useful in the business of Borrower and its Subsidiaries within 365 days following the date of receipt of such proceeds; provided, further, that if as of the last day of such 365-day period, Borrower or any of its Subsidiaries have not so used all or a portion of such Net Insurance Proceeds otherwise required to be applied as a mandatory repayment pursuant to this sentence, the remaining portion of such Net Insurance Proceeds shall be applied as a mandatory repayment in accordance with the requirements of Section 2.4(e) on the last day of such 365-day period, as the case may be.

(vi)        In addition to any other mandatory prepayments pursuant to this Section 2.4(d), within 10 days following each date on or after the Closing Date upon which Borrower or any of its Subsidiaries receives any Extraordinary Receipts in excess of $1,500,000 in any fiscal year in the aggregate for all Extraordinary Receipts, an amount equal to 100% of such Extraordinary Receipts in excess of $1,500,000 shall be applied as a mandatory repayment in accordance with the requirements of Section 2.4(e).

(vii)            Borrower shall notify the Administrative Agent in writing of any mandatory repayment of the Term Loans required to be made pursuant to Section 2.4(d)(ii), (iii), (iv), (v) or (vi) at least three Business Days prior to the date of such repayment.  Each such notice shall specify the date of such repayment and provide the amount of such repayment.  The Administrative Agent will promptly notify the Lenders of Borrower’s repayment notice and of such Lender’s Pro Rata Share of any repayment.  Each Lender may reject all or a portion of its Pro Rata Share of any mandatory repayment of the Term Loans required to be made pursuant to Section 2.4(d)(ii), (iii), (iv), (v) or (vi) by providing written notice (each, a “Rejection Notice”) to the Administrative Agent and Borrower no later than 5:00 P.M. (New York City time) on the Business Day after the date of such Lender’s receipt of notice from the Administrative Agent regarding such repayment.  Each Rejection Notice from a given Lender shall specify the principal amount of the mandatory repayment of Term Loans to be rejected by such Lender.  If a Lender fails to deliver such Rejection Notice to the Administrative Agent within the time frame specified above or such Rejection Notice fails to specify the principal amount of the Term Loans to be rejected, any such failure will be deemed an acceptance of the total amount of such mandatory repayment of Term Loans to which such Lender is otherwise entitled. Any declined proceeds shall be retained by Borrower.

(e)      Application of Payments. Each prepayment pursuant to Section 2.4(d) shall, (A) so long as no Application Event shall have occurred and be continuing, be applied to the outstanding principal amount of the Term Loan until paid in full, and (B) if an Application Event shall have occurred and be continuing, be applied in the manner set forth in Section 2.4(b)(iii).  All repayments of outstanding Term Loans pursuant to Section 2.4(d)(ii), (iii), (iv), (v) or (vi) (and applied pursuant to this clause (e)) shall be applied first, to the next four scheduled repayments in direct order of maturity and thereafter to reduce the remaining scheduled repayments on a pro rata basis against the remaining installments thereof.

2.5              Promise to Pay; Promissory Notes.

(a)    Borrower agrees to pay the Lender Group Expenses on the earlier of (i) the first day of the month following the date on which the applicable Lender Group Expenses were first incurred, or (ii) the date on which demand therefor is made by Administrative Agent, the Collateral Agent, the BXC Representative or the applicable Lenders, as applicable.  Borrower promises to pay all of the Obligations (including principal, interest, premiums, if any, fees, costs, and expenses (including Lender Group Expenses)) in full on the Maturity Date or, if earlier, on the date on which the Obligations become due and payable pursuant to the terms of this Agreement.  Borrower agrees that its obligations contained in the first sentence of this Section 2.5(a) shall survive payment or satisfaction in full of all other Obligations.

(b)    Any Lender may request that any portion of its Commitments or the Term Loans made by it be evidenced by one or more promissory notes.  In such event, Borrower shall execute and deliver to such Lender the requested promissory notes payable to the order of such Lender in a form furnished by the BXC Representative and reasonably satisfactory to Borrower.  Thereafter, the portion of the Commitments and Term Loans evidenced by such promissory notes and interest thereon shall at all times be represented by one or more promissory notes in such form payable to the order of the payee named therein.

2.6              Interest Rates:  Rates, Payments, and Calculations.

(a)     Interest Rates.  Except as provided in Section 2.6(c) and Section 2.12(d), all Term Loans shall bear interest as follows:

(i)        if the relevant Obligation is a LIBOR Rate Loan, at a per annum rate equal to the LIBOR Rate, plus the LIBOR Rate Margin, and

(ii)        otherwise, at a per annum rate equal to the Base Rate plus the Base Rate Margin.

(b)     [reserved].

(c)     Default Rate. (i) Automatically upon the occurrence and during the continuation of an Event of Default under Section 8.4 or 8.5 and (ii) upon the occurrence and during the continuation of any other Event of Default (other than an Event of Default under Section 8.4 or 8.5),  at the direction of the Required Lenders to the Administrative Agent, and upon written notice by Administrative Agent to Borrower of such direction (provided, that such notice shall not be required for any Event of Default under Section 8.1), all Term Loans and all Obligations shall bear interest at a per annum rate equal to two (2) percentage points above the per annum rate otherwise applicable thereunder.

(d)     Payment.  Except to the extent provided to the contrary in Section 2.10 or Section 2.12(a), (i) all interest (including in respect of Base Rate Loans) and all other fees payable hereunder or under any of the other Loan Documents shall be due and payable, in arrears, on the first Business Day of each month, (ii) [reserved], and (iii) all costs and expenses payable hereunder or under any of the other Loan Documents, and all other Lender Group Expenses shall be due and payable on (x) with respect to Lender Group Expenses outstanding as of the Closing Date, the Closing Date, and (y) otherwise, the earlier of (A) the first Business Day of the month following the date on which the applicable costs, expenses, or Lender Group Expenses were first incurred, or (B) the date on which demand therefor is made by Administrative Agent, the Collateral Agent, the BXC Representative or the applicable Lenders, as applicable.

(e)     Computation.  All interest and fees chargeable under the Loan Documents shall be computed on the basis of a three hundred sixty (360) day year, in each case, for the actual number of days elapsed in the period during which the interest or fees accrue.  In the event the Base Rate is changed from time to time hereafter, the rates of interest hereunder based upon the Base Rate automatically and immediately shall be increased or decreased by an amount equal to such change in the Base Rate.

(f)    Intent to Limit Charges to Maximum Lawful Rate.  In no event shall the interest rate or rates payable under this Agreement, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable.  Borrower and the Lender Group, in executing and delivering this Agreement, intend legally to agree upon the rate or rates of interest and manner of payment stated within it; provided, that anything contained herein to the contrary notwithstanding, if such rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then, ipso facto, as of the date of this Agreement, Borrower are and shall be liable only for the payment of such maximum amount as is allowed by law, and payment received from Borrower in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Obligations to the extent of such excess.

2.7                [Reserved].

2.8             [Reserved].

2.9             [Reserved].

2.10            Fees.

(a)     Fees.  Borrower shall pay all such costs, fees and expenses under the terms of any Fee Letter at the times and in the amounts specified therein.

(b)     Prepayment Premium.

(i)        After the Closing Date, prepayments of Term Loans may be made at any time without premium or penalty (subject to amounts due under Section 2.12(b)(ii)); provided, that any such prepayment pursuant to Section 2.4(c) or Section 2.4(d)(ii), or payments of the Term Loans after acceleration of the Term Loans pursuant to Section 9.1 or otherwise, shall be accompanied by the applicable Prepayment Premium, if any.

(ii)        The applicable Prepayment Premium, if any is required pursuant to this Section 2.10(b), shall also be payable in the event the Obligations (and/or this Agreement) are satisfied or released by foreclosure (whether by power of judicial proceeding, deed in lieu of foreclosure or by any other means).  THE LOAN PARTIES EXPRESSLY WAIVE THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE FOREGOING PREPAYMENT PREMIUM, IN CONNECTION WITH ANY SUCH FORECLOSURE OR SIMILAR TRANSACTION.  The Loan Parties expressly agree that (i) the Prepayment Premium is reasonable and is the product of an arm’s length transaction between sophisticated business people, ably represented by counsel, (ii) the Prepayment Premium shall be payable notwithstanding the then prevailing market rates at the time payment is made, (iii) their agreement to pay the Prepayment Premium is a material inducement to the Lenders to make the Term Loans, and (iv) (A) the Prepayment Premium represents a good faith, reasonable estimate and calculation of the lost profits or damages of the Lenders, (B) it would be impractical and extremely difficult to ascertain the actual amount of damages to the Lenders or profits lost by the Lenders as a result of such prepayment and (C) the Prepayment Premium represents liquidated damages and compensation for the costs of making funds available hereunder.

2.11            [Reserved].

2.12            LIBOR Option.

(a) Interest and Interest Payment Dates.  In lieu of having interest charged at the rate based upon the Base Rate, Borrower shall have the option, subject to Section 2.12(b) below to have interest on all or a portion of the Term Loans be charged (whether at the time when made (unless otherwise provided herein), upon conversion from a Base Rate Loan to a LIBOR Rate Loan, or upon continuation of a LIBOR Rate Loan as a LIBOR Rate Loan) at a rate of interest based upon the LIBOR Rate.  Interest on LIBOR Rate Loans shall be payable on the earliest of (i) the last day of the Interest Period applicable thereto, (ii) the date on which all or any portion of the Obligations are accelerated pursuant to the terms hereof, or (iii) the date on which this Agreement is terminated pursuant to the terms hereof.  On the last day of each applicable Interest Period, unless Borrower has properly exercised the LIBOR Option with respect thereto, the interest rate applicable to such LIBOR Rate Loan automatically shall convert to the rate of interest then applicable to Base Rate Loans of the same type hereunder.  At any time that an Event of Default has occurred and is continuing, at the written election of Administrative Agent or the Required Lenders, Borrower no longer shall have the option to request that the Term Loans bear interest at a rate based upon the LIBOR Rate.

(b) LIBOR Election.

(i)        Borrower may, at any time and from time to time, so long as Borrower has not received a notice from Administrative Agent (at the direction of the Required Lenders), after the occurrence and during the continuance of an Event of Default, to terminate the right of Borrower to exercise the LIBOR Option during the continuance of such Event of Default, elect to exercise the LIBOR Option as to LIBOR Rate Loans by notifying Administrative Agent prior to 11:00 a.m. at least three Business Days prior to the commencement of the proposed Interest Period (the “LIBOR Deadline”).  Notice of Borrower’s election of the LIBOR Option as to LIBOR Rate Loans for a permitted portion of the Term Loans and an Interest Period pursuant to this Section 2.12 shall be made by delivery to Administrative Agent of a Committed Term Loan Notice received by Administrative Agent before the LIBOR Deadline.  Promptly upon its receipt of each such Committed Term Loan Notice, Administrative Agent shall provide a copy thereof to each of the affected Lenders.

(ii)        Each Committed Term Loan Notice shall be irrevocable and binding on Borrower.  In connection with each LIBOR Rate Loan, Borrower shall indemnify, defend, and hold Administrative Agent and the Lenders harmless against any loss, cost, or expense actually incurred by Administrative Agent or any Lender as a result of (A) the payment or required assignment of any principal of any LIBOR Rate Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (B) the conversion of any LIBOR Rate Loan other than on the last day of the Interest Period applicable thereto, or (C) the failure to borrow, convert, continue or prepay any LIBOR Rate Loan on the date specified in any Committed Term Loan Notice delivered pursuant hereto (such losses, costs, or expenses, “Funding Losses”).  A certificate of Administrative Agent or a Lender delivered to Borrower setting forth in reasonable detail any amount or amounts that Administrative Agent or such Lender is entitled to receive pursuant to this Section 2.12 shall be conclusive absent manifest error.  Borrower shall pay such amount to Administrative Agent or the Lender, as applicable, within thirty (30) days of the date of its receipt of such certificate.

(iii)         Unless the BXC Representative and the Administrative Agent, in each of their sole discretion, agree otherwise, Borrower shall have not more than three (3) LIBOR Rate Loans in effect at any given time. Borrower may only exercise the LIBOR Option for proposed LIBOR Rate Loans of at least $1,000,000.

(c)  Conversion; Prepayment.  Borrower may convert LIBOR Rate Loans to Base Rate Loans or prepay LIBOR Rate Loans at any time; provided, that in the event that LIBOR Rate Loans are converted or prepaid on any date that is not the last day of the Interest Period applicable thereto, including as a result of any prepayment through the required application by Administrative Agent of any payments or proceeds of Collateral in accordance with Section 2.4(b) or for any other reason, including early termination of the term of this Agreement or acceleration of all or any portion of the Obligations pursuant to the terms hereof, Borrower shall indemnify, defend, and hold Administrative Agent and the Lenders and their Participants harmless against any and all Funding Losses in accordance with Section 2.12 (b)(ii).

(d) Special Provisions Applicable to LIBOR Rate.

(i)        The LIBOR Rate may be adjusted by Administrative Agent with respect to any Lender on a prospective basis to take into account any additional or increased costs to such Lender of maintaining or obtaining any eurodollar deposits or increased costs (other than Taxes which shall be governed by Section 16), in each case, due to changes in applicable law occurring subsequent to the commencement of the then applicable Interest Period, including any Changes in Law and changes in the reserve requirements imposed by the Board of Governors, which additional or increased costs would increase the cost of funding or maintaining loans bearing interest at the LIBOR Rate.  In any such event, the Affected Lender shall give Borrower and Administrative Agent notice of such a determination and adjustment and Administrative Agent promptly shall transmit the notice to each other Lender and, upon its receipt of the notice from the Affected Lender,  Borrower may, by notice to such Affected Lender (A) require such Lender to furnish to Borrower a statement setting forth in reasonable detail the basis for adjusting such LIBOR Rate and the method for determining the amount of such adjustment, or (B) repay the LIBOR Rate Loans of such Lender with respect to which such adjustment is made (together with any amounts due under Section 2.12(b)(ii)).

(ii)        In the event that any change in market conditions or any Change in Law shall at any time after the date hereof, in the reasonable opinion of any Lender, make it unlawful or impractical for such Lender to fund or maintain LIBOR Rate Loans or to continue such funding or maintaining, or to determine or charge interest rates at the LIBOR Rate, such Lender shall give notice of such changed circumstances to Administrative Agent and Borrower and Administrative Agent promptly shall transmit the notice to each other Lender and (A) in the case of any LIBOR Rate Loans of such Lender that are outstanding, the date specified in such Lender’s notice shall be deemed to be the last day of the Interest Period of such LIBOR Rate Loans, and interest upon the LIBOR Rate Loans, of such Lender thereafter shall accrue interest at the rate then applicable to Base Rate Loans (with the Base Rate being determined without giving effect to clause (c) of the definition thereof), and (B) Borrower shall not be entitled to elect the LIBOR Option until such Lender determines that it would no longer be unlawful or impractical to do so.

(e)            Benchmark Replacement Setting.

(i)            Notwithstanding anything to the contrary herein or in any other Loan Document (and any Hedge Agreement shall be deemed not to be a “Loan Document” for purposes of this Section 2.12(e)) if a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (a)(i) or (a)(ii) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (a)(iii) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders and the BXC Representative without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders (and the Lenders hereby (i) authorize and direct the Administrative Agent to implement any Benchmark Replacement and related Benchmark Replacement Adjustment that has been selected or agreed to by the BXC Representative or in respect of which the Administrative Agent has received a direction from the BXC Representative to implement and (ii) the Administrative Agent shall be entitled to all of the exculpations, protections and indemnifications provided for in this Agreement in favor of the Administrative Agent in implementing any Benchmark Replacement and related Benchmark Replacement Adjustment that has been selected or agreed to by the BXC Representative, or in respect of which the Administrative Agent has received a direction from the BXC Representative to implement).

(B) Notwithstanding anything to the contrary herein or in any other Loan Document and subject to the proviso below in this clause (B), if, after the Closing Date, a Term SOFR Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then the applicable Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder or under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document; provided that this clause (B) shall not be effective unless the Administrative Agent has delivered to the Lenders and the Borrower a Term SOFR Notice.  For the avoidance of doubt, the Administrative Agent shall not be required to deliver a Term SOFR Notice after a Term SOFR Transition Event occurring after the Closing Date and may elect or not elect to do so (as directed by the BXC Representative in its reasonable discretion).

(ii)  Benchmark Replacement Conforming Changes.  In connection with the implementation of a Benchmark Replacement, the Administrative Agent (acting at the direction of the BXC Representative) and the BXC Representative will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document (and the Lenders hereby (i) authorize and direct the Administrative Agent to make any Benchmark Replacement Conforming Changes (and to enter into any modifications to this Agreement or other Loan Documents implementing such Benchmark Replacement Conforming Changes) that have been consented or agreed to by the BXC Representative, or in respect of which the Administrative Agent has received a direction from the BXC Representative to implement and (ii) acknowledge and agree that the Administrative Agent shall be entitled to all of the exculpations, protections and indemnifications provided for in this Agreement in favor of the Administrative Agent in implementing any Benchmark Replacement Conforming Changes (or in entering into any modifications to this Agreement or the other Loan Documents implementing same) that have been consented or agreed to by the BXC Representative, or in respect of which the Administrative Agent has received a direction from the BXC Representative to implement).

(iii)  Notices; Standards for Decisions and Determinations.  After the Closing Date, the Administrative Agent will promptly notify the Borrower, the BXC Representative, and the Lenders of (A) any occurrence of a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date, (B) the implementation of any Benchmark Replacement, (C) the effectiveness of any Benchmark Replacement Conforming Changes, (D) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.12(e)(iv) below and (E) the commencement or conclusion of any Benchmark Unavailability Period.  Any determination, decision or election that may be made by the Administrative Agent, the BXC Representative or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.12(e), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their reasonable discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.12(e).

(iv)  Unavailability of Tenor of Benchmark.  Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate (including Term SOFR or USD LIBOR) and either (1) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (2) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time (by providing notice thereof (which may be via email) to the Borrower and the Lenders) to remove such unavailable or non-representative tenor and (B) if a tenor that was removed pursuant to clause (A) above either (1) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (2) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time (by providing notice thereof (which may be via email) to the Borrower and the Lenders) to reinstate such previously removed tenor.

(v)  Benchmark Unavailability Period.  Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a borrowing of, conversion to or continuation of LIBOR Rate Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans.  During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate.

(vi)  London Interbank Offered Rate Benchmark Transition Event.  On March 5, 2021, the IBA, the administrator of the London interbank offered rate, and the FCA, the regulatory supervisor of the IBA, made the Announcements that the final publication or representativeness date for (i) 1-week and 2-month London interbank offered rate tenor settings will be December 31, 2021 and (ii) overnight, 1-month, 3-month, 6-month and 12-month London interbank offered rate tenor settings will be June 30, 2023.  No successor administrator for the IBA was identified in such Announcements.  The parties hereto agree and acknowledge that the Announcements resulted in the occurrence of a Benchmark Transition Event with respect to the London interbank offered rate pursuant to the terms of this Agreement and that any obligation of the Administrative Agent to notify any parties of such Benchmark Transition Event pursuant to this Section 2.12(e) shall be deemed satisfied.

For purposes of this Section 2.12(e), the following terms shall have the meaning set forth below:

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (a) if the then-current Benchmark is a term rate, any tenor for such Benchmark or (b) otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable, that in each case is or may be used for determining the length of an Interest Period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.12(e)(iv).

“Benchmark” means, initially, USD LIBOR; provided, that, if a Benchmark Transition Event, a Term SOFR Transition Event, or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred with respect to USD LIBOR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.12(e)(i).

“Benchmark Replacement” means, for any Available Tenor,

(a)  with respect to any Benchmark Transition Event or Early Opt-in Election, the first alternative set forth in the order below that (x) can be determined by the Administrative Agent (acting at the direction of the BXC Representative (with the BXC Representative acting in consultation with the Borrower)) and (y) is administratively feasible as determined by the Administrative Agent, in each case for the applicable Benchmark Replacement Date:

(i)  the sum of: (A) Term SOFR and (B) the related Benchmark Replacement Adjustment;

(ii)  the sum of: (A) Daily Simple SOFR and (B) the related Benchmark Replacement Adjustment;

(iii)  the sum of: (A) the alternate benchmark rate that has been selected by the Administrative Agent (acting at the direction of the BXC Representative) and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (1) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (2) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for Dollar-denominated syndicated credit facilities at such time and (B) the related Benchmark Replacement Adjustment; or

(b)  with respect to any Term SOFR Transition Event, the sum of (i) Term SOFR and (ii) the related Benchmark Replacement Adjustment;

Provided, that, (A) in the case of clause (a)(i), if the Administrative Agent decides that Term SOFR is not administratively feasible for the Administrative Agent, then Term SOFR will be deemed unable to be determined for purposes of this definition and (B) in the case of clause (a)(i) or clause (b) of this definition, the applicable Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent, in consultation with the Borrower, in its reasonable discretion.  If the Benchmark Replacement as determined pursuant to clause (a)(i), (a)(ii) or (a)(iii) or clause (b) of this definition would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement:

(a)  for purposes of clauses (a)(i) and (a)(ii) of the definition of “Benchmark Replacement,” the first alternative set forth in the order below that (x) can be determined by the Administrative Agent (acting at the direction of the BXC Representative) and (y) is administratively feasible as determined by the Administrative Agent:

(i)  the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Available Tenor of such Benchmark with the applicable Unadjusted Benchmark Replacement;

(ii)  the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Available Tenor of such Benchmark;

(b)  for purposes of clause (a)(iii) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent (acting at the direction of the BXC Representative) and the Borrower giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Available Tenor of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Available Tenor of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities; and

(c)  for purposes of clause (b) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Available Tenor of USD LIBOR with a SOFR-based rate;

Provided, that, (x) in the case of clause (i) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by the Administrative Agent in its reasonable discretion and (y) if the then-current Benchmark is a term rate, more than one tenor of such Benchmark is available as of the applicable Benchmark Replacement Date and the applicable Unadjusted Benchmark Replacement that will replace such Benchmark in accordance with Section 2.12(e)(i) will not be a term rate, the Available Tenor of such Benchmark for purposes of this definition of “Benchmark Replacement Adjustment” shall be deemed to be, with respect to each Unadjusted Benchmark Replacement having a payment period for interest calculated with reference thereto, the Available Tenor that has approximately the same length (disregarding business day adjustments) as such payment period.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent (acting at the direction of the BXC Representative) decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent (acting at the direction of the BXC Representative) determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as (x) the Administrative Agent (acting at the direction of the BXC Representative) decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents and (y) the Administrative Agent determines is administratively feasible).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(a)  in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof);

(b)  in the case of clause (c) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein;

(c)  in the case of a Term SOFR Transition Event, the date that is thirty (30) days after the Administrative Agent has provided the Term SOFR Notice to the Lenders, the BXC Representative and the Borrower pursuant to Section 2.12(e)(i)(B); or

(d)  in the case of an Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders and the BXC Representative, so long as the Administrative Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders and the BXC Representative, written notice of objection to such Early Opt-in Election from Lenders comprising the Required Lenders.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b)  a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c)  a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (a) or (b) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.12(e) and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.12(e).

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent (acting at the direction of the BXC Representative) in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that, if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent and the BXC Representative may establish another convention in their reasonable discretion.

“Early Opt-in Election” means, if the then-current Benchmark is USD LIBOR, the occurrence of:

(a)  a notification by the Administrative Agent (acting at the direction of the BXC Representative) to (or the request by the Borrower to the Administrative Agent to notify) each of the other parties hereto that the BXC Representative or the Borrower, as applicable, have determined that at least five currently outstanding Dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and

(b)  the joint election by the Administrative Agent (acting at the direction of the BXC Representative) and the Borrower to trigger a fallback from USD LIBOR and the provision by the Administrative Agent of written notice of such election to the Lenders.

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to USD LIBOR, or if not floor is specified, 0.75%.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

“Reference Time” with respect to any setting of the then-current Benchmark means (a) if such Benchmark is USD LIBOR, 11:00 a.m. (London time) on the day that is two (2) London Banking Days preceding the date of such setting, and (b) if such Benchmark is not USD LIBOR, the time determined by the Administrative Agent and the BXC Representative in their reasonable discretion.

“Relevant Governmental Body” means the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto.

 “SOFR” means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website on the immediately succeeding Business Day.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“Term SOFR” means, for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Term SOFR Notice” means a notification by the Administrative Agent to the Lenders, the BXC Representative and the Borrower of the occurrence of a Term SOFR Transition Event.

“Term SOFR Transition Event” means the determination by the Administrative Agent, in consultation with the Borrower and the BXC Representative, that (a) Term SOFR has been recommended for use by the Relevant Governmental Body, (b) the administration of Term SOFR is administratively feasible for the Administrative Agent and (c) a Benchmark Transition Event or an Early Opt-in Election, as applicable, has previously occurred resulting in the replacement of the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.12(e) with a Benchmark Replacement the Unadjusted Benchmark Replacement component of which is not Term SOFR.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“USD LIBOR” means the London interbank offered rate for Dollars.

(f) No Requirement of Matched Funding.  Anything to the contrary contained herein notwithstanding, neither Administrative Agent, nor any Lender, nor any of their Participants, is required actually to acquire eurodollar deposits to fund or otherwise match fund any Obligation as to which interest accrues at the LIBOR Rate.

2.13            Capital Requirements.

(a) If, after the date hereof, any Lender determines that (i) any Change in Law regarding capital, liquidity or reserve requirements for banks or bank holding companies, or (ii) compliance by such Lender, or their respective parent bank holding companies, with any guideline, request or directive of any Governmental Authority regarding capital adequacy or liquidity requirements (whether or not having the force of law), has the effect of reducing the return on such Lender’s, or such holding companies’ capital or liquidity as a consequence of such Lender’s commitments, Term Loans, participations or other obligations hereunder to a level below that which such Lender, or such holding companies could have achieved but for such Change in Law or compliance (taking into consideration such Lender’s, or such holding companies’ then existing policies with respect to capital adequacy or liquidity requirements and assuming the full utilization of such entity’s capital) by any amount deemed by such Lender to be material, then such Lender may notify Borrower and Administrative Agent thereof.  Following receipt of such notice, Borrower agrees to pay such Lender on demand the amount of such reduction of return of capital as and when such reduction is determined, payable within thirty (30) days after presentation by such Lender of a statement in the amount and setting forth in reasonable detail such Lender’s calculation thereof and the assumptions upon which such calculation was based (which statement shall be deemed true and correct absent manifest error).  In determining such amount, such Lender may use any reasonable averaging and attribution methods.  Failure or delay on the part of any Lender to demand compensation pursuant to this Section 2.13 shall not constitute a waiver of such Lender’s right to demand such compensation; provided, that Borrower shall not be required to compensate a Lender pursuant to this Section 2.13 for any reductions in return incurred more than one hundred eighty (180) days prior to the date that such Lender notifies Borrower of such Change in Law giving rise to such reductions and of such Lender’s intention to claim compensation therefor; provided further, that if such claim arises by reason of the Change in Law that is retroactive, then the one hundred eighty (180) day period referred to above shall be extended to include the period of retroactive effect thereof.

(b) If any Lender requests additional or increased costs referred to in Section 2.12(d)(i) or amounts under Section 2.13(a) or sends a notice under Section 2.12(d)(ii) relative to changed circumstances (such Lender, an “Affected Lender”), then, at the request of Borrower, such Affected Lender shall use reasonable efforts to promptly designate a different one of its lending offices or to assign its rights and obligations hereunder to another of its offices or branches, if (i) in the reasonable judgment of such Affected Lender, such designation or assignment would eliminate or reduce amounts payable pursuant to Section 2.12(d)(i) or Section 2.13(a), as applicable, or would eliminate the illegality or impracticality of funding or maintaining LIBOR Rate Loans, and (ii) in the reasonable judgment of such Affected Lender, such designation or assignment would not subject it to any material unreimbursed cost or expense and would not otherwise be materially disadvantageous to it.  Borrower agrees to pay all reasonable out-of-pocket costs and expenses incurred by such Affected Lender in connection with any such designation or assignment.  If, after such reasonable efforts, such Affected Lender does not so designate a different one of its lending offices or assign its rights to another of its offices or branches so as to eliminate Borrower’s obligation to pay any future amounts to such Affected Lender pursuant to Section 2.12(d)(i) or Section 2.13(a), as applicable, or to enable Borrower to obtain LIBOR Rate Loans, then Borrower (without prejudice to any amounts then due to such Affected Lender under Section 2.12(d)(i) or Section 2.13(a), as applicable) may, unless prior to the effective date of any such assignment the Affected Lender withdraws its request for such additional amounts under Section 2.12(d)(i) or Section 2.13(a), as applicable, or indicates that it is no longer unlawful or impractical to fund or maintain LIBOR Rate Loans, may substitute a Lender or prospective Lender, in each case,  reasonably acceptable to Administrative Agent to purchase the Obligations owed to such Affected Lender and such Affected Lender’s commitments hereunder (a “Replacement Lender”), and if such Replacement Lender agrees to such purchase, such Affected Lender shall assign to the Replacement Lender its Obligations and commitments in accordance with Section 13.1, and upon such purchase by the Replacement Lender, which such Replacement Lender shall be deemed to be a “Lender” for purposes of this Agreement and such Affected Lender shall cease to be a “Lender” (as the case may be) for purposes of this Agreement.

(c) Notwithstanding anything herein to the contrary, the protection of Sections 2.12(d) and 2.13 shall be available to each Lender (as applicable) regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, judicial ruling, judgment, guideline, treaty or other change or condition which shall have occurred or been imposed, so long as it shall be customary for issuing banks or lenders affected thereby to comply therewith.  Notwithstanding any other provision herein, Lender shall not demand compensation pursuant to this Section 2.13 if it shall not at the time be the general policy or practice of such Lender to demand such compensation in similar circumstances under comparable provisions of other credit agreements, if any.

2.14            Incremental Facilities.

(a)     Borrower may, at any time, deliver a written request to the Administrative Agent and the BXC Representative to add one or more new term loan facilities (each, an “Incremental Term Facility”).  Any such written request shall specify the amount of the increase in the Incremental Term Facility (each such increase, an “Increase”) that Borrower is requesting, provided, that, (i)the aggregate amount of all such increases shall not exceed $40,000,000, (ii) such request shall be for an increase of not less than $10,000,000, (iii) in no event shall there be more than two (2) such Increases in any calendar year, and (iv) as of the date of such request, and the Increase Effective Date, no Default or Event of Default shall exist or have occurred and be continuing.

(b)     Upon the receipt by Administrative Agent of any such written request, Administrative Agent shall notify each of the Lenders of such request and each Lender shall have the option (but not the obligation) to provide up to its Pro Rata Share of the requested Incremental Term Facility requested by Borrower as set forth in the notice provided by Borrower to the Administrative Agent.  Each Lender shall notify Administrative Agent within ten (10) Business Days after the receipt of such notice from Administrative Agent whether it is willing to provide up to its Pro Rata Share of the requested Incremental Term Facility, and if so, the amount of such increase; provided, that, no Lender shall be obligated to provide such increase and the determination to provide its Pro Rata Share of the requested Incremental Term Facility shall be within the sole and absolute discretion of such Lender.  If the aggregate amount of the increases from the Lenders does not equal or exceed the amount of the Incremental Term Facility requested by Borrower, Borrower may seek additional increases from such Eligible Transferees as it may determine.

(c)     Each of the following shall be conditions precedent to any Incremental Term Facility:

(i)        The BXC Representative or Borrower have obtained the commitment of one or more Lenders (or other prospective lenders) reasonably satisfactory to the BXC Representative and Borrower to provide the applicable Incremental Term Facility and any such Lenders (or prospective lenders), Borrower, and Administrative Agent have signed a joinder agreement to this Agreement (an “Increase Joinder”), in form and substance reasonably satisfactory to the BXC Representative, to which such Lenders (or prospective lenders), Borrower, and Administrative Agent are party,

(ii)        each of the conditions precedent set forth in Section 3.2 are satisfied,

(iii)        the terms and provisions of any Incremental Term Facility shall be identical to the Term Loans (other than the rate of interest applicable to the Increase), and

(iv)        in the event that the Yield for any Incremental Term Facility is higher than the Yield for the outstanding Term Loans by more than one hundred (100) basis points, then, except in the case of any such Incremental Term Facility having an outside maturity date on or after the first anniversary of the Maturity Date with respect to the Term Loans in effect at the time such Incremental Term Facility is. incurred, the Applicable Margin for the outstanding Term Loans shall be increased to the extent necessary so that the Yield for such outstanding Term Loans is equal to the Yield for such Incremental Term Facility minus one hundred (100) basis points. Any Increase Joinder may, with the consent of the BXC Representative, Borrower and the Lenders or prospective lenders agreeing to the proposed Increase, effect such amendments to this Agreement and the other Loan Documents as may be necessary to effectuate the provisions of this Section 2.14

(d)     Unless otherwise specifically provided herein, all references in this Agreement and any other Loan Document to Term Loans shall be deemed, unless the context otherwise requires, to include Terms Loans made pursuant to any Incremental Term Facility incurred pursuant to this Section 2.14,

(e)     [reserved].

(f)    Any Term Loans established pursuant to this Section 2.14 shall constitute Term Loans under, and shall be entitled to all the benefits afforded by, this Agreement and the other Loan Documents, and shall, without limiting the foregoing, benefit equally and ratably from any guarantees and the security interests created by the Loan Documents.  Borrower shall take any actions reasonably required by the BXC Representative to ensure and demonstrate that the Liens and security interests granted by the Loan Documents continue to be perfected under the UCC or otherwise after giving effect to the establishment of any such Incremental Term Facility.

3.            CONDITIONS; TERM OF AGREEMENT.

3.1      Conditions Precedent to the Initial Extension of Credit.  The obligation of each Lender to make the initial extensions of credit provided for hereunder is subject to the fulfillment, to the satisfaction of each Lender, of each of the conditions precedent set forth on Schedule 3.1 to this Agreement (the making of such initial extensions of credit by a Lender being conclusively deemed to be its satisfaction or waiver of the conditions precedent).

3.2            Conditions Precedent to all Extensions of Credit.  The obligation of the Lender Group (or any member thereof) to make the Term Loans hereunder (or to extend any other credit hereunder) at any time shall be subject to the following conditions precedent:

(a)    the representations and warranties of each Loan Party or its Subsidiaries contained in this Agreement or in the other Loan Documents shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date of such extension of credit, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of such earlier date); and

(b)    no Default or Event of Default shall have occurred and be continuing on the date of such extension of credit, nor shall either result immediately from the making thereof.

3.3            Maturity.  The Commitments shall continue in full force and effect for a term ending on the Maturity Date (unless terminated earlier in accordance with the terms hereof).

3.4            Effect of Maturity.  On the Maturity Date, all commitments of the Lender Group to provide additional credit hereunder shall automatically be terminated and all of the Obligations immediately shall become due and payable without notice or demand and Borrower shall be required to repay all of the Obligations in full.  No termination of the obligations of the Lender Group (other than payment in full of the Obligations and termination of the Commitments) shall relieve or discharge any Loan Party of its duties, obligations, or covenants hereunder or under any other Loan Document and Collateral Agent’s Liens in the Collateral shall continue to secure the Obligations and shall remain in effect until all Obligations have been paid in full.  When all of the Obligations have been paid in full, Collateral Agent will, at Borrower’s sole expense, execute and deliver any termination statements, lien releases, discharges of security interests, and other similar discharge or release documents (and, if applicable, in recordable form) as are reasonably requested by Borrower to release, as of record, Collateral Agent’s Liens and all notices of security interests and liens previously filed by, or on behalf of, Collateral Agent.

3.5            [Reserved].

3.6            Conditions Subsequent. Borrower shall timely perform or cause to be performed each of the conditions subsequent set forth on Schedule 3.6 to this Agreement (the failure by Borrower to so perform or cause to be performed such conditions subsequent as and when required by the terms thereof (unless such date is extended, in writing, by the BXC Representative), shall constitute an Event of Default).

4.            REPRESENTATIONS AND WARRANTIES.

In order to induce the Lender Group to enter into this Agreement, each Loan Party makes the following representations and warranties to the Lender Group which shall be true, correct, and complete, in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof), as of the Closing Date, and such representations and warranties shall survive the execution and delivery of this Agreement:

4.1        Due Organization and Qualification; Subsidiaries.

(a)    Each Loan Party and each of its Subsidiaries (i) is duly organized and existing and in good standing under the laws of the jurisdiction of its organization, (ii) is qualified to do business in any state where the failure to be so qualified could reasonably be expected to result in a Material Adverse Effect, and (iii) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Loan Documents to which it is a party and to carry out the transactions contemplated thereby.

(b)    Set forth on Schedule 4.1(b) to this Agreement (as such Schedule may be updated from time to time to reflect changes resulting from transactions permitted under this Agreement), is a complete and accurate list of the Loan Parties’ direct and indirect Subsidiaries, showing: (i) the number of shares of each class of common and preferred Equity Interests authorized for each of such Subsidiaries, and (ii) the number and the percentage of the outstanding shares of each such class owned directly or indirectly by Parent.  All of the outstanding Equity Interests of each such Subsidiary has been validly issued and is fully paid and non-assessable.

(c)    Except as set forth on Schedule 4.1(b) to this Agreement, there are no subscriptions, options, warrants, or calls relating to any shares of any Loan Party’s or any of its Subsidiaries’ Equity Interests, including any right of conversion or exchange under any outstanding security or other instrument.  No Loan Party is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its Equity Interests or any security convertible into or exchangeable for any of its Equity Interests.

4.2        Due Authorization; No Conflict.

(a)    As to each Loan Party, the execution, delivery, and performance by such Loan Party of the Loan Documents to which it is a party have been duly authorized by all necessary action on the part of such Loan Party.

(b)    As to each Loan Party, the execution, delivery, and performance by such Loan Party of the Loan Documents to which it is a party do not and will not (i) violate any material provision of federal, state, or local law or regulation applicable to any Loan Party or any of its Subsidiaries, the Organization Documents of any Loan Party or any of its Subsidiaries, or any order, judgment, or decree of any court or other Governmental Authority binding on any Loan Party or any of its Subsidiaries in each case in any material respect, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material agreement of any Loan Party or any of its Subsidiaries where any such conflict, breach or default could individually or in the aggregate reasonably be expected to have a Material Adverse Effect, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any assets of any Loan Party, other than Permitted Liens, or (iv) require any approval of any holder of Equity Interests of a Loan Party or any approval or consent of any Person under any material agreement of any Loan Party, other than consents or approvals that have been obtained and that are still in force and effect and except, in the case of material agreements, for consents or approvals, the failure to obtain could not individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

4.3            Governmental Consents.  The execution, delivery, and performance by each Loan Party of the Loan Documents to which such Loan Party is a party and the consummation of the transactions contemplated by the Loan Documents do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority, other than registrations, consents, approvals, notices, or other actions that have been obtained and that are still in force and effect and except for filings and recordings with respect to the Collateral to be made, or otherwise delivered to Collateral Agent for filing or recordation, as of the Closing Date.

4.4        Binding Obligations; Perfected Liens.

(a)    Each Loan Document has been duly executed and delivered by each Loan Party that is a party thereto and is the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally.

(b)    Collateral Agent’s Liens are validly created, perfected (other than (i) in respect of motor vehicles that are subject to a certificate of title, (ii) money, (iii) letter-of-credit rights (other than supporting obligations), (iv) commercial tort claims (other than those that, by the terms of the Guaranty and Security Agreement, are required to be perfected), and (v) any Deposit Accounts and Securities Accounts not subject to a Control Agreement as permitted by Section 7(k)(iv) of the Guaranty and Security Agreement, and subject only to the filing of financing statements, the recordation of the Copyright Security Agreement, in each case, in the appropriate filing offices), and second priority Liens, subject only to Permitted Liens which are (i) Liens granted to, or for the benefit of, the ABL Agent to secure the Obligations (as defined in the ABL Credit Agreement) and (ii) non-consensual Permitted Liens, permitted purchase money Liens, the interests of lessors under Capital Leases and bankers’ liens upon deposits of funds in favor of banks or other depository institutions, solely to the extent incurred in connection with the maintenance of such Deposit Accounts in the ordinary course of business.

4.5            Title to Assets; No Encumbrances.  Each of the Loan Parties and its Subsidiaries has (a) good, sufficient and legal title to (in the case of fee interests in Real Property), (b) valid leasehold interests in (in the case of leasehold interests in real or personal property), and (c) good and marketable title to (in the case of all other personal property), all of their respective assets reflected in their most recent financial statements delivered pursuant to Section 5.1, in each case except for assets disposed of since the date of such financial statements to the extent permitted hereby.  All of such assets are free and clear of Liens except for Permitted Liens.

4.6        Litigation.

(a)    There are no actions, suits, or proceedings pending or, to the knowledge of any Loan Party, threatened in writing against a Loan Party or any of its Subsidiaries that either individually or in the aggregate could reasonably be expected to result in a Material Adverse Effect.

(b)    Schedule 4.6(b) to this Agreement sets forth a complete and accurate description of each of the actions, suits, or proceedings with asserted liabilities in excess of, or that could reasonably be expected to result in liabilities in excess of, $1,100,000 that, as of the Closing Date, is pending or, to the knowledge of Borrower, threatened against a Loan Party or any of its Subsidiaries.

(c)    There is no pending (or, to the knowledge of any Loan Party, threatened in writing) Health Care Proceeding commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Authority or arbitrator against or affecting any Loan Party.

4.7            Compliance with Laws.  No Loan Party nor any of its Subsidiaries (a) is in violation of any applicable laws, rules, regulations, executive orders, or codes (including Environmental Laws) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, or (b) is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any Governmental Authority,  that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

4.8            No Material Adverse Effect.  All historical financial statements relating to the Loan Parties and their Subsidiaries that have been delivered by Borrower to Administrative Agent, the Lenders or the BXC Representative have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and present fairly in all material respects, the Loan Parties’ and their Subsidiaries’ consolidated financial condition as of the date thereof and results of operations for the period then ended.  Since December 31, 2020, no event, circumstance, or change has occurred that has or could reasonably be expected to result in a Material Adverse Effect.

4.9        Solvency.

(a)    Each Loan Party is Solvent.

(b)    No transfer of property is being made by any Loan Party and no obligation is being incurred by any Loan Party in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of such Loan Party.

4.10            Employee Benefits.

(a)    No Loan Party, none of their Subsidiaries, nor any of their ERISA Affiliates maintains or contributes to any Benefit Plan.

(b)    Each Employee Benefit Plan is in compliance in all respects with the applicable provisions of ERISA, the IRC and other applicable Federal or state Laws, except to the extent that could not reasonably be expected to have a Material Adverse Effect.  Each Employee Benefit Plan that is intended to qualify under Section 401(a) of the IRC has received a favorable determination or opinion letter from the Internal Revenue Service or an application for such a letter is currently being processed by the Internal Revenue Service with respect thereto (or such Employee Benefit Plan or the prototype sponsor in respect of such Employee Benefit Plan has remaining a period of time under the IRC or pronouncements of the Internal Revenue Service in which to apply for such a determination and make any amendments necessary to obtain a favorable determination or opinion, as applicable, as to the qualified status of such Employee Benefit Plan) and, to the knowledge of any Loan Party, nothing has occurred which would prevent, or cause the loss of, such qualification.  Each Loan Party has made all required contributions to each Employee Benefit Plan subject to Section 412 of the IRC, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the IRC has been made with respect to any Employee Benefit Plan.

(c)    Each Loan Party and each of the ERISA Affiliates has complied with ERISA, the IRC and all applicable laws regarding each Employee Benefit Plan, except as could not reasonably be expected to have a Material Adverse Effect.

(d)    Each Employee Benefit Plan is, and has been, maintained in substantial compliance with ERISA, the IRC, all applicable laws and the terms of each such Employee Benefit Plan, except as could not reasonably be expected to have a Material Adverse Effect.

(e)    Each Employee Benefit Plan that is intended to qualify under Section 401(a) of the IRC has received a favorable determination letter from the Internal Revenue Service or is entitled to rely on an opinion letter provided under a volume submitted program.  To the best knowledge of each Loan Party and the ERISA Affiliates after due inquiry, nothing has occurred which would prevent, or cause the loss of, such qualification.

(f)    No liability to the PBGC (other than for the payment of current premiums which are not past due) by any Loan Party or ERISA Affiliate has been incurred or is expected by any Loan Party or ERISA Affiliate to be incurred with respect to any Pension Plan, except as could not reasonably be expected to have a Material Adverse Effect.

(g)    No Notification Event exists.

(h)    No Loan Party or ERISA Affiliate has provided any security under Section 436 of the IRC.

4.11            Environmental Condition.  Except as set forth on Schedule 4.11 to this Agreement, (a) to each Loan Party’s knowledge, no Loan Party’s nor any of its Subsidiaries’ properties or assets has ever been used by a Loan Party, its Subsidiaries, or by previous owners or operators in the disposal of, or to produce, store, handle, treat, release, or transport, any Hazardous Materials, where such disposal, production, storage, handling, treatment, release or transport was in violation, in any material respect, of any applicable Environmental Law, (b) to each Loan Party’s knowledge, no Loan Party’s nor any of its Subsidiaries’ properties or assets has ever been designated or identified in any manner pursuant to any Environmental Law as a Hazardous Materials disposal site, (c) no Loan Party nor any of its Subsidiaries has received written notice that a Lien arising under any Environmental Law has attached to any revenues or to any Real Property owned or operated by a Loan Party or its Subsidiaries, and (d) no Loan Party nor any of its Subsidiaries nor any of their respective facilities or operations is subject to any outstanding written order, consent decree, or settlement agreement with any Person relating to any Environmental Law or Environmental Liability that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

4.12            Complete Disclosure.  All material factual information (other than forward-looking information and projections and information of a general economic nature and general information about the industry of any Loan Party or any of its Subsidiaries) furnished by or on behalf of a Loan Party or its Subsidiaries in writing to Administrative Agent and the BXC Representative or any Lender (including all information contained in the Schedules hereto or in the other Loan Documents) for purposes of or in connection with this Agreement or the other Loan Documents, and all other such factual information taken as a whole (other than forward-looking information and projections and information of a general economic nature and general information about the industry of any Loan Party or any of its Subsidiaries) hereafter furnished by or on behalf of a Loan Party or its Subsidiaries in writing to Administrative Agent, the BXC Representative or any Lender will be, true and accurate, in all material respects, on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided.  The Projections delivered to the BXC Representative on April 20, 2021 represent, and as of the date on which any other Projections are delivered to the Administrative Agent and the BXC Representative, such additional Projections represent, Borrower’s good faith estimate, on the date such Projections are delivered, of the Loan Parties’ and their Subsidiaries’ future performance for the periods covered thereby based upon assumptions believed by Borrower to be reasonable at the time of the delivery thereof to the Administrative Agent and the BXC Representative (it being understood that such Projections are subject to significant uncertainties and contingencies, many of which are beyond the control of the Loan Parties and their Subsidiaries, and no assurances can be given that such Projections will be realized, and although reflecting Borrower’s good faith estimate, projections or forecasts based on methods and assumptions which Borrower believed to be reasonable at the time such Projections were prepared, are not to be viewed as facts, and that actual results during the period or periods covered by the Projections may differ materially from projected or estimated results).  As of the Closing Date, the information included in the Beneficial Ownership Certification is true and correct in all respects.

4.13            Patriot Act.  To the extent applicable, each Loan Party is in compliance, in all material respects, with the (a) Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (b) Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act of 2001, as amended) (the “Patriot Act”).

4.14            Payment of Taxes.  Except as otherwise permitted under Section 5.5, all Tax returns and reports of each Loan Party and its Subsidiaries required to be filed by any of them have been timely filed, and all Taxes shown on such Tax returns to be due and payable and all other Taxes upon a Loan Party and its Subsidiaries and upon their respective assets, income, businesses and franchises that are due and payable have been paid when due and payable, except to the extent that (a) a Tax is subject to a Permitted Protest or (b) failure to do so could not reasonably be expected to have a Material Adverse Effect.  Each Loan Party and each of its Subsidiaries have made adequate provision in accordance with GAAP for all Taxes not yet due and payable.  Borrower does not know of any proposed Tax assessment against a Loan Party or any of its Subsidiaries that is not being actively contested by such Loan Party or such Subsidiary diligently, in good faith, and by appropriate proceedings; provided, that such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.

4.15            Margin Stock.  Neither any Loan Party nor any of its Subsidiaries owns any Margin Stock or is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.  No part of the proceeds of the Term Loans made to Borrower will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock in a manner that violates the provisions of Regulation T, U or X of the Board of Governors.

4.16            Governmental Regulation.  No Loan Party nor any of its Subsidiaries is subject to regulation under the Federal Power Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable.  No Loan Party nor any of its Subsidiaries is a “registered investment company” or a company “controlled” by a “registered investment company” or a “principal underwriter” of a “registered investment company” as such terms are defined in the Investment Company Act of 1940.

4.17            OFAC; Sanctions; Anti-Corruption Laws; Anti-Money Laundering Laws.  No Loan Party or any of its Subsidiaries is in violation of any Sanctions.  No Loan Party nor any of its Subsidiaries nor, to the knowledge of such Loan Party, any director, officer, employee, agent or Affiliate of such Loan Party or such Subsidiary (a) is a Sanctioned Person or a Sanctioned Entity, (b) has any assets located in Sanctioned Entities, or (c) derives revenues from investments in, or transactions with Sanctioned Persons or Sanctioned Entities.  Each of the Loan Parties and its Subsidiaries has implemented and maintains in effect policies and procedures designed to ensure compliance with all Sanctions, Anti-Corruption Laws and Anti-Money Laundering Laws.  Each of the Loan Parties and its Subsidiaries, and to the knowledge of each such Loan Party, each director, officer, employee, agent and Affiliate of each such Loan Party and each such Subsidiary, is in compliance with all Sanctions, Anti-Corruption Laws and Anti-Money Laundering Laws.  No proceeds of the Term Loans made hereunder will be used to fund any operations in, finance any investments or activities in, or make any payments to, a Sanctioned Person or a Sanctioned Entity, or otherwise used in any manner that would result in a violation of any Sanction, Anti-Corruption Law or Anti-Money Laundering Law by any Person (including any Lender or other individual or entity participating in any transaction).

4.18            Employee and Labor Matters.  There is (i) no unfair labor practice complaint pending or, to the knowledge of any Loan Party, threatened in writing against any Loan Party or any of its Subsidiaries before any Governmental Authority and no grievance or arbitration proceeding pending or to the knowledge of any Loan Party, threatened against any Loan Party or any of its Subsidiaries which arises out of or under any collective bargaining agreement and that could reasonably be expected to result in a material liability, (ii) no strike, labor dispute, slowdown, stoppage or similar action or grievance pending or threatened in writing against any Loan Party or any of its Subsidiaries that could reasonably be expected to result in a material liability, or (iii) to the knowledge of any Loan Party, no union representation question existing with respect to the employees of any Loan Party or any of its Subsidiaries and no union organizing activity taking place with respect to any of the employees of any Loan Party or any of its Subsidiaries.  None of any Loan Party or any of its Subsidiaries has incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act or similar state law, which remains unpaid or unsatisfied.  The hours worked and payments made to employees of each Loan Party and its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable legal requirements, except to the extent such violations could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.  All material payments due from any Loan Party or any of its Subsidiaries on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of Borrower and its Subsidiaries, except where the failure to do so could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

4.19            [Reserved].

4.20            [Reserved].

4.21            [Reserved].

4.22            [Reserved].

4.23            [Reserved].

4.24            [Reserved].

4.25            Health Care Matters.

(a)    Each Loan Party is in compliance in all material respects with all Health Care Laws.  No Loan Party has any Third Party Payor Arrangements applicable to it and its assets, business or operations.  Each Loan Party (i) has in full force and effect (without default, violation or noncompliance) all Health Care Permits necessary for it to conduct its business and operations as presently conducted and (ii) has obtained and maintains accreditation from all generally recognized accreditation agencies necessary for it to conduct its business and operations as presently conducted. No circumstance exists or event has occurred which could reasonably be expected to result in the suspension, revocation, termination, restriction, limitation, modification or non-renewal of any material Health Care Permit.  None of the services provided by any Loan Party are subject to any Government Reimbursement Programs.  All Persons providing professional health care services for or on behalf of any Loan Party (either as an employee or independent contractor) are appropriately licensed in every jurisdiction in which such Persons provide health care services.

(b)    No Loan Party nor any officer, affiliate, employee or agent of any Loan Party, has made an untrue statement of a material fact or fraudulent statement to any Governmental Authority, failed to disclose a material fact that must be disclosed to any Governmental Authority, or committed an act, made a statement or failed to make a statement that, at the time such statement, disclosure or failure to disclose occurred, would constitute a violation of any Health Care Law in any material respects.

(c)    No Loan Party nor any owner, officer, director, partner, agent or managing employee or Person with a “direct or indirect ownership interest” (as that phrase is defined in 42 C.F.R. § 420.201) in any Loan Party, has (i) had a civil monetary penalty assessed pursuant to 42 U.S.C. § 1320a-7; (ii) been convicted (as that term is defined in 42 C.F.R. §1001.2) of any of those offenses described in 42 U.S.C. §1320a-7b or 18 U.S.C. §§669, 1035, 1347 or 1518, including any of the following categories of offenses: (A) criminal offenses relating to the delivery of an item or service under any federal health care program (as that term is defined in 42 U.S.C. §1320a-7b) or healthcare benefit program (as that term is defined in 18 U.S.C. §24b), (B) criminal offenses under federal or state law relating to patient neglect or abuse in connection with the delivery of a healthcare item or service, (C) criminal offenses under laws relating to fraud and abuse, theft, embezzlement, false statements to third parties, money laundering, kickbacks, breach of fiduciary responsibility or other financial misconduct in connection with the delivery of a healthcare item or service or with respect to any act or omission in a program operated by or financed in whole or in part by any federal, state or local governmental agency, (D) laws relating to the interference with or obstruction of any investigations into any criminal offenses described in this clause (c), or (E) criminal offenses under laws relating to the unlawful manufacturing, distribution, prescription or dispensing of a controlled substance; or (4) been involved or named in a U.S. Attorney complaint made or any other action taken pursuant to the False Claims Act under 31 U.S.C. §§3729-3731 or qui tam action brought pursuant to 31 U.S.C. §3729 et seq.

(d)    To the extent applicable to a Loan Party, each Loan Party is in compliance in all material respects with HIPAA.  Without limiting the generality of the foregoing, in each contractual arrangement that is subject to HIPAA, each Loan Party has: (i) entered into a written business associate agreement (as such term is defined under the HIPAA regulations) that substantially meets the requirements of HIPAA; (ii) at all times complied in all material respects with such business associate agreements in respect of the HIPAA privacy or security standards; and (iii) at no time experienced or had a material unauthorized use or disclosure of Protected Health Information (as defined in the HIPAA regulations) or privacy or security breach or other privacy or security incident within the meaning of HIPAA.

(e)    No Loan Party nor any owner, officer, director, partner, agent or managing employee of any Loan Party is a party to or bound by any individual integrity agreement, corporate integrity agreement, corporate compliance agreement, deferred prosecution agreement, or other formal or informal agreement with any Governmental Authority concerning compliance with Health Care Laws, any Government Reimbursement Programs or the requirements of any Health Care Permit.

(f)    Except as set forth on Schedule 4.25, there are no pending (or, to the knowledge of any Loan Party, threatened in writing) Health Care Proceedings against or affecting any Loan Party relating to any actual or alleged non-compliance in any material respects with any Health Care Law or requirement of any Account Debtor.  There are no material facts, circumstances or conditions that would reasonably be expected to form the basis for any such Health Care Proceeding against or affecting any Loan Party. Without limiting the foregoing, no validation review, program integrity review, audit or other investigation related to any Loan Party or any of its operations, or the consummation  of the transactions contemplated  in the Loan Documents (i) has been conducted by or on behalf of any Governmental  Authority or Account Debtor, or (ii) is scheduled, pending or, to the knowledge of any Loan Party, threatened in writing.

5.                      AFFIRMATIVE COVENANTS.

Each Loan Party covenants and agrees that, until the termination of all of the Commitments and payment in full of the Obligations:

5.1            Financial Statements, Reports, Certificates.  Borrower (a) will deliver to Administrative Agent (for distribution to the Lenders) and the BXC Representative, with copies to each Lender, each of the financial statements, reports, and other items set forth on Schedule 5.1 to this Agreement no later than the times specified therein, (b) agree that no Subsidiary of a Loan Party will have a fiscal year different from that of Parent, unless the fiscal year of a Subsidiary is set by applicable law, (c) agree to maintain a system of accounting that enables Borrower to produce financial statements in accordance with GAAP, and (d) agree that they will, and will cause each other Loan Party to, (i) keep a reporting system that shows all additions, sales, claims, returns, and allowances with respect to their and their Subsidiaries’ sales, and (ii) maintain their billing practices substantially as in effect as of the Closing Date and shall only make material modifications thereto with notice to Administrative Agent.

5.2            Reporting.  Borrower (a) will deliver to Administrative Agent (for distribution to the Lenders) and the BXC Representative (and if so requested by Administrative Agent or the BXC Representative, with copies for each Lender) each of the reports set forth on Schedule 5.2 to this Agreement at the times specified therein, and (b) agree to use commercially reasonable efforts in cooperation the BXC Representative to facilitate and implement a system of electronic collateral reporting in order to provide electronic reporting of each of the items set forth on such Schedule.

5.3            Existence.  Except as otherwise permitted under Section 6.3 or Section 6.4, each Loan Party will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect such Person’s existence and good standing in its jurisdiction of organization and, except as could not reasonably be expected to result in a Material Adverse Effect, good standing with respect to all other jurisdictions in which it is qualified to do business and any rights, franchises, permits, licenses, accreditations, authorizations, or other approvals material to their businesses.

5.4            Maintenance of Properties.  Each Loan Party will, and will cause each of its Subsidiaries to, maintain and preserve all of its tangible assets that are necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear, tear, casualty, and condemnation and Permitted Dispositions excepted.

5.5            Taxes.  Each Loan Party will, and will cause each of its Subsidiaries  to, pay in full before delinquency or before the expiration of any extension period all Taxes imposed, levied, or assessed against it, or any of its assets or in respect of any of its income, businesses, or franchises, other than Taxes not in excess of $550,000 outstanding at any time and other than to the extent that the validity of such Tax is the subject of a Permitted Protest.

5.6            Insurance.  Each Loan Party will, and will cause each of its Subsidiaries to, at Borrower’s expense, maintain insurance respecting each of each Loan Party’s and its Subsidiaries’ assets wherever located, covering liabilities (including without limitation liabilities covered by professional liability insurance), losses or damages as are customarily are insured against by other Persons engaged in same or similar businesses and similarly situated and located.  All such policies of insurance shall be with financially sound and reputable insurance companies acceptable to the BXC Representative (it being agreed that, as of the Closing Date, the Loan Parties’ existing insurance providers as set forth in the certificates of insurance delivered to Collateral Agent on or about the Closing Date shall be deemed to be acceptable to the BXC Representative) and in such amounts as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated and located and, in any event, in amount, adequacy, and scope reasonably satisfactory to BXC Representative (it being agreed that the amount, adequacy, and scope of the policies of insurance of Borrower in effect as of the Closing Date are acceptable to the BXC Representative).  All property insurance policies are to be made payable to Collateral Agent for the benefit of Agents and the Lenders, as their interests may appear, in case of loss, pursuant to a standard lender’s loss payable endorsement with a standard non-contributory “lender” or “secured party” clause and are to contain such other provisions as the BXC Representative may reasonably require to fully protect the Lenders’ interest in the Collateral and to any payments to be made under such policies.  All certificates of property and general liability insurance are to be delivered to Collateral Agent, with the lender’s loss payable and additional insured endorsements in favor of Collateral Agent and shall provide for not less than thirty (30) days (ten (10) days in the case of non-payment) prior written notice to Collateral Agent of the exercise of any right of cancellation.  If any Loan Party or any of its Subsidiaries fails to maintain such insurance, Collateral Agent may (but is not obligated to) arrange for such insurance, but at Borrower’s expense and without any responsibility on Collateral Agent’s part for obtaining the insurance, the solvency of the insurance companies, the adequacy of the coverage, or the collection of claims.  Upon the occurrence and during the continuance of an Event of Default, at the direction of the Required Lenders and subject to the Intercreditor Agreement, Collateral Agent shall have the sole right to file claims under any property and general liability insurance policies in respect of the Collateral, to receive, receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies.  If at any time the area in which any Real Property that is subject to a mortgage or deed of trust is located is designated a “flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), obtain flood insurance in such total amount and on terms that are satisfactory to the BXC Representative and all Lenders from time to time, and otherwise comply with the Flood Laws or as is otherwise satisfactory to the BXC Representative and all Lenders.

5.7            Inspection.  Each Loan Party will, and will cause each of its Subsidiaries to, permit each Agent, the BXC Representative, any Lender, and each of their respective duly authorized representatives or agents from time to time upon prior reasonable notice and at such times during normal business hours, all at the expense of Borrower, to visit any of its properties and inspect any of its assets or books and records, to examine and make copies of its books and records, and to discuss its affairs, finances, and accounts with, and to be advised as to the same by, its officers and employees (provided, that, an authorized representative of Borrower may, if they choose, be present at or participate in any such discussions present), provided, that, excluding any such visits and inspections during the continuation of an Event of Default or, at the request of Borrower, in connection with a Permitted Acquisition, (i) Agents, the BXC Representative and Lenders collectively shall not exercise such rights more often than once during any calendar year and (ii) upon the occurrence and during the continuance of an Event of Default, Collateral Agent and the BXC Representative may do any of the foregoing at the expense of Borrower as often as may be reasonably necessary, at any time during normal business hours and without advance notice.

5.8            Compliance with Laws.  Each Loan Party will, and will cause each of its Subsidiaries to, comply with the requirements of all applicable laws, rules, regulations, and orders of any Governmental Authority, other than laws, rules, regulations, and orders the non-compliance with which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

5.9            Environmental.  Each Loan Party will, and will cause each of its Subsidiaries to,

(a)    Keep any property either owned or operated by any Loan Party or any of its Subsidiaries free of any Environmental Liens or post bonds or other financial assurances sufficient to satisfy the obligations or liability evidenced by such Environmental Liens,

(b)    Comply, in all material respects, with Environmental Laws,

(c)    Promptly notify Administrative Agent and the BXC Representative of any release of which any Loan Party has knowledge of a Hazardous Material in any reportable quantity from or onto property owned or operated by any Loan Party or any of its Subsidiaries, which released could reasonably be expected to have a Material Adverse Effect, and take any Remedial Actions required to abate said release or otherwise to come into compliance, in all material respects, with applicable Environmental Law, and

(d)    Promptly, but in any event within ten (10) Business Days of its receipt thereof, provide Administrative Agent and the BXC Representative with written notice of any of the following:  (i) notice that an Environmental Lien has been filed against any of the real or personal property of a Loan Party or any of its Subsidiaries, (ii) commencement of any Environmental Action or written notice that an Environmental Action will be filed against a Loan Party or any of its Subsidiaries, and (iii) written notice of a violation, citation, or other administrative order from a Governmental Authority applicable to any Loan Party or its Subsidiaries under any Environmental Law.

5.10            [Reserved].

5.11            Formation of Subsidiaries.  Each Loan Party will, at the time that any Loan Party forms any direct or indirect Subsidiary, acquires any direct or indirect Subsidiary that is not designated as an Immaterial Subsidiarity after the Closing Date, or at any time when any direct or indirect Subsidiary of a Loan Party that previously was an Immaterial Subsidiary ceases to be an Immaterial Subsidiary, within ten (10) days of such event (or such later date as permitted by BXC Representative) (a) unless such Subsidiary is an Excluded Subsidiary, cause such new Subsidiary to provide to Administrative Agent a joinder to the Guaranty and Security Agreement, in each case, together with such other security agreements, as well as appropriate financing statements, all in form and substance reasonably satisfactory to Collateral Agent and the BXC Representative (including being sufficient to grant Collateral Agent a second priority Lien (subject to Permitted Liens) in and to the assets of such newly formed or acquired Subsidiary) (it being agreed and understood that all Borrowers (as defined in the ABL Credit Agreement) from time to time party to the ABL Credit Agreement (other than Parent) and all Guarantors (as defined in the ABL Credit Agreement) shall at all such times be party to the Guaranty and Security Agreement and “Guarantor” hereunder); (b) provide, or cause the applicable Loan Party to provide, to Collateral Agent a pledge agreement (or an addendum to the Guaranty and Security Agreement) and appropriate certificates and powers or financing statements, pledging all of the direct or beneficial ownership interest in such new Subsidiary in form and substance reasonably satisfactory to Collateral Agent and the BXC Representative; and (c) provide to Administrative Agent all other documentation, including the Organization Documents of such Subsidiary and one or more opinions of counsel reasonably satisfactory to the BXC Representative, which, in BXC Representative’s opinion, is appropriate with respect to the execution and delivery of the applicable documentation referred to above (including policies of title insurance, flood certification documentation or other documentation with respect to all Real Property owned in fee and subject to a mortgage).  Any document, agreement, or instrument executed or issued pursuant to this Section 5.11 shall constitute a Loan Document.

5.12            Further Assurances.  Each Loan Party will at any time upon the reasonable request of Administrative Agent or BXC Representative, execute or deliver to Collateral Agent any and all financing statements, fixture filings, security agreements, pledges, assignments, mortgages, deeds of trust, opinions of counsel, and all other documents (the “Additional Documents”) that Administrative Agent or the BXC Representative may reasonably request in form and substance reasonably satisfactory to Administrative Agent and the BXC Representative, to create, perfect, and continue perfected or to better perfect Collateral Agent’s Liens in all of the assets of each of the Loan Parties (whether now owned or hereafter arising or acquired, tangible or intangible, real or personal) (other than any assets expressly excluded from the Collateral (as defined in the Guaranty and Security Agreement) pursuant to Section 3 of the Guaranty and Security Agreement) and in order to fully consummate all of the transactions contemplated hereby and under the other Loan Documents.  To the maximum extent permitted by applicable law, if any Loan Party refuses or fails to execute or deliver any reasonably requested Additional Documents within a reasonable period of time not to exceed five (5) Business Days following the request to do so, each Loan Party hereby authorizes Collateral Agent to execute any such Additional Documents in the applicable Loan Party’s name and authorizes Collateral Agent to file such executed Additional Documents in any appropriate filing office (although Collateral Agent shall be under no obligation to do so).  In furtherance of, and not in limitation of, the foregoing, each Loan Party shall take such actions as Administrative Agent or BXC Representative may reasonably request from time to time to ensure that the Obligations are guaranteed by the Guarantors and are secured by substantially all of the assets of the Loan Parties, including all of the outstanding capital Equity Interests of Borrower and its Subsidiaries (in each case, other than with respect to any assets expressly excluded from the Collateral (as defined in the Guaranty and Security Agreement) pursuant to Section 3 of the Guaranty and Security Agreement).  Notwithstanding anything to the contrary contained herein (including Section 5.11 hereof and this Section 5.12) or in any other Loan Document, (x) Collateral Agent shall not accept delivery of any mortgage or deed of trust from any Loan Party unless each of the Lenders has received forty-five (45) days prior written notice thereof and Collateral Agent has received confirmation from each Lender that such Lender has completed its flood insurance diligence, has received copies of all flood insurance documentation and has confirmed that flood insurance compliance has been completed as required by the Flood Laws or as otherwise satisfactory to such Lender and (y) Administrative Agent shall not accept delivery of any joinder to any Loan Document with respect to any Subsidiary of any Loan Party that is not a Loan Party, if such Subsidiary that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation unless, if requested by the Administrative Agent or BXC Representative, such Subsidiary has delivered a Beneficial Ownership Certification in relation to such Subsidiary and Administrative Agent or BXC Representative, if required by Administrative Agent or BXC Representative, as applicable, has completed its Patriot Act searches, OFAC/PEP searches and customary individual background checks for such Subsidiary, the results of which shall be satisfactory to Administrative Agent or BXC Representative, as applicable.

5.13            Location of Chief Executive Office.  Each Loan Party will, and will cause each of its Subsidiaries to, keep their respective chief executive offices only at the locations identified on Schedule 7 to the Guaranty and Security Agreement, except, that, a Loan Party or such Subsidiary may change its chief executive office provided, that, Administrative Agent and the BXC Representative shall receive written notice from such Loan Party of such change to its chief executive office substantially concurrently with such change, but in any event not more than five (5) Business Days after such change, and in any event, such chief executive office shall be located in the United States.

5.14            Compliance with ERISA and the IRC.  In addition to and without limiting the generality of Section 5.8, (a) comply in all material respects with applicable provisions of ERISA and the IRC with respect to all Employee Benefit Plans, (b) without the prior written consent of the Required Lenders, not take any action or fail to take action the result of which could result in a Loan Party or ERISA Affiliate incurring a material liability to the PBGC or to a Multiemployer Plan (other than to pay contributions or premiums payable in the ordinary course), (c) allow any facts or circumstances to exist with respect to one or more Employee Benefit Plans that, in the aggregate, reasonably could be expected to result in a Material Adverse Effect, (d) not participate in any prohibited transaction that could result in other than an immaterial civil penalty excise tax, fiduciary liability or correction obligation under ERISA or the IRC, (e) operate each Employee Benefit Plan in such a manner that will not incur any material tax liability under the IRC (including Section 4980B of the IRC), and (e) furnish to Administrative Agent and the BXC Representative upon Administrative Agent’s or the BXC Representative written request such additional information about any Employee Benefit Plan for which any Loan Party or ERISA Affiliate could reasonably expect to incur any material liability.  With respect to each Pension Plan (other than a Multiemployer Plan) except as could not reasonably be expected to result in liability to the Loan Parties, the Loan Parties and the ERISA Affiliates shall (i) satisfy in full and in a timely manner, without incurring any late payment or underpayment charge or penalty and without giving rise to any Lien, all of the contribution and funding requirements of the IRC and of ERISA, and (ii) pay, or cause to be paid, to the PBGC in a timely manner, without incurring any late payment or underpayment charge or penalty, all premiums required pursuant to ERISA.

5.15            OFAC; Sanctions; Anti-Corruption Laws; Anti-Money Laundering Laws.  Each Loan Party will, and will cause each of its Subsidiaries to comply with all applicable Sanctions, Anti-Corruption Laws and Anti-Money Laundering Laws.  Each of the Loan Parties and its Subsidiaries shall implement and maintain in effect policies and procedures designed to ensure compliance by the Loan Parties and their Subsidiaries and their respective directors, officers, employees, agents and Affiliates with all Sanctions, Anti-Corruption Laws and Anti-Money Laundering Laws.  Each of the Loan Parties shall and shall cause their respective Subsidiaries to comply with all Sanctions, Anti-Corruption Laws and Anti-Money Laundering Laws.

5.16            Compliance with Health Care Laws.

(a)    Each Loan Party will comply with all applicable Health Care Laws, except to the extent that any noncompliance, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(b)    Each Loan Party will (i) obtain, maintain and preserve, and cause each of its Subsidiaries to obtain, maintain and preserve, and take all necessary action to timely renew, all material Health Care Permits which are necessary in the proper conduct of its business; (ii) be and remain in material compliance with all requirements for participation in, and for licensure required to provide the services that are reimbursable under, all arrangements with Account Debtors; (iii) cause all Persons providing professional health care services for or on behalf of any Loan Party (either as an employee or independent contractor) to maintain in full force and effect all professional licenses and other Health Care Permits required to perform such duties; and (iv) keep and maintain all records required to be maintained by any Governmental Authority or otherwise under any Health Care Law.

(c)    Each Loan Party will maintain a corporate and health care regulatory compliance program (“RCP”) which addresses the requirements of Health Care Laws, including without limitation HIPAA, and includes at least the following components:  (i) standards of conduct and procedures that describe compliance policies regarding laws with an emphasis on prevention of fraud and abuse; (ii) a specific officer within high-level personnel identified as having overall responsibility for compliance with such standards and procedures; (iii) training and education programs which effectively communicate the compliance standards and procedures to employees and agents, including fraud and abuse laws and illegal billing practices; (iv) auditing and monitoring systems and reasonable steps for achieving compliance with such standards and procedures including publicizing a reporting system to allow employees and other agents to anonymously report criminal or suspect conduct and potential compliance problems; (v) disciplinary guidelines and consistent enforcement of compliance policies including discipline of individuals responsible for the failure to detect violations of the RCP; and (vi) mechanisms to immediately respond to detected violations of the RCP.  Each Loan Party shall modify such RCPs from time to time, as may be necessary to ensure continuing compliance with all applicable Health Care Laws.  Upon request, Administrative Agent, the BXC Representative or any Lender (and/or their respective consultants) shall each be permitted to review such RCPs.

6.                     NEGATIVE COVENANTS.

Each Loan Party covenants and agrees that, until the termination of all of the Commitments and the payment in full of the Obligations:

6.1            Indebtedness.  Each Loan Party will not, and will not permit any of its Subsidiaries to, create, incur, assume, suffer to exist, guarantee, or otherwise become or remain, directly or indirectly, liable with respect to any Indebtedness, except for Permitted Indebtedness.

6.2            Liens.  Each Loan Party will not, and will not permit any of its Subsidiaries to, create, incur, assume, or suffer to exist, directly or indirectly, any Lien on or with respect to any of its assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens.

6.3            Restrictions on Fundamental Changes.  Each Loan Party will not, and will not permit any of its Subsidiaries to,

(a)    enter into any merger, consolidation, reorganization, or recapitalization, or reclassify its Equity Interests, except for (i) any merger between Loan Parties; provided, that Borrower must be the surviving entity of any such merger to which it is a party, (ii) any merger between a Loan Party and a Subsidiary of such Loan Party that is not a Loan Party so long as such Loan Party is the surviving entity of any such merger, and (iii) any merger between Subsidiaries of any Loan Party that are not Loan Parties, or

(b)    liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution), except for (i) the liquidation or dissolution of non-operating Subsidiaries of any Loan Party with nominal assets and nominal liabilities, (ii) the liquidation or dissolution of a Loan Party (other than Borrower) or any of its Wholly-Owned Subsidiaries so long as all of the assets (including any interest in any Equity Interests) of such liquidating or dissolving Loan Party or Subsidiary are transferred to a Loan Party that is not liquidating or dissolving, or (iii) the liquidation or dissolution of a Subsidiary of any Loan Party that is not a Loan Party (other than any such Subsidiary the Equity Interests of which (or any portion thereof) is subject to a Lien in favor of Collateral Agent) so long as all of the assets of such liquidating or dissolving Subsidiary are transferred to a Subsidiary of a Loan Party that is not liquidating or dissolving.

6.4            Disposal of Assets.  Each Loan Party will not, and will not permit any of its Subsidiaries to, convey, sell, lease, license, assign, transfer, or otherwise dispose of any of its or their assets (including by an allocation of assets among newly divided limited liability companies pursuant to a “plan of division”), except for Permitted Dispositions or transactions expressly permitted by Sections 6.3 or 6.9. Equity Interests issued by a Person shall not be deemed to be assets of such Person for purposes of this Section 6.4 and in each case subject to the mandatory prepayment provisions of Section 2.4(d)(iii).

6.5            Nature of Business.  Each Loan Party will not, and will not permit any of its Subsidiaries to, make any change in the nature of its or their business as described in Schedule 6.5 to this Agreement or acquire any properties or assets that are not reasonably related, similar or ancillary to the conduct of such business activities; provided, that the foregoing shall not prevent any Loan Party and its Subsidiaries from engaging in any business that is reasonably related, similar or ancillary to its or their business.

6.6            Prepayments and Amendments.  Each Loan Party will not, and will not permit any of its Subsidiaries to,

(a)    Except in connection with Refinancing Indebtedness permitted by Section 6.1 or a conversion to or exchange for Qualified Equity Interests:

(i)          optionally prepay, redeem, defease, purchase, or otherwise acquire any Indebtedness of any Loan Party or its Subsidiaries, except that a Loan Party or such Subsidiary may optionally prepay, redeem, defease, purchase, or otherwise acquire any of its Indebtedness consisting of (A) the Obligations in accordance with this Agreement, (B) Obligations under any Hedge Agreement, (C) Indebtedness arising from Permitted Intercompany Advances, or (D) Obligations (as defined in the ABL Credit Agreement) but without any permanent reduction of the commitments thereunder, or

(ii)        make any payment on account of Subordinated Indebtedness or any other Indebtedness that has been contractually subordinated in right of payment to the Obligations if such payment is not permitted at such time under the subordination terms and conditions, or

(b)    Directly or indirectly, amend, modify, or change any of the terms or provisions of:

(i)        any agreement, instrument, document, indenture, or other writing evidencing  or concerning Permitted Indebtedness other than (A) the Obligations in accordance with this Agreement, (B) Obligations under any Hedge Agreement, (C) Permitted Intercompany Advances, (D) the ABL Credit Agreement (x) to the extent not prohibited under the Intercreditor Agreement and (y) so long as any such amendment does not make such agreement materially more restrictive on the Loan Parties, unless such additional restrictions are added to this Agreement and (E) Indebtedness permitted under clauses (c), (h), (j) and (k) of the definition of Permitted Indebtedness, or

(ii)        the Organization Documents of any Loan Party or any of its Subsidiaries if the effect thereof, either individually or in the aggregate, could reasonably be expected to be materially adverse to the interests of the Lenders.

6.7            Restricted Payments. Each Loan Party will not, and will not permit any of its Subsidiaries to, make any Restricted Payment, except that:

(a)    Parent may redeem or repurchase Equity Interests of Parent from employees, directors and former employees and directors of Parent in connection with share purchase programs, including amounts for the payment of taxes related thereto, (i) in an aggregate amount of all such redemptions or repurchases and payments in respect of taxes made pursuant to this Section 6.7(a) in any fiscal year not to exceed $5,500,000; provided, however, that any repayments, repurchases, or redemptions in connection with the shares currently in the amount of $2,500,000 held by Wilmington Trust, N.A. (acting in its capacity as escrow agent under the Escrow Agreement, dated the Closing Date, among the Parent, Workforce Solutions Group, Inc. and Wilmington Trust, N.A.) to cover any potential litigation or expenses arising out of or relating to non-competition issues shall be excluded from the foregoing limitation, or (ii) in an unlimited amount so long as after giving effect to any such redemption or repurchase, or payment in respect of taxes, on a pro forma basis, each of the Payment Conditions is satisfied,

(b)    Parent’s Subsidiaries may make distributions to Parent,

(c)    each Loan Party and its Subsidiaries may pay dividends solely in shares of any class of its Qualified Equity Interests,

(d)    redemptions or repurchase of Equity Interests of any Loan Party and its Subsidiaries made solely in shares of any class of its Qualified Equity Interests,

(e)    each Loan Party and its Subsidiaries may make Restricted Payments to any other Loan Party, and

(f)    each Loan Party and its Subsidiaries may make Restricted Payments in an aggregate amount in any fiscal year not to exceed $25,000,000, provided, that as of the date of any such payment and after giving effect thereto, each of the Payment Conditions is satisfied.

6.8            Accounting Methods.  Each Loan Party will not, and will not permit any of its Subsidiaries to, modify or change its fiscal year or its method of accounting (other than as may be required to conform to GAAP or applicable law).

6.9            Investments.  Each Loan Party will not, and will not permit any of its Subsidiaries to, directly or indirectly, make or acquire any Investment or incur any liabilities (including contingent obligations) for or in connection with any Investment except for Permitted Investments.

6.10            Transactions with Affiliates.  Each Loan Party will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction with any Affiliate of any Loan Party or any of its Subsidiaries except for:

(a)    transactions (other than the payment of management, consulting, monitoring, or advisory fees) between such Loan Party or its Subsidiaries, on the one hand, and any Affiliate of such Loan Party or its Subsidiaries, on the other hand, so long as such transactions are no less favorable, taken as a whole, to such Loan Party or its Subsidiaries, as applicable, than would be obtained in an arm’s length transaction with a non-Affiliate,

(b)    any indemnity provided for the benefit of directors (or comparable managers) of a Loan Party or one of its Subsidiaries so long as it has been approved by such Loan Party’s or such Subsidiary’s board of directors (or comparable governing body) in accordance with applicable law,

(c)    the payment of reasonable compensation, severance, or employee benefit arrangements to employees, officers, and outside directors and consultants of a Loan Party or one of its Subsidiaries in the ordinary course of business and consistent with industry practice so long as it has been approved by such Loan Party’s or such Subsidiary’s board of directors (or comparable governing body) in accordance with applicable law,

(d)    (i) transactions solely among the Loan Parties, (ii) transactions among Parent and its Subsidiaries that are not Loan Parties in the ordinary course of business consistent with current practices, and (ii) transactions solely among Subsidiaries of Loan Parties that are not Loan Parties,

(e)    transactions permitted by Section 6.3, Section 6.7, or Section 6.9, and

(f)    transactions described on Schedule 6.10.

6.11            Use of Proceeds.  Each Loan Party will not, and will not permit any of its Subsidiaries to, use the proceeds of any Term Loan made hereunder for any purpose other than (a) on the Closing Date, to pay the fees, costs, and expenses incurred in connection with this Agreement, the other Loan Documents, and the transactions contemplated hereby and thereby, as set forth in the Flow of Funds Agreement, and (b) on the Closing Date and thereafter, consistent with the terms and conditions hereof, for their lawful and permitted purposes; provided that (i) no part of the proceeds of the Term Loans will be used to purchase or carry any such Margin Stock or to extend credit to others for the purpose of purchasing or carrying any such Margin Stock or for any purpose that violates the provisions of Regulation T, U or X of the Board of Governors, (ii) no part of the proceeds of the Term Loans will be used, directly or indirectly, to make any payments to a Sanctioned Entity or a Sanctioned Person, to fund any investments, loans or contributions in, or otherwise make such proceeds available to, a Sanctioned Entity or a Sanctioned Person, to fund any operations, activities or business of a Sanctioned Entity or a Sanctioned Person, or in any other manner that would result in a violation of Sanctions by any Person, and (iii) that no part of the proceeds of the Term Loans will be used, directly or indirectly, in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Sanctions, Anti-Corruption Laws or Anti-Money Laundering Laws.

6.12            ABL Borrowings.  Each Loan Party will not, and will not permit any of its Subsidiaries to, make any Borrowing (as defined in the ABL Credit Agreement (other than the drawn but unreimbursed portion of any Letters of Credit (as defined in the ABL Credit Agreement)) if, on a pro forma basis after giving effect to the incurrence of such Borrowing, (a)(i) the outstanding balance of the Obligations (excluding Letters of Credit (as defined in the ABL Credit Agreement)) under the ABL Credit Agreement is greater than $50,000,000, (ii) the use of proceeds of such Revolving Loan (as defined in the ABL Credit Agreement) is to finance (1) a Permitted Acquisition, (2) any other Investment permitted under Section 6.9 of the ABL Credit Agreement outside of the ordinary course of business, (3) any Growth Capital Expenditures in an aggregate amount not to exceed $10,000,000 in any four-quarter period or other Capital Expenditures outside of the ordinary course of business, or (4) restricted payments, and (iii) the Total Net Leverage Ratio calculated as of the last day of the four quarter period for which financial statements have been delivered is greater than 4.50:1.00, or (b) if (i) the outstanding balance of the Obligations (excluding Letters of Credit (as defined in the ABL Credit Agreement) (other than the drawn but unreimbursed portion of any Letters of Credit (as defined in the ABL Credit Agreement)) under the ABL Credit Agreement is greater than $100,000,000 and (ii) the Total Net Leverage Ratio calculated as of the last day of the four quarter period for which financial statements have been delivered is greater than 5.00:1.00.

6.13            Inconsistent Activities.  Each Loan Party will not, and will not permit any of its Subsidiaries to, enter into any agreement containing any provision which would (a) be violated or breached in any material respect by the performance by Parent or its Subsidiaries of any of its Obligations hereunder or under any other Loan Document, (b) prohibit Parent or any other Loan Party from granting to Collateral Agent and the Lenders a Lien on any of its assets to secure the Obligations or (c) create or permit to exist or become effective any encumbrance or restriction on the ability of any other Loan Party or any Subsidiary to (i) pay dividends or make other distributions to any other Loan Party or any Subsidiary, or pay any Indebtedness owed to Parent or any of its Subsidiaries, (ii) make loans or advances to Parent or any of its Subsidiaries or (iii) transfer any of its assets or properties to Parent or any of its Subsidiaries other than (A) restrictions or conditions imposed by the Loan Documents and any agreement relating to purchase money Indebtedness, Capital Leases and other secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, (B) customary provisions in leases and other contracts restricting the assignment thereof, (C) customary provisions contained in an agreement relating to any sale or disposition permitted hereunder pending such sale or disposition and pertaining to the subject of such sale or disposition, (D) customary restrictions and conditions contained in agreements relating to the sale of all or a substantial part of the capital stock or assets of Parent or any of its Subsidiaries pending such sale, (E) customary provisions in joint venture agreements restricting the assignment thereof or encumbrances on the assets thereof, (F) restrictions on cash deposits held and imposed by customers under contracts entered into in the ordinary course of business, and (G) restrictions contained in the ABL Credit Agreement (or any Loan Document (as defined therein)).

6.14            Employee Benefits.  Each Loan Party will not, and will not permit any of its Subsidiaries to:

(a)    Terminate, or permit any ERISA Affiliate to terminate, any Pension Plan in a manner, or take any other action with respect to any Plan, which could reasonably be expected to result in any liability of any Loan Party or ERISA Affiliate to the PBGC.

(b)    Fail to make, or permit any ERISA Affiliate to fail to make, full payment when due of all amounts which, under the provisions of any Benefit Plan or Canadian Pension Plan, agreement relating thereto or applicable Law, any Loan Party or ERISA Affiliate is required to pay if such failure could reasonably be expected to have a Material Adverse Effect.

(c)    Permit to exist, or allow any ERISA Affiliate to permit to exist, any accumulated funding deficiency within the meaning of section 302 of ERISA or section 412 of the UCC, whether or not waived, with respect to any Plan which with respect to all Pension Plans in the aggregate could reasonably be expected to result in a Material Adverse Effect.

(d)    Acquire, or permit any ERISA Affiliate to acquire, an interest in any Person that causes such Person to become an ERISA Affiliate with respect to a Loan Party or with respect to any ERISA Affiliate if such Person sponsors, maintains, or contributes to, or at any time in the six (6) year period preceding such acquisition has sponsored, maintained, or contributed to, (i) any Pension or (ii) any Multiemployer Plan.

(e)    Contribute to or assume an obligation to contribute to, or permit any ERISA Affiliate to contribute to or assume an obligation to contribute to, any Multiemployer Plan not set forth on Schedule 4.10.

(f)    Amend, or permit any ERISA Affiliate to amend, a Pension Plan resulting in a material increase in current liability such that a Loan Party or ERISA Affiliate is required to provide security to such Plan under the IRC.

6.15            Anti-Layering.  Each Loan Party will not, and will not permit any of its Subsidiaries to, directly or indirectly, (a) incur any Indebtedness (including Indebtedness acquired or assumed as part of a Permitted Acquisition) that is contractually subordinated or junior in right of payment to any Indebtedness of Borrower or such Subsidiary, as the case may be, unless such Indebtedness is expressly subordinated in right of payment to the Term Loans or the applicable guarantee provided by any Guarantor to the extent and in the same manner as such Indebtedness is subordinated in right of payment to other Indebtedness of Borrower or such Subsidiary, as the case may be (it being understood and agreed that Indebtedness shall not be considered contractually subordinated or junior in right of payment solely because it is unsecured or secured by Liens junior in priority to Liens securing other Indebtedness) and (b) incur any Indebtedness that is secured and that is, by its express terms, subordinated as to rights to receive, or subject to turnover of, payments or proceeds of collateral to any other Indebtedness of Borrower or a Subsidiary secured in whole or in part by the same collateral (including any “first-loss” or “last out” tranches under the ABL Credit Agreement, unless (1) such Indebtedness ranks pari passu or junior in right of payment with the Term Loans and (2) the Liens securing such Indebtedness rank pari passu or junior to the Liens on the Collateral securing the Obligations).

7.                      [RESERVED].

8.                     EVENTS OF DEFAULT.

Any one or more of the following events shall constitute an event of default (each, an “Event of Default”) under this Agreement:

8.1            Payments.  If Borrower fails to pay when due and payable, or when declared due and payable, (a) all or any portion of the Obligations consisting of interest, fees, or charges due the Lender Group, reimbursement of Lender Group Expenses, or other amounts constituting Obligations (including any portion thereof that accrues after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), and such failure continues for a period of three (3) Business Days or (b) all or any portion of the principal of the Term Loans;

8.2            Covenants.  If any Loan Party or any of its Subsidiaries:

(a)    fails to perform or observe any covenant or other agreement contained in any of (i) Sections 5.1, 5.2, 5.3 (solely if any Loan Party is not in good standing in its jurisdiction of organization), 5.6, 5.7 (solely if any Loan Party refuses to allow any Agent, the BXC Representative or any of their respective representatives or agents to visit any Loan Party’s properties, inspect its assets or books or records, examine and make copies of its books and records, or discuss Loan Parties’ affairs, finances, and accounts with officers and employees of Borrower), 5.11, 5.13 or 5.14 of this Agreement, (ii) Section 6 of this Agreement, (iii) [reserved], or (iv) Section 7 of the Guaranty and Security Agreement;

(b)    fails to perform or observe any covenant or other agreement contained in any of Sections 5.3 (other than if any Loan Party is not in good standing in its jurisdiction of organization), 5.5, 5.8, and 5.12 of this Agreement and such failure continues for a period of ten days after the earlier of (i) the date on which such failure shall first become known to any officer of Borrower, or (ii) the date on which written notice thereof is given to Borrower by Administrative Agent or the BXC Representative; or

(c)    fails to perform or observe any covenant or other agreement contained in this Agreement, or in any of the other Loan Documents, in each case, other than any such covenant or agreement that is the subject of another provision of this Section 8 (in which event such other provision of this Section 8 shall govern), and such failure continues for a period of thirty (30) days after the earlier of (i) the date on which such failure shall first become known to any officer of Borrower, or (ii) the date on which written notice thereof is given to Borrower by Administrative Agent or the BXC Representative;

8.3            Judgments.  If one or more judgments, orders, or awards for the payment of money involving an aggregate amount of $5,500,000, or more (except to the extent fully covered (other than to the extent of customary deductibles) by insurance pursuant to which the insurer has not denied coverage) is entered or filed against a Loan Party or any of its Subsidiaries, or with respect to any of their respective assets, and either (a) there is a period of thirty (30) consecutive days at any time after the entry of any such judgment, order, or award during which (i) the same is not released, discharged, satisfied, vacated, or bonded pending appeal, or (ii) a stay of enforcement thereof is not in effect, or (b) enforcement proceedings are commenced upon such judgment, order, or award;

8.4            Voluntary Bankruptcy, etc.  If an Insolvency Proceeding is commenced by a Loan Party or any of its Subsidiaries;

8.5            Involuntary Bankruptcy, etc.  If an Insolvency Proceeding is commenced against a Loan Party or any of its Subsidiaries and any of the following events occur: (a) such Loan Party or such Subsidiary consents to the institution of such Insolvency Proceeding against it, (b) the petition commencing the Insolvency Proceeding is not timely controverted, (c) the petition commencing the Insolvency Proceeding is not dismissed within sixty (60) calendar days of the date of the filing thereof, (d) an interim trustee is appointed to take possession of all or any substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, such Loan Party or its Subsidiary, or (e) an order for relief shall have been issued or entered therein;

8.6            Default Under Other Agreements.  If there is (a)(x) an Event of Default in the ABL Credit Agreement or (y) a default in one or more agreements to which a Loan Party or any of its Subsidiaries is a party with one or more third Persons relative to a Loan Party’s or any of its Subsidiaries’ Indebtedness involving an aggregate amount of $5,500,000 or more, and such default, in each case, (i) occurs at the final maturity of the obligations thereunder, or (ii) results in a right by such third Person, irrespective of whether exercised, to accelerate the maturity of such Loan Party’s or its Subsidiary’s obligations thereunder, or (b) a default in or an involuntary early termination of one or more Hedge Agreements to which a Loan Party or any of its Subsidiaries is a party involving an aggregate amount of $5,500,000 or more;

8.7            Representations, etc.  If any warranty, representation, certificate, statement, or Record made herein or in any other Loan Document or delivered in writing to Administrative Agent or the BXC Representative or any Lender in connection with this Agreement or any other Loan Document proves to be untrue in any material respect (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of the date of issuance or making or deemed making thereof;

8.8            Guaranty.  If the obligation of any Guarantor under the guaranty contained in any Guaranty is limited or terminated by operation of law or by such Guarantor (other than in accordance with the terms of this Agreement) or if any Guarantor repudiates or revokes or purports to repudiate or revoke any such guaranty;

8.9            Security Documents.  If the Guaranty and Security Agreement or any other Loan Document that purports to create a Lien, shall, for any reason, fail or cease to create a valid and perfected and, (except to the extent of Permitted Liens which are (i) Liens granted to, or for the benefit of, the ABL Agent to secure the Obligations (as defined in the ABL Credit Agreement) and (ii) non-consensual Permitted Liens, permitted purchase money Liens or the interests of lessors under Capital Leases) second priority Lien on the Collateral covered thereby, except (a) as a result of a disposition of the applicable Collateral in a transaction permitted under this Agreement, or (b) with respect to Collateral the aggregate value of which, for all such Collateral, does not exceed at any time, $1,100,000 or (c) as the result of an action or failure to act on the part of an Agent;

8.10            Loan Documents.  The validity or enforceability of any Loan Document shall at any time for any reason  (other than solely as the result of an action or failure to act on the part of Administrative Agent) be declared to be null and void, or a proceeding shall be commenced by a Loan Party or its Subsidiaries, or by any Governmental Authority having jurisdiction over a Loan Party or its Subsidiaries, seeking to establish the invalidity or unenforceability thereof, or a Loan Party or its Subsidiaries shall deny that such Loan Party or its Subsidiaries has any liability or obligation purported to be created under any Loan Document;

8.11            ERISA.  The occurrence of any of the following events: (a) any Loan Party or ERISA Affiliate fails to make full payment when due of all amounts which any Loan Party or ERISA Affiliate is required to pay as contributions, installments, or otherwise to or with respect to a Pension Plan or Multiemployer Plan where such failure could reasonably be expected to have a Material Adverse Effect, (b) an accumulated funding deficiency or funding shortfall in excess of $5,500,000 occurs or exists, whether or not waived, with respect to any Pension Plan, individually or in the aggregate, (c) a Notification Event, which could reasonably be expected to result in liability in excess of $5,500,000, either individually or in the aggregate or (d) any Loan Party or ERISA Affiliate completely or partially withdraws from one or more Multiemployer Plans and incurs Withdrawal Liability in excess of $5,500,000 in the aggregate, or fails to make any Withdrawal Liability payment when due;

8.12            Change of Control.  A Change of Control shall occur;

8.13            Health Care Laws.  If any of the following shall occur:

(a)    any Health Care Permit of Borrower which, individually or in the aggregate for all such Borrower, accounts for more than five percent (5.0%) of the revenue or Borrower and its Subsidiaries during the previous four (4) fiscal quarter period shall be revoked, fail to be renewed, suspended or otherwise terminated,

(b)    any Loan Party shall enter into a settlement agreement with CMS or any other Governmental Authority;

(c)    any Loan Party suspends or terminates any material portion of its business pursuant to the order of any Governmental Authority, or

(d)    any Loan Party or any owner, officer, director, partner, agent or managing employee of a Loan Party (i) shall have been found guilty of an act of fraud or been convicted of a felony crime that relates to the services provided by such Loan Party or (ii) shall have been specifically identified as subject or the target of a criminal investigation or indicted for a felony crime relating to any services provided by such Loan Party.

9.                     RIGHTS AND REMEDIES.

9.1            Rights and Remedies.  Upon the occurrence and during the continuation of an Event of Default, Administrative Agent, at the instruction of the Required Lenders, shall, in addition to any other rights or remedies provided for hereunder or under any other Loan Document or by applicable law, and subject to the Intercreditor Agreement, do any one or more of the following:

(a)    by written notice to Borrower, declare the principal of, and any and all accrued and unpaid interest and fees in respect of, the Term Loans and all other Obligations, whether evidenced by this Agreement or by any of the other Loan Documents to be immediately due and payable, whereupon the same shall become and be immediately due and payable and Borrower shall be obligated to repay all of such Obligations in full, without presentment, demand, protest, or further notice or other requirements of any kind, all of which are hereby expressly waived by Borrower; and

(b)    exercise all other rights and remedies available to Administrative Agent or the Lenders under the Loan Documents, under applicable law, or in equity.

Notwithstanding the foregoing, upon the occurrence of any Event of Default described in Section 8.4 or Section 8.5, in addition to the remedies set forth above, without any notice to Borrower or any other Person or any act by the Lender Group, the Obligations, inclusive of the principal of, and any and all accrued and unpaid interest and fees in respect of, the Term Loans and all other Obligations (including the Prepayment Premium), whether evidenced by this Agreement or by any of the other Loan Documents, shall automatically become and be immediately due and payable and Borrower shall automatically be obligated to repay all of such Obligations in full (including Borrower being obligated to provide (and Borrower agrees that it will provide).

9.2            Remedies Cumulative.  The rights and remedies of the Lender Group under this Agreement, the other Loan Documents, and all other agreements shall be cumulative.  The Lender Group shall have all other rights and remedies not inconsistent herewith as provided under the UCC, by law, or in equity.  No exercise by the Lender Group of one right or remedy shall be deemed an election, and no waiver by the Lender Group of any Default or Event of Default shall be deemed a continuing waiver.  No delay by the Lender Group shall constitute a waiver, election, or acquiescence by it.

10.                  WAIVERS; INDEMNIFICATION.

10.1            Demand; Protest; etc.  Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, nonpayment at maturity, release, compromise, settlement, extension, or renewal of documents, instruments, chattel paper, and guarantees at any time held by the Lender Group on which Borrower may in any way be liable.

10.2            The Lender Group’s Liability for Collateral.  Borrower hereby agrees that:  (a) so long as Collateral Agent complies with its obligations, if any, under the UCC, the Lender Group shall not in any way or manner be liable or responsible for:  (i) the safekeeping of the Collateral, (ii) any loss or damage thereto occurring or arising in any manner or fashion from any cause, (iii) any diminution in the value thereof, or (iv) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person, and (b) all risk of loss, damage, or destruction of the Collateral shall be borne by the Loan Parties, except for loss, damage or destruction of Collateral as a result of acts or omissions that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of an Agent.

10.3            Indemnification.  Borrower shall pay, indemnify, defend, and hold the Agents, the Agent-Related Persons, the  BXC Representative, the BXC Representative’s Related Persons, the Lender-Related Persons, and each Participant (each, an “Indemnified Person”) harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, liabilities, fines, costs, penalties, and damages, and all reasonable and documented fees and disbursements of attorneys, experts, or consultants and all other reasonable and documented out-of-pocket costs and expenses actually incurred in connection therewith or in connection with the enforcement of this indemnification (as and when they are incurred and irrespective of whether suit is brought but without duplication of any losses, costs and expenses as to which Borrower is liable to such Indemnified Person pursuant to Section 2.13 or Section 16), at any time asserted against, imposed upon, or incurred by any of them (a) in connection with or as a result of or related to the execution and delivery, enforcement, performance, or administration (including any restructuring or workout with respect hereto) of this Agreement, any of the other Loan Documents, or the transactions contemplated hereby or thereby or the monitoring of Borrower’s and its Subsidiaries’ compliance with the terms of the Loan Documents (provided, that the indemnification in this clause (a) shall not extend to (i) disputes solely between or among the Lenders that do not involve any acts or omissions of any Loan Party, or (ii) disputes solely between or among the Lenders and their respective Affiliates that do not involve any acts or omissions of any Loan Party; it being understood and agreed that the indemnification in this clause (a) shall extend to Administrative Agent, the Collateral Agent, the Agent-Related Persons and the BXC Representative (but not the Lenders unless the dispute involves an act or omission of a Loan Party) relative to disputes between or among Administrative Agent and/or the Collateral Agent on the one hand, and one or more Lenders, or one or more of their Affiliates, on the other hand, or (iii) any claims for Taxes, which shall be governed by Section 16, other than Taxes which relate to primarily non-Tax claims), (b) with respect to any actual or prospective investigation, litigation, or proceeding related to this Agreement, any other Loan Document, the making of the Term Loans hereunder, or the use of the proceeds of the Term Loans provided hereunder (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event, or circumstance in any manner related thereto, and (c) in connection with or arising out of any presence or release of Hazardous Materials at, on, under, to or from any assets or properties owned, leased or operated by any Loan Party or any of its Subsidiaries or any Environmental Actions, Environmental Liabilities or Remedial Actions related in any way to any such assets or properties of any Loan Party or any of its Subsidiaries (each and all of the foregoing, the “Indemnified Liabilities”).  The foregoing to the contrary notwithstanding, Borrower shall not have any obligation to any Indemnified Person under this Section 10.3 with respect to any Indemnified Liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Indemnified Person or its officers, directors, employees, attorneys, or agents.  The provisions of this Section 10.3 (together with the provisions of Section 2.5(a)) shall survive the termination of this Agreement and the repayment in full of the Obligations.  If any Indemnified Person makes any payment to any other Indemnified Person with respect to an Indemnified Liability as to which Borrower was required to indemnify the Indemnified Person receiving such payment, the Indemnified Person making such payment is entitled to be indemnified and reimbursed by Borrower with respect thereto.  WITHOUT LIMITATION, THE FOREGOING INDEMNITY SHALL APPLY TO EACH INDEMNIFIED PERSON WITH RESPECT TO INDEMNIFIED LIABILITIES WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF ANY NEGLIGENT ACT OR OMISSION OF SUCH INDEMNIFIED PERSON OR OF ANY OTHER PERSON, provided, that, this shall not be construed to apply to acts or omissions that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Indemnified Person.

11.                  NOTICES.

Unless otherwise provided in this Agreement, all notices or demands relating to this Agreement or any other Loan Document shall be in writing and shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested) (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid), overnight courier, electronic mail (at such email addresses as a party may designate in accordance herewith).  In the case of notices or demands to any Loan Party or Agent, as the case may be, they shall be sent to the respective address set forth below:

If to any Loan Party:	Cross Country Healthcare, Inc.
6551 Park of Commerce Blvd, N.W. Boca Raton, FL 33487 Attention: William J. Burns Email: wburns@crosscountry.com
with copies to:	Cross Country Healthcare, Inc.
6551 Park of Commerce Blvd, N.W. Boca Raton, FL 33487 Attention: Susan E. Ball Email: sball@crosscountry.com
with copies to:	Morgan Lewis & Bockius LLP 101 Park Avenue New York, NY 10148 Attention: Patricia F. Brennan Email: patricia.brennan@morganlewis.com
If to Administrative Agent or Collateral Agent:	Wilmington Trust, National Association Rodney Square North 1100 North Market Street Wilmington, DE 19890 Attention: Joseph B. Feil 302-636-4145 Email: jfeil@wilmingtontrust.com

with copies to:	Arnold & Porter Kaye Scholer LLP 250 West 55th Street New York, NY 10019-9710
Attn: Alan Glantz
Fax No: (212) 836-6763
If to the BXC Representative:	Blackstone Credit Advisors, LP 345 Park Avenue New York, NY 10154 Attn: William Hobbs Email: bill.hobbs@blackstone.com

with copies to:	King & Spalding LLP
1185 Avenue of the Americas 34th Floor
New York, NY 10036
Attn: W. Todd Holleman, Esq.
Email: tholleman@kslaw.com

If to any Lender:	To its address (or fax number, telephone number or e-mail address) set forth in its Administrative Questionnaire

Any party hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other party.  All notices or demands sent in accordance with this Section 11, shall be deemed received on the earlier of the date of actual receipt or three Business Days after the deposit thereof in the mail; provided, that (a) notices sent by overnight courier service shall be deemed to have been given when received, (b) notices by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient) and (c) notices by electronic mail shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return email or other written acknowledgment).

12.                CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER; JUDICIAL REFERENCE PROVISION.

(a)    THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO, AND ANY CLAIMS, CONTROVERSIES OR DISPUTES ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(b)    THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK; PROVIDED, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT ADMINISTRATIVE AGENT’S OR COLLATERAL AGENT’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE ADMINISTRATIVE AGENT OR COLLATERAL AGENT ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND.  EACH LOAN PARTY AND EACH MEMBER OF THE LENDER GROUP WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 12(b).

(c)     TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EACH LOAN PARTY AND EACH MEMBER OF THE LENDER GROUP HEREBY WAIVE THEIR RESPECTIVE RIGHTS, IF ANY, TO A JURY TRIAL OF ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION DIRECTLY OR INDIRECTLY BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS (EACH A “CLAIM”).  EACH LOAN PARTY AND EACH MEMBER OF THE LENDER GROUP REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.  IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

(d)    EACH LOAN PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK AND THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT ADMINISTRATIVE AGENT OR COLLATERAL AGENT MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY LOAN PARTY OR ANY OF ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(e)     NO CLAIM MAY BE MADE BY ANY LOAN PARTY AGAINST ADMINISTRATIVE AGENT, COLLATERAL AGENT, THE BXC REPRESENTATIVE, ANY LENDER, OR ANY AFFILIATE, DIRECTOR, OFFICER, EMPLOYEE, COUNSEL, REPRESENTATIVE, AGENT, OR ATTORNEY-IN-FACT OF ANY OF THEM FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL, PUNITIVE OR EXEMPLARY DAMAGES OR LOSSES IN RESPECT OF ANY CLAIM FOR BREACH OF CONTRACT OR ANY OTHER THEORY OF LIABILITY ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY ACT, OMISSION, OR EVENT OCCURRING IN CONNECTION THEREWITH, AND EACH LOAN PARTY HEREBY WAIVES, RELEASES, AND AGREES NOT TO SUE UPON ANY CLAIM FOR SUCH DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.

(f)    IN THE EVENT ANY LEGAL PROCEEDING IS FILED IN A COURT OF THE STATE OF CALIFORNIA (THE “COURT”) BY OR AGAINST ANY PARTY HERETO IN CONNECTION WITH ANY CLAIM AND THE WAIVER SET FORTH IN CLAUSE (C) ABOVE IS NOT ENFORCEABLE IN SUCH PROCEEDING, THE PARTIES HERETO AGREE AS FOLLOWS:

(i)        WITH THE EXCEPTION OF THE MATTERS SPECIFIED IN SUBCLAUSE (ii) BELOW, ANY CLAIM SHALL BE DETERMINED BY A GENERAL REFERENCE PROCEEDING IN ACCORDANCE WITH THE PROVISIONS OF CALIFORNIA CODE OF CIVIL PROCEDURE SECTIONS 638 THROUGH 645.1.  THE PARTIES INTEND THIS GENERAL REFERENCE AGREEMENT TO BE SPECIFICALLY ENFORCEABLE.  VENUE FOR THE REFERENCE PROCEEDING SHALL BE IN THE COUNTY OF LOS ANGELES, CALIFORNIA.

(ii)        THE FOLLOWING MATTERS SHALL NOT BE SUBJECT TO A GENERAL REFERENCE PROCEEDING: (A) NON-JUDICIAL FORECLOSURE OF ANY SECURITY INTERESTS IN REAL OR PERSONAL PROPERTY, (B) EXERCISE OF SELF-HELP REMEDIES (INCLUDING SET-OFF OR RECOUPMENT), (C) APPOINTMENT OF A RECEIVER, AND (D) TEMPORARY, PROVISIONAL, OR ANCILLARY REMEDIES (INCLUDING WRITS OF ATTACHMENT, WRITS OF POSSESSION, TEMPORARY RESTRAINING ORDERS, OR PRELIMINARY INJUNCTIONS).  THIS AGREEMENT DOES NOT LIMIT THE RIGHT OF ANY PARTY TO EXERCISE OR OPPOSE ANY OF THE RIGHTS AND REMEDIES DESCRIBED IN CLAUSES (A) - (D) AND ANY SUCH EXERCISE OR OPPOSITION DOES NOT WAIVE THE RIGHT OF ANY PARTY TO PARTICIPATE IN A REFERENCE PROCEEDING PURSUANT TO THIS AGREEMENT WITH RESPECT TO ANY OTHER MATTER.

(iii)        UPON THE WRITTEN REQUEST OF ANY PARTY, THE PARTIES SHALL SELECT A SINGLE REFEREE, WHO SHALL BE A RETIRED JUDGE OR JUSTICE.  IF THE PARTIES DO NOT AGREE UPON A REFEREE WITHIN TEN DAYS OF SUCH WRITTEN REQUEST, THEN, ANY PARTY SHALL HAVE THE RIGHT TO REQUEST THE COURT TO APPOINT A REFEREE PURSUANT TO CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 640(B).  THE REFEREE SHALL BE APPOINTED TO SIT WITH ALL OF THE POWERS PROVIDED BY LAW.  PENDING APPOINTMENT OF THE REFEREE, THE COURT SHALL HAVE THE POWER TO ISSUE TEMPORARY OR PROVISIONAL REMEDIES.

(iv)        EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, THE REFEREE SHALL DETERMINE THE MANNER IN WHICH THE REFERENCE PROCEEDING IS CONDUCTED INCLUDING THE TIME AND PLACE OF HEARINGS, THE ORDER OF PRESENTATION OF EVIDENCE, AND ALL OTHER QUESTIONS THAT ARISE WITH RESPECT TO THE COURSE OF THE REFERENCE PROCEEDING.  ALL PROCEEDINGS AND HEARINGS CONDUCTED BEFORE THE REFEREE, EXCEPT FOR TRIAL, SHALL BE CONDUCTED WITHOUT A COURT REPORTER, EXCEPT WHEN ANY PARTY SO REQUESTS A COURT REPORTER AND A TRANSCRIPT IS ORDERED, A COURT REPORTER SHALL BE USED AND THE REFEREE SHALL BE PROVIDED A COURTESY COPY OF THE TRANSCRIPT.  THE PARTY MAKING SUCH REQUEST SHALL HAVE THE OBLIGATION TO ARRANGE FOR AND PAY THE COSTS OF THE COURT REPORTER; PROVIDED, THAT SUCH COSTS, ALONG WITH THE REFEREE’S FEES, SHALL ULTIMATELY BE BORNE BY THE PARTY WHO DOES NOT PREVAIL, AS DETERMINED BY THE REFEREE.

(v)        THE REFEREE MAY REQUIRE ONE OR MORE PREHEARING CONFERENCES.  THE PARTIES HERETO SHALL BE ENTITLED TO DISCOVERY, AND THE REFEREE SHALL OVERSEE DISCOVERY IN ACCORDANCE WITH THE RULES OF DISCOVERY, AND SHALL ENFORCE ALL DISCOVERY ORDERS IN THE SAME MANNER AS ANY TRIAL COURT JUDGE IN PROCEEDINGS AT LAW IN THE STATE OF CALIFORNIA.

(vi)        THE REFEREE SHALL APPLY THE RULES OF EVIDENCE APPLICABLE TO PROCEEDINGS AT LAW IN THE STATE OF CALIFORNIA AND SHALL DETERMINE ALL ISSUES IN ACCORDANCE WITH CALIFORNIA SUBSTANTIVE AND PROCEDURAL LAW.  THE REFEREE SHALL BE EMPOWERED TO ENTER EQUITABLE AS WELL AS LEGAL RELIEF AND RULE ON ANY MOTION WHICH WOULD BE AUTHORIZED IN A TRIAL, INCLUDING MOTIONS FOR DEFAULT JUDGMENT OR SUMMARY JUDGMENT.  THE REFEREE SHALL REPORT HIS OR HER DECISION, WHICH REPORT SHALL ALSO INCLUDE FINDINGS OF FACT AND CONCLUSIONS OF LAW.  THE REFEREE SHALL ISSUE A DECISION AND PURSUANT TO CALIFORNIA CODE OF CIVIL PROCEDURE, SECTION 644, THE REFEREE’S DECISION SHALL BE ENTERED BY THE COURT AS A JUDGMENT IN THE SAME MANNER AS IF THE ACTION HAD BEEN TRIED BY THE COURT.  THE FINAL JUDGMENT OR ORDER FROM ANY APPEALABLE DECISION OR ORDER ENTERED BY THE REFEREE SHALL BE FULLY APPEALABLE AS IF IT HAS BEEN ENTERED BY THE COURT.

(vii)            THE PARTIES RECOGNIZE AND AGREE THAT ALL CLAIMS RESOLVED IN A GENERAL REFERENCE PROCEEDING PURSUANT HERETO WILL BE DECIDED BY A REFEREE AND NOT BY A JURY.  AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR OWN CHOICE, EACH PARTY HERETO KNOWINGLY AND VOLUNTARILY AND FOR THEIR MUTUAL BENEFIT AGREES THAT THIS REFERENCE PROVISION SHALL APPLY TO ANY DISPUTE BETWEEN THEM THAT ARISES OUT OF OR IS RELATED TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS.

13.                ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS.

13.1            Assignments and Participations.

(a)    (i) Subject to the conditions set forth in clause (a)(ii) below, any Lender may assign and delegate all or any portion of its rights and duties under the Loan Documents (including the Obligations owed to it and its Commitments) to one or more assignees so long as such prospective assignee is an Eligible Transferee (each, an “Assignee”), with the prior written consent (such consent not be unreasonably withheld, delayed or conditioned) of:

(A)        Borrower; provided, that no consent of Borrower shall be required (1)  if a Specified Event of Default has occurred and is continuing, or (2) in connection with an assignment to a Person that is a Lender, an Affiliate (other than natural persons) of a Lender; or a Related Fund; provided further, that Borrower shall be deemed to have consented to a proposed assignment unless it objects thereto by written notice to Administrative Agent within five (5) Business Days after having received notice thereof; and

(B)        Administrative Agent; provided, that no consent of Administrative Agent shall be required in connection with an assignment to a Person that is a Lender, an Affiliate (other than natural persons) of a Lender; or a Related Fund.

(ii)        Assignments shall be subject to the following additional conditions:

(A)        no assignment may be made to a natural person,

(B)        no assignment may be made to a Loan Party or an Affiliate of a Loan Party,

(C)        the amount of the Commitments and the other rights and obligations of the assigning Lender hereunder and under the other Loan Documents subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to Administrative Agent) shall be in a minimum amount (unless waived by Administrative Agent) of $5,000,000 (except such minimum amount shall not apply to (1) an assignment or delegation by any Lender to any other Lender, an Affiliate of any Lender, or a Related Fund of such Lender, or (2) a group of new Lenders, each of which is an Affiliate of each other or a Related Fund of such new Lender to the extent that the aggregate amount to be assigned to all such new Lenders is at least $5,000,000),

(D)        each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement,

(E)        the parties to each assignment shall execute and deliver to Administrative Agent an Assignment and Acceptance,

(F)        unless waived by Administrative Agent, the assigning Lender or Assignee has paid to Administrative Agent, for Administrative Agent’s separate account, a processing fee in the amount of $3,500, and

(G)        the assignee, if it is not a Lender, shall deliver to Administrative Agent an Administrative Questionnaire in a form approved by Administrative Agent (the “Administrative Questionnaire”) and its applicable tax form under Section 16.2.

(b)   Subject to acceptance and recording thereof pursuant to Section 13.1(h), on and after the date that Administrative Agent receives the executed Assignment and Acceptance and, if applicable, payment of the required processing fee (and if applicable, the Administrative Questionnaire and applicable tax form from the Assignee), (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall be a “Lender” and shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assigning Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (except with respect to Section 10.3) and be released from any future obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement and the other Loan Documents, such Lender shall cease to be a party hereto and thereto); provided, that nothing contained herein shall release any assigning Lender from obligations that survive the termination of this Agreement, including such assigning Lender’s obligations under Section 15 and Section 17.9(a).

(c)   By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows:  (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto, (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto, (iii) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance, (iv) such Assignee will, independently and without reliance upon Administrative Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement, (v) such Assignee appoints and authorizes Administrative Agent to take such actions and to exercise such powers under this Agreement and the other Loan Documents as are delegated to Administrative Agent, by the terms hereof and thereof, together with such powers as are reasonably incidental thereto, and (vi) such Assignee agrees that it will perform all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

(d)   [Reserved].

(e)   Any Lender may at any time sell to one or more commercial banks, financial institutions, or other Persons (a “Participant”) participating interests in all or any portion of its Obligations, its Commitment, and the other rights and interests of that Lender (the “Originating Lender”) hereunder and under the other Loan Documents; provided, that (i) the Originating Lender shall remain a “Lender” for all purposes of this Agreement and the other Loan Documents and the Participant receiving the participating interest in the Obligations, the Commitments, and the other rights and interests of the Originating Lender hereunder shall not constitute a “Lender” hereunder or under the other Loan Documents and the Originating Lender’s obligations under this Agreement shall remain unchanged, (ii) the Originating Lender shall remain solely responsible for the performance of such obligations, (iii) Borrower, Administrative Agent, the Collateral Agent and the Lenders shall continue to deal solely and directly with the Originating Lender in connection with the Originating Lender’s rights and obligations under this Agreement and the other Loan Documents, (iv) no Lender shall transfer or grant any participating interest under which the Participant has the right to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment to, or consent or waiver with respect to this Agreement or of any other Loan Document would (A) extend the final maturity date of the Obligations hereunder in which such Participant is participating, (B) reduce the interest rate applicable to the Obligations hereunder in which such Participant is participating, (C) release all or substantially all of the Collateral or guaranties (except to the extent expressly provided herein or in any of the Loan Documents) supporting the Obligations hereunder in which such Participant is participating, (D) postpone the payment of, or reduce the amount of, the interest or fees payable to such Participant through such Lender (other than a waiver of default interest), or (E) decreases the amount or postpones the due dates of scheduled principal repayments or prepayments or premiums payable to such Participant through such Lender, (v) no participation shall be sold to a natural person, (vi) no participation shall be sold to a Loan Party, an Affiliate of a Loan Party, or any holder of Subordinated Indebtedness of Borrower or any of its Subsidiaries, and (vii) all amounts payable by Borrower hereunder shall be determined as if such Lender had not sold such participation, except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement.  The rights of any Participant only shall be derivative through the Originating Lender with whom such Participant participates and no Participant shall have any rights under this Agreement or the other Loan Documents or any direct rights as to the other Lenders, Agents, Borrower, the Collateral, or otherwise in respect of the Obligations.  No Participant shall have the right to participate directly in the making of decisions by the Lenders among themselves.

(f)    In connection with any such assignment or participation or proposed assignment or participation or any grant of a security interest in, or pledge of, its rights under and interest in this Agreement, a Lender may, subject to the provisions of Section 17.9, disclose all documents and information which it now or hereafter may have relating to any Loan Party and its Subsidiaries and their respective businesses.

(g)   Any other provision in this Agreement notwithstanding, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement to secure obligations of such Lender, including any pledge in favor of any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Bank or U.S. Treasury Regulation 31 CFR §203.24, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law; provided, that no such pledge shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(h)   Administrative Agent (as a non-fiduciary agent on behalf of Borrower) shall maintain, or cause to be maintained, a register (the “Register”) on which it enters the name and address of each Lender as the registered owner of the Term Loans (and the principal amount thereof and stated interest thereon) held by such Lender (each, a “Registered Loan”).  Other than in connection with an assignment by a Lender of all or any portion of its portion of the Term Loans to an Affiliate of such Lender or a Related Fund of such Lender (i) a Registered Loan (and the registered note, if any, evidencing the same) may be assigned or sold in whole or in part only by registration of such assignment or sale on the Register (and each registered note shall expressly so provide) and (ii) any assignment or sale of all or part of such Registered Loan (and the registered note, if any, evidencing the same) may be effected only by registration of such assignment or sale on the Register, together with the surrender of the registered note, if any, evidencing the same duly endorsed by (or accompanied by a written instrument of assignment or sale duly executed by) the holder of such registered note, whereupon, at the request of the designated assignee(s) or transferee(s), one or more new registered notes in the same aggregate principal amount shall be issued to the designated assignee(s) or transferee(s).  Prior to the registration of assignment or sale of any Registered Loan (and the registered note, if any evidencing the same), Borrower, Administrative Agent, Collateral Agent and each Lender shall treat the Person in whose name such Registered Loan (and the registered note, if any, evidencing the same) is registered as the owner thereof for the purpose of receiving all payments thereon and for all other purposes, notwithstanding notice to the contrary. The entries in the Register shall be conclusive absent manifest error.

(i)    In the event that a Lender sells participations in the Registered Loan, such Lender, as a non-fiduciary agent on behalf of Borrower, shall maintain (or cause to be maintained) a register on which it enters the name o f all participants in the Registered Loans held by it (and the principal amount (and stated interest thereon) of the portion of such Registered Loans that is subject to such participations) (the “Participant Register”).  A Registered Loan (and the registered note, if any, evidencing the same) may be participated in whole or in part only by registration of such participation on the Participant Register (and each registered note shall expressly so provide).  Any participation of such Registered Loan (and the registered note, if any, evidencing the same) may be effected only by the registration of such participation on the Participant Register. No Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(j)    Administrative Agent shall make a copy of the Register (and each Lender shall make a copy of its Participant Register to the extent it has one) available for review by Borrower from time to time as Borrower may reasonably request. The Register shall be available for inspection by any Lender (only as to its own Commitments and Term Loans under this Agreement), at any reasonable time and from time to time upon reasonable prior written notice.

13.2            Successors.  This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, that Borrower may not assign this Agreement or any rights or duties hereunder without the Lenders’ and Agents’ prior written consent and any prohibited assignment shall be absolutely void ab initio.  No consent to assignment by the Lenders and Agents shall release Borrower from its Obligations.  A Lender may assign this Agreement and the other Loan Documents and its rights and duties hereunder and thereunder pursuant to Section 13.1 and, except as expressly required pursuant to Section 13.1, no consent or approval by Borrower is required in connection with any such assignment.

14.            AMENDMENTS; WAIVERS.

14.1            Amendments and Waivers.

(a)   No amendment, waiver or other modification of any provision of this Agreement or any other Loan Document (other than the Fee Letters), and no consent with respect to any departure by any Loan Party, shall be effective unless the same shall be in writing and signed by the Required Lenders (or by Administrative Agent at the written request of the Required Lenders) and the Loan Parties that are party thereto, and acknowledged by the Administrative Agent, and then any such waiver or consent shall be effective, but only in the specific instance and for the specific purpose for which given; provided, that no such waiver, amendment, or consent shall, unless in writing and signed by all of the Lenders directly affected thereby and all of the Loan Parties that are party thereto, do any of the following:

(i)             increase the amount of or extend the expiration date of any Commitment of any Lender,

(ii)          postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees, or other amounts due hereunder or under any other Loan Document,

(iii)        reduce the principal of, or the rate of interest on, any loan or other extension of credit hereunder, or reduce any fees or other amounts payable hereunder or under any other Loan Document (except (A)  in connection with the waiver of applicability of Section 2.6(c), which waiver shall be effective with the written consent of the Required Lenders and (B) that any amendment or modification of defined terms used in the definition of “Applicable Margin” shall not constitute a reduction in the rate of interest or a reduction of fees for purposes of this clause (iii)),

(iv)        amend, modify, or eliminate this Section 14.1 or any provision of this Agreement providing for consent or other action by all Lenders,

(v)           [reserved];

(vi)        amend, modify, or eliminate Section 3.1 or 3.2,

(vii)      amend, modify, or eliminate Section 15.11,

(viii)    other than as permitted by Section 15.11, release or contractually subordinate Administrative Agent’s Lien in and to any of the Collateral,

(ix)        amend, modify, or eliminate the definitions of “Required Lenders” or “Pro Rata Share”,

(x)           other than in connection with a merger, liquidation, dissolution or sale of such Person expressly permitted by the terms hereof or the other Loan Documents, release Borrower or any Guarantor from any obligation for the payment of money or consent to the assignment or transfer by Borrower or any Guarantor of any of its rights or duties under this Agreement or the other Loan Documents,

(xi)        amend, modify, or eliminate any of the provisions of Section 2.4(b)(i), (ii) or (iii) or Section 2.4(e), or

(xii)      at any time that any Real Property is included in the Collateral, add, increase, renew or extend the Term Loans hereunder until the completion of flood due diligence, documentation and coverage as required by the Flood Laws or as otherwise satisfactory to all Lenders, or

(xiii)    amend, modify, or eliminate any of the provisions of Section 13.1 with respect to assignments to, or participations with, Persons who are Loan Parties, or Affiliates of a Loan Party;

(b)                  No amendment, waiver, modification, or consent shall amend, modify, waive, or eliminate,

(i)        (A) the definition of any Fee Letter, without the written consent of the respective parties thereto,

(ii)        any provision of Section 15 pertaining to any Agent, or otherwise affect any of the rights or duties of Agent under this Agreement or the other Loan Documents, without the written consent of such Agent, Borrower, and the Required Lenders;

(c)                  Any amendment or modification to the Agent Fee Letter, or waiver of any rights or privileges thereunder, shall only require the consent of Borrower and the Agents party thereto;

(d)                  [reserved];

(e)                  [reserved]; and

(f)    Anything in this Section 14.1 to the contrary notwithstanding, any amendment, modification, elimination, waiver, consent, termination, or release of, or with respect to, any provision of this Agreement or any other Loan Document that relates only to the relationship of the Lender Group among themselves, and that does not affect the rights or obligations of any Loan Party, shall not require consent by or the agreement of any Loan Party, provided, that, written notice thereof shall be provided to Borrower to the extent of any modification of the rights or duties of any Loan Party.

14.2            [Reserved].

14.3            No Waivers; Cumulative Remedies.  No failure by Administrative Agent or any Lender to exercise any right, remedy, or option under this Agreement or any other Loan Document, or delay by Administrative Agent or any Lender in exercising the same, will operate as a waiver thereof.  No waiver by Administrative Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated.  No waiver by Administrative Agent or any Lender on any occasion shall affect or diminish Administrative Agent’s and each Lender’s rights thereafter to require strict performance by any Loan Party of any provision of this Agreement.  Administrative Agent’s and each Lender’s rights under this Agreement and the other Loan Documents will be cumulative and not exclusive of any other right or remedy that Administrative Agent or any Lender may have.

15.            AGENTS; THE LENDER GROUP.

15.1            Appointment and Authorization of Agents.

(a)   Each Lender hereby designates and appoints Wilmington Trust as its Administrative Agent under this Agreement and the other Loan Documents and each Lender hereby irrevocably authorizes Administrative Agent to execute and deliver each of the other Loan Documents on its behalf and to take such other action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to Administrative Agent by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto.  Administrative Agent agrees to act as Administrative Agent for and on behalf of the Lenders on the conditions contained in this Section 15.

(b)   Each Lender hereby designates and appoints Wilmington Trust as Collateral Agent under this Agreement and the other Loan Documents and each Lender hereby irrevocably authorizes Collateral Agent to execute and deliver each of the other Loan Documents on its behalf and to take such other action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to Collateral Agent by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto.  Collateral Agent agrees to act as Collateral Agent for and on behalf of the Lenders on the conditions contained in this Section 15.

(c)   Any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document notwithstanding, no Agent shall have any duties or responsibilities, except those expressly set forth herein or in the other Loan Documents (and its duties hereunder and thereunder shall be administrative in nature), nor shall any Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against any Agent.  Without limiting the generality of the foregoing, the use of the term “agent” in this Agreement or the other Loan Documents with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law.  Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only a representative relationship between independent contracting parties.

(d)   Each Lender hereby further authorizes Collateral Agent to act as the secured party under each of the Loan Documents that create a Lien on any item of Collateral.  Except as expressly otherwise provided in this Agreement, each Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions that such Agent expressly is entitled to take or assert under or pursuant to this Agreement and the other Loan Documents.  Without limiting the generality of the foregoing, or of any other provision of the Loan Documents that provides rights or powers to an Agent, Lenders agree that such Agent shall have the right to (but shall not be obligated to) exercise the following powers as long as this Agreement remains in effect:  (a) maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Obligations, the Collateral, payments and proceeds of Collateral, and related matters, (b) execute or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim, notices and other written agreements with respect to the Loan Documents, or to take any other action with respect to any Collateral or Loan Documents which may be necessary to perfect, and maintain perfected, the security interests and Liens upon Collateral pursuant to the Loan Documents, (c) [reserved], (d) exclusively receive, apply, and distribute payments and proceeds of the Collateral as provided in the Loan Documents, (e) open and maintain such bank accounts and cash management arrangements as Administrative Agent deems necessary and appropriate in accordance with the Loan Documents for the foregoing purposes, (f) perform, exercise, and enforce any and all other rights and remedies of the Lender Group with respect to any Loan Party or any of its Subsidiaries, the Obligations, the Collateral, or otherwise related to any of same as provided in the Loan Documents, and (g) incur and pay such Lender Group Expenses as Administrative Agent may deem necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to the Loan Documents.

(e)   Each Lender hereby further authorizes and directs Administrative Agent and/or the Collateral Agent to enter into subordination or intercreditor agreements with respect to Indebtedness to the extent the Collateral Agent and/or Administrative Agent, as applicable, is otherwise contemplated herein as being a party to such intercreditor or subordination agreement, including the Intercreditor Agreement.

(f)    Any corporation or association into which any Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer all or substantially all of its corporate trust business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which such Agent is a party, will be and become the successor Agent, as applicable, under this Agreement and will have and succeed to the rights, powers, duties, immunities and privileges as its predecessor, without the execution or filing of any instrument or paper or the performance of any further act.

15.2            Delegation of Duties.  Each Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by such Agent. Each of the Administrative Agent and the Collateral Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Persons. The exculpatory provisions of this Section 15 and the indemnity provisions of Section 10.3 shall apply to any such sub-agent and to the Related Persons of the Administrative Agent, the Collateral Agent and any such sub-agent, and shall apply to their respective activities as Administrative Agent or the Collateral Agent. Neither the Administrative Agent nor the Collateral Agent shall be responsible for the negligence or misconduct of any of its sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent or the Collateral Agent, as applicable, acted with gross negligence or willful misconduct in the selection of such sub-agents.

15.3            Liability of Agent.  None of the Agent-Related Persons shall:

(a)    be liable for any action taken or omitted to be taken by any of them  (i) with the consent or at the request of the BXC Rep Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent or the Collateral Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 9 or  Section 14) or (ii) in the absence of its own gross negligence or willful misconduct (which absence shall be assumed unless otherwise determined by a court of competent jurisdiction by final and non-appealable judgment);

(b)    be responsible in any manner for, or have any duty to inquire into (i) any recital, statement, representation or warranty made by any Loan Party or any of its Subsidiaries or Affiliates, or any officer or director thereof, contained in this Agreement or in any other Loan Document, (ii) the contents of any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any other Loan Document, (iii) the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or any other agreement, instrument or document, or the creation, validity, perfection or priority of any Lien purported to be created by the Loan Documents, (iv) any failure of any Loan Party or any of its Subsidiaries or any other party to any Loan Document to perform its obligations hereunder or thereunder, (v) the value or the sufficiency of any Collateral, or (v) the satisfaction of any condition set forth in Section 3 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent or satisfaction of any condition that expressly refers to the matters described therein being acceptable or satisfactory to the Administrative Agent.  No Agent-Related Person shall be under any obligation to any Lenders to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the books and records or properties of any Loan Party or any of its Subsidiaries;

(c)    be subject to any fiduciary or other implied duties, regardless of whether a Default or an Event of Default has occurred and is continuing;

(d)    have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent or the Collateral Agent is required to exercise as directed in writing by the BXC Representative, the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that neither the Administrative Agent nor the Collateral Agent shall be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent or the Collateral Agent to liability or that is contrary to any Loan Document or applicable law; or

(e)    except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent, the Collateral Agent or any of their respective Affiliates in any capacity.

No Agent-Related Person shall have any liability to any Lender, and Loan Party or any of their respective Affiliates if any request for the Term Loans or other extension of credit was not authorized by the applicable Borrower.  No Agent shall be required to take any action that, in its opinion or in the opinion of its counsel, may expose it to liability or that is contrary to any Loan Document or applicable law or regulation.

In no event shall any Agent be liable for any failure or delay in the performance of their respective obligations under this Agreement or any related documents because of circumstances beyond such Agent’s control, including, but not limited to, a failure, termination, or suspension of a clearing house, securities depositary, settlement system or central payment system in any applicable part of the world or acts of God, flood, war (whether declared or undeclared), civil or military disturbances or hostilities, nuclear or natural catastrophes, political unrest, explosion, severe weather or accident, earthquake, terrorism, fire, riot, labor disturbances, strikes or work stoppages for any reason, embargo, government action, including any laws, ordinances, regulations or the like (whether domestic, federal, state, county or municipal or foreign) which delay, restrict or prohibit the providing of the services contemplated by this Agreement or any related documents, or the unavailability of communications or computer facilities, the failure of equipment or interruption of communications or computer facilities, or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility, or any other causes beyond the Agent’s control whether or not of the same class or kind as specified above.

Nothing in this Agreement or any other Loan Document shall require the Administrative Agent or the Collateral Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its rights or powers hereunder.

The Agents shall have no obligation for (a) perfecting, maintaining, monitoring, preserving or protecting the security interest or Lien granted under the Credit Agreement, any other Loan Document, or any agreement or instrument contemplated hereby or thereby; (b) the filing, re-filing, recording, re-recording, or continuing of any document, financing statement, mortgage, assignment, notice, instrument of further assurance, or other instrument in any public office at any time or times; or (c) providing, maintaining, monitoring, or preserving insurance on or the payment of taxes with respect to any Collateral.

15.4            Reliance by Agent.  Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, telefacsimile or other electronic method of transmission, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to Borrower or counsel to any Lender), independent accountants and other experts selected by such Agent.  Each of the Administrative Agent and the Collateral Agent may consult with legal counsel (who may be counsel for Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.  Each Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless Agent shall first receive such advice or concurrence of the Required Lenders (or such other number of Lenders as may be expressly provided hereby in any instance) and/or the BXC Representative as it deems appropriate.  If an Agent so requests, it shall first be indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.  Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the BXC Representative or the Required Lenders (or such greater number of Lenders as may be expressly required hereby or thereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

15.5            Notice of Default or Event of Default.  No Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless such Agent shall have received written notice from a Lender or Borrower referring to this Agreement, describing such Default or Event of Default, and stating that such notice is a “notice of default.”  Each Agent promptly will notify the Lenders of its receipt of any such notice. If any Lender obtains actual knowledge of any Event of Default, such Lender promptly shall notify the other Lenders and each Agent of such Event of Default.  Each Lender shall be solely responsible for giving any notices to its Participants, if any.  Subject to Section 15.4, each Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Lenders in accordance with Section 9; provided, that unless and until an Agent has received any such request, such Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.

15.6            Credit Decision.  Each Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by an Agent hereinafter taken, including any review of the affairs of any Loan Party and its Subsidiaries or Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender.  Each Lender represents to each Agent that it has, independently and without reliance upon any Agent-Related Person and based on such due diligence, documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of each Loan Party or any other Person party to a Loan Document, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrower.  Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower or any other Person party to a Loan Document.  Except for notices, reports, and other documents expressly herein required to be furnished to the Lenders by an Agent, Agents shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of Borrower or any other Person party to a Loan Document that may come into the possession of any of the Agent-Related Persons.  Each Lender acknowledges that each Agent does not have any duty or responsibility, either initially or on a continuing basis (except to the extent, if any, that is expressly specified herein) to provide such Lender with any credit or other information with respect to Borrower, its Affiliates or any of their respective business, legal, financial or other affairs, and irrespective of whether such information came into such Agent’s or its Affiliates’ or representatives’ possession before or after the date on which such Lender became a party to this Agreement.

15.7            Costs and Expenses; Indemnification.  Each Agent may incur and pay Lender Group Expenses to the extent such Agent reasonably deems necessary or appropriate for the performance and fulfillment of its functions, powers, and obligations pursuant to the Loan Documents, including court costs, attorneys’ fees and expenses, fees and expenses of financial accountants, advisors, consultants, and appraisers, costs of collection by outside collection agencies, auctioneer fees and expenses, and costs of security guards or insurance premiums paid to maintain the Collateral, whether or not Borrower is obligated to reimburse such Agent or Lenders for such expenses pursuant to this Agreement or otherwise.  Each Agent is authorized and directed to deduct and retain sufficient amounts from payments or proceeds of the Collateral received by such Agent to reimburse such Agent for such out-of-pocket costs and expenses prior to the distribution of any amounts to Lenders.  In the event an Agent is not reimbursed for such costs and expenses by the Loan Parties and their Subsidiaries, each Lender hereby agrees that it is and shall be obligated to pay to such Agent such Lender’s ratable share thereof.  Whether or not the transactions contemplated hereby are consummated, each of the Lenders, in accordance with their respective Pro Rata Shares (determined as of the time that the applicable indemnity payment is sought (or if such indemnity payment is sought after the date on which the Term Loans have been paid in full and the Commitments have been terminated, determined as of the day immediately prior to the date on which the Term Loans were paid in full and the Commitments were terminated)), shall indemnify and hold harmless the Agent-Related Persons (to the extent not reimbursed by or on behalf of Borrower and without limiting the obligation of Borrower to do so) from and against any and all Indemnified Liabilities.  In the case of any investigation, litigation or proceeding giving rise to any Indemnified Liabilities, this Section 15.7 applies whether any such investigation, litigation or proceeding is brought by any Lender or any other Person. Without limitation of the foregoing, each Lender shall reimburse each Agent upon demand for such Lender’s Pro Rata Share (determined as of the time that the applicable reimbursement payment is sought (or if such reimbursement payment is sought after the date on which the Term Loans have been paid in full and the Commitments have been terminated, determined as of the day immediately prior to the date on which the Term Loans were paid in full and the Commitments were terminated)) of any costs or out of pocket expenses (including attorneys, accountants, advisors, and consultants fees and expenses) incurred by such Agent in connection with the preparation, execution, delivery, administration, modification, amendment, or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement or any other Loan Document to the extent that an Agent is not reimbursed for such expenses by or on behalf of Borrower. Each Lender hereby authorizes the Administrative Agent and Collateral Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent or the Collateral Agent to such Lender from any source against any amount due to the Administrative Agent or the Collateral Agent under this Section 15.7. The undertaking in this Section 15.7 shall survive the payment of all Obligations hereunder and the resignation or replacement of an Agent.

15.8      Withholding Taxes.  To the extent required by any applicable Requirements of Law (as determined in good faith by the Administrative Agent), the Administrative Agent may deduct or withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. If the Internal Revenue Service or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Administrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender for any reason (including because the appropriate form was not delivered or not property executed, or because such Lender failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of withholding Tax ineffective), such Lender shall indemnify and hold harmless the Administrative Agent (to the extent that the Administrative Agent has not already been reimbursed by the Loan Parties pursuant to Section 16 and without limiting any obligation of the Loan Parties to do so pursuant to such Section) fully for all amounts paid, directly or indirectly, by the Administrative Agent as Taxes or otherwise, together with all expenses incurred, including legal expenses and any other out-of-pocket expenses, whether or not such Tax was correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this Section 15.18. The agreements in this Section 15.18 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of this Agreement and the repayment, satisfaction or discharge of all other obligations under any Loan Document.

15.9            Successor Agent.  An Agent may resign as Agent upon thirty (30) days prior written notice to the Lenders (unless such notice is waived by the Required Lenders) and Borrower (unless such notice is waived by Borrower or a Default or Event of Default has occurred and is continuing).  If an Agent resigns under this Agreement, the Required Lenders shall be entitled, with (so long as no Event of Default has occurred and is continuing) the consent of Borrower (such consent not to be unreasonably withheld, delayed, or conditioned), appoint a successor to such Agent for the Lenders.  If no successor Agent is appointed prior to the effective date of the resignation of the applicable Agent, such Agent may (but shall not be required to) appoint, after consulting with the Lenders and Borrower, a successor Agent in such capacity.  The Required Lenders may at any time elect, upon 10 Business Days prior written notice, to remove and replace Administrative Agent or Collateral Agent, with a successor Administrative Agent or Collateral Agent as selected by the Required Lenders and (so long as no Event of Default has occurred and is continuing) the consent of Borrower (such consent not to be unreasonably withheld, delayed, or conditioned).  In any such event, upon the acceptance of its appointment as successor Agent hereunder, such successor Agent shall succeed to all the rights, powers, and duties of the retiring Agent and the term “Administrative Agent” or “Collateral Agent”, as applicable, shall mean such successor Administrative Agent or Collateral Agent, as applicable, and the retiring Agent’s appointment, powers, and duties as Agent shall be terminated (other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent and Collateral Agent while it was serving in such capacity).  After any retiring or removed Agent’s resignation or removal hereunder as such Agent, the provisions of this Section 15 and Section 10.3 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent under this Agreement.  If no successor Agent has accepted appointment as Administrative Agent or Collateral Agent, as applicable, by the date which is thirty (30) days following a retiring Agent’s notice of resignation, the retiring Agent’s resignation shall nevertheless thereupon become effective and such Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and the Lenders shall perform all of the duties of such Agent hereunder until such time, if any, as the Lenders appoint a successor Administrative Agent as provided for above.

15.10        Lender in Individual Capacity.  Any Lender or Agent and its respective Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire Equity Interests in and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with any Loan Party and its Subsidiaries and Affiliates and any other Person party to any Loan Documents as though such Lender or Agent were not a Lender or Agent hereunder without notice to or consent of the other members of the Lender Group.  The other members of the Lender Group acknowledge that, pursuant to such activities, such Agent or Lender and its respective Affiliates may receive information regarding a Loan Party or its Affiliates or any other Person party to any Loan Documents that is subject to confidentiality obligations in favor of such Loan Party or such other Person and that prohibit the disclosure of such information to the Lenders, and the Lenders acknowledge that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver such Lender will use its reasonable best efforts to obtain), such Agent or Lender shall not be under any obligation to provide such information to them.

15.11        Collateral Matters.

(a)    The Lenders hereby irrevocably authorize Collateral Agent to release any Lien on any Collateral (i) upon the termination of the Commitments and payment and satisfaction in full by the Loan Parties and their Subsidiaries of all of the Obligations, (ii) constituting property being sold or otherwise disposed of in a transaction permitted under the Loan Documents and if Borrower certifies to Administrative Agent that the sale or other disposition is permitted under the Loan Documents (and Agents may rely conclusively on any such certificate, without further inquiry), except to the extent that Administrative Agent may agree at the time that no such certificate is required, (iii) constituting property in which no Loan Party or any of its Subsidiaries owned any interest at the time Collateral Agent’s Lien was granted nor at any time thereafter, (iv) constituting property leased or licensed to a Loan Party or its Subsidiaries under a lease or license that has expired or is terminated in a transaction permitted under this Agreement, or (v) in connection with a credit bid or purchase authorized under this Section 15.11.  The Loan Parties and the Lenders hereby irrevocably authorize Agents, based upon the instruction of the Required Lenders, to (a) consent to the sale of, credit bid, or purchase (either directly or indirectly through one or more entities) all or any portion of the Collateral at any sale thereof conducted under the provisions of the Bankruptcy Code, including Section 363 of the Bankruptcy Code, (b) credit bid or purchase (either directly or indirectly through one or more entities) all or any portion of the Collateral at any sale or other disposition thereof conducted under the provisions of the UCC, including pursuant to Sections 9-610 or 9-620 of the UCC, or (c) credit bid or purchase (either directly or indirectly through one or more entities) all or any portion of the Collateral at any other sale or foreclosure conducted or consented to by an Agent in accordance with applicable law in any judicial action or proceeding or by the exercise of any legal or equitable remedy.  In connection with any such credit bid or purchase, (i) the Obligations owed to the Lenders shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims being estimated for such purpose if the fixing or liquidation thereof would not impair or unduly delay the ability of an Agent to credit bid or purchase at such sale or other disposition of the Collateral and, if such contingent or unliquidated claims cannot be estimated without impairing or unduly delaying the ability of an Agent to credit bid at such sale or other disposition, then such claims shall be disregarded, not credit bid, and not entitled to any interest in the Collateral that is the subject of such credit bid or purchase) and the Lenders whose Obligations are credit bid shall be entitled to receive interests (ratably based upon the proportion of their Obligations credit bid in relation to the aggregate amount of Obligations so credit bid) in the Collateral that is the subject of such credit bid or purchase (or in the Equity Interests of the any entities that are used to consummate such credit bid or purchase), and (ii) any Agent, based upon the instruction of the Required Lenders, may accept non-cash consideration, including debt and equity securities issued by any entities used to consummate such credit bid or purchase and in connection therewith, each Agent may reduce the Obligations owed to the Lenders (ratably based upon the proportion of their Obligations credit bid in relation to the aggregate amount of Obligations so credit bid) based upon the value of such non-cash consideration.  Except as provided above, no Agent will execute and deliver a release of any Lien on any Collateral without the prior written authorization of (y) if the release is of all or substantially all of the Collateral, all of the Lenders, or (z) otherwise, the Required Lenders.  Upon request by Administrative Agent or Borrower at any time, the Lenders will confirm in writing the Agents’ authority to release any such Liens on particular types or items of Collateral pursuant to this Section 15.11; provided, that (1) anything to the contrary contained in any of the Loan Documents notwithstanding, no Agent shall be required to execute any document or take any action necessary to evidence such release on terms that, in such Agent’s opinion, could expose such Agent to liability or create any obligation or entail any consequence other than the release of such Lien without recourse, representation, or warranty, and (2) such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly released) upon (or obligations of Borrower in respect of) any and all interests retained by Borrower, including, the proceeds of any sale, all of which shall continue to constitute part of the Collateral.  Each Lender further hereby irrevocably authorizes each Agent, at its option and in its sole discretion, to subordinate (by contract or otherwise) any Lien granted to or held by such Agent on any property under any Loan Document (a) to the holder of any Permitted Lien on such property if such Permitted Lien secures purchase money Indebtedness (including Capitalized Lease Obligations) which constitute Permitted Indebtedness and (b) to the extent the applicable Agent has the authority under this Section 15.11 to release its Lien on such property.  Notwithstanding the provisions of this Section 15.11, Collateral Agent shall be authorized, without the consent of any Lender and without the requirement that an asset sale consisting of the sale, transfer or other disposition having occurred, to release any security interest in any building, structure or improvement located in an area determined by the Federal Emergency Management Agency to have special flood hazards provided that such building, structure or improvement has an immaterial fair market value.

(b)    Each Agent shall have no obligation whatsoever to any of the Lenders (i) to verify or assure that the Collateral exists or is owned by a Loan Party or any of its Subsidiaries or is cared for, protected, or insured or has been encumbered, (ii) to verify or assure that Collateral Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected, or enforced or are entitled to any particular priority, (iii) to verify or assure that any particular items of Collateral meet the eligibility criteria applicable in respect thereof, (iv) to impose, maintain, increase, reduce, implement, or eliminate any particular reserve hereunder or to determine whether the amount of any reserve is appropriate or not, or (v) to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to an Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, subject to the terms and conditions contained herein, an Agent may act in any manner it may deem appropriate, in its sole discretion and that such Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing, except for its own gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final and non-appealable judgment.

15.12        Restrictions on Actions by Lenders; Sharing of Payments.

(a)    Each of the Lenders agrees that it shall not, without the express written consent of Administrative Agent (acting at the direction of the BXC Representative), and that it shall, to the extent it is lawfully entitled to do so, upon the written request of Administrative Agent (acting at the direction of the BXC Representative), set off against the Obligations, any amounts owing by such Lender to any Loan Party or any of its Subsidiaries or any deposit accounts of any Loan Party or any of its Subsidiaries now or hereafter maintained with such Lender.  Each of the Lenders further agrees that it shall not, unless specifically requested to do so in writing by Administrative Agent (acting at the direction of the BXC Representative), take or cause to be taken any action, including, the commencement of any legal or equitable proceedings to enforce any Loan Document against Borrower or any Guarantor or to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral.

(b)    If, at any time or times any Lender shall receive (i) by payment, foreclosure, setoff, or otherwise, any proceeds of Collateral or any payments with respect to the Obligations, except for any such proceeds or payments received by such Lender from Agent pursuant to the terms of this Agreement, or (ii) payments from Administrative Agent in excess of such Lender’s Pro Rata Share of all such distributions by Administrative Agent, such Lender promptly shall (A) turn the same over to Administrative Agent, in kind, and with such endorsements as may be required to negotiate the same to Administrative Agent, or in immediately available funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (B) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among the Lenders in accordance with their Pro Rata Share; provided, that to the extent that such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.

15.13        Agency for Perfection.  Collateral Agent hereby appoints each other Lender as its agent (and each Lender hereby accepts such appointment) for the purpose of perfecting Collateral Agent’s Liens in assets which, in accordance with Article 8 or Article 9, as applicable, of the UCC can be perfected by possession or control.  Should any Lender obtain possession or control of any such Collateral, such Lender shall notify Administrative Agent thereof, and, promptly upon Administrative Agent’s request therefor shall deliver possession or control of such Collateral to Collateral Agent or in accordance with Collateral Agent’s instructions.

15.14        Payments by Agent to the Lenders.  All payments to be made by Administrative Agent to the Lenders shall be made by bank wire transfer of immediately available funds pursuant to such wire transfer instructions as each party may designate for itself in its Administrative Questionnaire or by written notice to Administrative Agent.

15.15        Concerning the Collateral and Related Loan Documents.  Each member of the Lender Group authorizes and directs each Agent to enter into this Agreement and the other Loan Documents.  Each member of the Lender Group agrees that any action taken by an Agent in accordance with the terms of this Agreement or the other Loan Documents relating to the Collateral and the exercise by such Agent of its powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders.

15.16        Intercreditor Agreement Governs.  Each Lender and each Agent (a) hereby agrees that it will be bound by and will take no actions contrary to the provisions of any intercreditor agreement entered into pursuant to the terms hereof, including the Intercreditor Agreement and (b) hereby authorizes and instructs the Administrative Agent and the Collateral Agent to enter into the Intercreditor Agreement and any other intercreditor agreement permitted pursuant to the terms hereof and to subject the Liens securing the Obligations to the provisions thereof.

15.17        Several Obligations; No Liability.  Nothing contained herein shall confer upon any Lender any interest in, or subject any Lender to any liability for, or in respect of, the business, assets, profits, losses, or liabilities of any other Lender.  Each Lender shall be solely responsible for notifying its Participants of any matters relating to the Loan Documents to the extent any such notice may be required, and no Lender shall have any obligation, duty, or liability to any Participant of any other Lender.  Except as provided in Section 15.7, no member of the Lender Group shall have any liability for the acts of any other member of the Lender Group.  No Lender shall be responsible to Borrower or any other Person for any failure by any other Lender to fulfill its obligations to make credit available hereunder, nor to advance for such Lender or on its behalf, nor to take any other action on behalf of such Lender hereunder or in connection with the financing contemplated herein.

15.18        Reserved.

15.19        Erroneous Payments.

(a)    If the Administrative Agent notifies a Lender or any Person who has received funds on behalf of a Lender that such Lender (any such Lender or other recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender or other Payment Recipient on its behalf)  (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and such Lender shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(b)    Without limiting the immediately preceding clause (a), each Lender or any Person who has received funds on behalf of a Lender, such Lender hereby further agrees that if it (or a Payment Recipient on its behalf) receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case:

(i)        (A) in the case of immediately preceding clauses (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

(ii)        such Lender shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of such error) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 15.19(b).

(c)    Each Lender hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender from any source, against any amount due to the Administrative Agent under immediately preceding clause (a) or under the indemnification provisions of this Agreement.

(d)    In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with immediately preceding clause (a), from any Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf)  (such unrecovered amount, an “Erroneous Payment Return Deficiency”), irrespective of whether the Administrative Agent may be equitably subrogated, the Administrative Agent shall be contractually subrogated to all the rights and interests of the applicable Lender under the Loan Documents with respect to each Erroneous Payment Return Deficiency (the “Erroneous Payment Subrogation Rights”).

(e)    Notwithstanding anything to the contrary contained herein, and for the avoidance of doubt, in no event shall the occurrence of an Erroneous Payment (or any Erroneous Payment Subrogation Rights or other rights of the Administrative Agent in respect of an Erroneous Payment) result in the Administrative Agent becoming, or being deemed to be, a Lender hereunder or the holder of any Loans hereunder.

(f)    The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by Borrower or any other Loan Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from Borrower or any other Loan Party for the purpose of making such Erroneous Payment.

(g)    To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to  an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine

(h)    Each party’s obligations, agreements and waivers under this Section 15.19 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender, and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

16.                  WITHHOLDING TAXES.

16.1            Payments.  All payments made by any Loan Party under any Loan Document will be made free and clear of, and without deduction or withholding for, any Taxes, except as otherwise required by applicable law, and in the event any deduction or withholding of Taxes is required, the applicable Loan Party shall make the requisite withholding, promptly pay over to the applicable Governmental Authority the withheld tax, and furnish to Administrative Agent as promptly as possible after the date the payment of any such Tax is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by the Loan Parties.   Furthermore, if any such Tax is an Indemnified Taxes or an Indemnified Tax is so levied or imposed, the Loan Parties agree to pay the full amount of such Indemnified Taxes and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement, any note, or Loan Document, including any amount paid pursuant to this Section 16.1 after withholding or deduction for or on account of any Indemnified Taxes, will not be less than the amount provided for herein.  The Loan Parties will promptly pay any Other Taxes or reimburse Administrative Agent for such Other Taxes upon Administrative Agent’s demand.  The Loan Parties shall jointly and severally indemnify each Indemnified Person (as defined in Section 10.3) (collectively a “Tax Indemnitee”) for the full amount of Indemnified Taxes arising in connection with this Agreement or any other Loan Document or breach thereof by any Loan Party (including any Indemnified Taxes imposed or asserted on, or attributable to, amounts payable under this Section 16) imposed on, or paid by, such Tax Indemnitee and all reasonable costs and expenses related thereto (including fees and disbursements of attorneys and other tax professionals), as and when they are incurred and irrespective of whether suit is brought, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority (other than Indemnified Taxes and additional amounts that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Tax Indemnitee).  The obligations of the Loan Parties under this Section 16 shall survive the termination of this Agreement, the resignation and replacement of Administrative Agent, and the repayment of the Obligations.

16.2            Exemptions.

(a)    If a Lender or Participant is entitled to claim an exemption or reduction from United States withholding tax, such Lender or Participant agrees with and in favor of Administrative Agent, to deliver to Administrative Agent (or, in the case of a Participant, to the Lender granting the participation only) and Borrower on behalf of Borrower one of the following on or prior to the date on which such Lender or Participant becomes a Lender or Participant under this Agreement and from time to time thereafter upon reasonable request of Borrower and Administrative Agent:

(i)        if such Lender or Participant is entitled to claim an exemption from United States withholding tax pursuant to the portfolio interest exception, (A) a statement of the Lender or Participant, signed under penalty of perjury, that it is not a (I) a “bank” as described in Section 881(c)(3)(A) of the IRC, (II) a ten percent (10%) shareholder of Borrower (within the meaning of Section 871(h)(3)(B) of the IRC), or (III) a controlled foreign corporation related to Borrower within the meaning of Section 864(d)(4) of the IRC, and (B) a properly completed and executed IRS Form W-8BEN, Form W-8BEN-E or Form W-8IMY (with proper attachments as applicable);

(ii)        if such Lender or Participant is entitled to claim an exemption from, or a reduction of, withholding tax under a United States tax treaty, a properly completed and executed copy of IRS Form W-8BEN or Form W-8BEN-E, as applicable;

(iii)        if such Lender or Participant is entitled to claim that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, a properly completed and executed copy of IRS Form W-8ECI;

(iv)        if such Lender or Participant is entitled to claim that interest paid under this Agreement is exempt from United States withholding tax because such Lender or Participant serves as an intermediary, a properly completed and executed copy of IRS Form W-8IMY (including a withholding statement and copies of the tax certification documentation for its beneficial owner(s) of the income paid to the intermediary, if required based on its status provided on the Form W-8IMY); or

(v)        a properly completed and executed copy of any other form or forms, including IRS Form W-9, as may be required under the IRC or other laws of the United States as a condition to exemption from, or reduction of, United States withholding or backup withholding tax.

(b)    Each Lender or Participant shall provide new forms (or successor forms) upon the expiration or obsolescence of any previously delivered forms and promptly notify Administrative Agent and Borrower (or, in the case of a Participant, to the Lender granting the participation only) of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

(c)    If a Lender or Participant claims an exemption from withholding tax in a jurisdiction other than the United States, such Lender or such Participant agrees with and in favor of Administrative Agent and Borrower, to deliver to Administrative Agent and Borrower (or, in the case of a Participant, to the Lender granting the participation only) any such form or forms, as may be required under the laws of such jurisdiction as a condition to exemption from, or reduction of, foreign withholding or backup withholding tax before receiving its first payment under this Agreement, but only if such Lender or such Participant is legally able to deliver such forms, or the providing of or delivery of such forms in the Lender’s reasonable judgment would not subject such Lender to any material unreimbursed cost or expense or materially prejudice the legal or commercial position of such Lender (or its Affiliates); provided, further, that nothing in this Section 16.2(c) shall require a Lender or Participant to disclose any information that it deems to be confidential (including its tax returns).  Each Lender and each Participant shall provide new forms (or successor forms) upon the expiration or obsolescence of any previously delivered forms and promptly notify Administrative Agent and Borrower (or, in the case of a Participant, to the Lender granting the participation only) of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

(d)    If a Lender or Participant claims exemption from, or reduction of, withholding tax and such Lender or Participant sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of Borrower to such Lender or Participant, such Lender or Participant agrees to notify Administrative Agent and Borrower (or, in the case of a sale of a participation interest, to the Lender granting the participation only) of the percentage amount in which it is no longer the beneficial owner of Obligations of Borrower to such Lender or Participant.  To the extent of such percentage amount, Administrative Agent and Borrower will treat such Lender’s or such Participant’s documentation provided pursuant to Section 16.2(a) or 16.2(c) as no longer valid.  With respect to such percentage amount, such Participant or Assignee may provide new documentation, pursuant to Section 16.2(a) or 16.2(c), if applicable.  Borrower agrees that each Participant shall be entitled to the benefits of this Section 16 with respect to its participation in any portion of the Commitments and the Obligations so long as such Participant complies with the obligations set forth in this Section 16 with respect thereto.

(e)    If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable due diligence and reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the IRC, as applicable), such Lender shall deliver to Administrative Agent (or, in the case of a Participant, to the Lender granting the participation only) at the time or times prescribed by law and at such time or times reasonably requested by Administrative Agent (or, in the case of a Participant, the Lender granting the participation) such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the IRC) and such additional documentation reasonably requested by Administrative Agent (or, in the case of a Participant, the Lender granting the participation) as may be necessary for Administrative Agent or Borrower to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this Section 16.2(e), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

16.3            Reductions.

(a)    If a Lender or a Participant is subject to an applicable withholding tax, Administrative Agent (or, in the case of a Participant, the Lender granting the participation) may withhold from any payment to such Lender or such Participant an amount equivalent to the applicable withholding tax.  If the forms or other documentation required by Section 16.2(a) or 16.2(c) are not delivered to Administrative Agent (or, in the case of a Participant, to the Lender granting the participation), then Administrative Agent (or, in the case of a Participant, to the Lender granting the participation) may withhold from any payment to such Lender or such Participant not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

(b)    If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that Administrative Agent (or, in the case of a Participant, to the Lender granting the participation) did not properly withhold tax from amounts paid to or for the account of any Lender or any Participant due to a failure on the part of the Lender or any Participant (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify Administrative Agent (or such Participant failed to notify the Lender granting the participation) of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify and hold Administrative Agent harmless (or, in the case of a Participant, such Participant shall indemnify and hold the Lender granting the participation harmless) for all amounts paid, directly or indirectly, by Administrative Agent (or, in the case of a Participant, to the Lender granting the participation), as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to Administrative Agent (or, in the case of a Participant, to the Lender granting the participation only) under this Section 16, together with all costs and expenses (including attorneys’ fees and expenses).  The obligation of the Lenders and the Participants under this subsection shall survive the payment of all Obligations and the resignation or replacement of Administrative Agent.

16.4            Refunds.  If Administrative Agent or a Lender determines, in its sole discretion, that it has received a refund of any Indemnified Taxes to which the Loan Parties have paid additional amounts pursuant to this Section 16, so long as no Default or Event of Default has occurred and is continuing, it shall pay over such refund to Borrower on behalf of the Loan Parties (but only to the extent of payments made, or additional amounts paid, by the Loan Parties under this Section 16 with respect to Indemnified Taxes giving rise to such a refund), net of all out-of-pocket expenses of Administrative Agent or such Lender and without interest (other than any interest paid by the applicable Governmental Authority with respect to such a refund); provided, that the Loan Parties, upon the request of Administrative Agent or such Lender, agrees to repay the amount paid over to the Loan Parties (plus any penalties, interest or other charges, imposed by the applicable Governmental Authority, other than such penalties, interest or other charges imposed as a result of the willful misconduct or gross negligence of Administrative Agent or Lender hereunder as finally determined by a court of competent jurisdiction) to Administrative Agent or such Lender in the event Administrative Agent or such Lender is required to repay such refund to such Governmental Authority.  Notwithstanding anything in this Agreement to the contrary, this Section 16 shall not be construed to require Administrative Agent or any Lender to make available its tax returns (or any other information which it deems confidential) to Loan Parties or any other Person or require Administrative Agent or any Lender to pay any amount to an indemnifying party pursuant to this Section 16.4, the payment of which would place Administrative Agent or such Lender (or their Affiliates) in a less favorable net after-Tax position than such Person would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.

17.                  GENERAL PROVISIONS.

17.1            Effectiveness.  This Agreement shall be binding and deemed effective when executed by each Loan Party, each Agent, and each Lender whose signature is provided for on the signature pages hereof.

17.2            Section Headings.  Headings and numbers have been set forth herein for convenience only.  Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Agreement.

17.3            Interpretation.  Neither this Agreement nor any uncertainty or ambiguity herein shall be construed against the Lender Group or any Loan Party, whether under any rule of construction or otherwise.  On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.

17.4            Severability of Provisions.  Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

17.5            [Reserved].

17.6            Debtor-Creditor Relationship.  The relationship between the Lenders and each Agent, on the one hand, and the Loan Parties, on the other hand, is solely that of creditor and debtor.  No member of the Lender Group has (or shall be deemed to have) any fiduciary relationship or duty to any Loan Party arising out of or in connection with the Loan Documents or the transactions contemplated thereby, and there is no agency or joint venture relationship between the members of the Lender Group, on the one hand, and the Loan Parties, on the other hand, by virtue of any Loan Document or any transaction contemplated therein.

17.7            Counterparts; Electronic Execution.  This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.  Delivery of an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement.  Any party delivering an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.  The foregoing shall apply to each other Loan Document mutatis mutandis.

17.8            Revival and Reinstatement of Obligations; Certain Waivers.

(a)    If any member of the Lender Group repays, refunds, restores, or returns in whole or in part, any payment or property (including any proceeds of Collateral) previously paid or transferred to such member of the Lender Group in full or partial satisfaction of any Obligation or on account of any other obligation of any Loan Party under any Loan Document, because the payment, transfer, or the incurrence of the obligation so satisfied is asserted or declared to be void, voidable, or otherwise recoverable under any law relating to creditors’ rights, including provisions of the Bankruptcy Code relating to voidable transfers, fraudulent transfers, preferences, or other voidable or recoverable obligations or transfers (each, a “Voidable Transfer”), or because such member of the Lender Group elects to do so on the reasonable advice of its counsel in connection with a claim that the payment, transfer, or incurrence is or may be a Voidable Transfer, then, as to any such Voidable Transfer, or the amount thereof that such member of the Lender Group elects to repay, restore, or return (including pursuant to a settlement of any claim in respect thereof), and as to all reasonable costs, expenses, and attorneys’ fees of such member of the Lender Group related thereto, (i) the liability of the Loan Parties with respect to the amount or property paid, refunded, restored, or returned will automatically and immediately be revived, reinstated, and restored and will exist, and (ii) Administrative Agent’s Liens securing such liability shall be effective, revived, and remain in full force and effect, in each case, as fully as if such Voidable Transfer had never been made.  If, prior to any of the foregoing, (A) Administrative Agent’s Liens shall have been released or terminated, or (B) any provision of this Agreement shall have been terminated or cancelled, Administrative Agent’s Liens, or such provision of this Agreement, shall be reinstated in full force and effect and such prior release, termination, cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligation of any Loan Party in respect of such liability or any Collateral securing such liability. This provision shall survive the termination of this Agreement and the repayment in full of the Obligations.

17.9            Confidentiality.

(a)    Agents and Lenders each individually (and not jointly or jointly and severally) agree that material, non-public information regarding the Loan Parties and their Subsidiaries, their operations, assets, and existing and contemplated business plans (“Confidential Information”) shall be treated by Agents and the Lenders in a confidential manner, and shall not be disclosed by an Agent and the Lenders to Persons who are not parties to this Agreement, except:  (i) to attorneys for and other advisors, accountants, auditors, and consultants to any member of the Lender Group  and to employees, directors and officers of any member of the Lender Group (the Persons in this clause (i), “Lender Group Representatives”) on a “need to know” basis in connection with this Agreement and the transactions contemplated hereby and on a confidential basis, (ii) to Subsidiaries and Affiliates of any member of the Lender Group; provided, that any such Subsidiary or Affiliate shall have agreed to receive such information hereunder subject to the terms of this Section 17.9, (iii) as may be required by regulatory or self-regulatory authorities (such as the National Association of Insurance Commissioners) so long as such authorities are informed of the confidential nature of such information, (iv) as may be required by statute, decision, or judicial or administrative order, rule, or regulation; provided, that (x) prior to any disclosure under this clause (iv), the disclosing party agrees to provide Borrower with prior notice thereof, to the extent that it is practicable to do so and to the extent that the disclosing party is permitted to provide such prior notice to Borrower pursuant to the terms of the applicable statute, decision, or judicial or administrative order, rule, or regulation and (y) any disclosure under this clause (iv) shall be limited to the portion of the Confidential Information as may be required by such statute, decision, or judicial or administrative order, rule, or regulation, (v) as may be agreed to in advance in writing by Borrower, (vi) as requested or required by any Governmental Authority pursuant to any subpoena or other legal process; provided, that (x) prior to any disclosure under this clause (vi) the disclosing party agrees to provide Borrower with prior written notice thereof, to the extent that it is practicable to do so and to the extent that the disclosing party is permitted to provide such prior written notice to Borrower pursuant to the terms of the subpoena or other legal process and (y) any disclosure under this clause (vi) shall be limited to the portion of the Confidential Information as may be required by such Governmental Authority pursuant to such subpoena or other legal process, (vii) as to any such information that is or becomes generally available to the public (other than as a result of prohibited disclosure by an Agent or the Lenders or the Lender Group Representatives), (viii) in connection with any assignment, participation  or pledge of any Lender’s interest under this Agreement; provided, that prior to receipt of Confidential Information any such assignee, participant, or pledgee shall have agreed in writing to receive such Confidential Information either subject to the terms of this Section 17.9 or pursuant to confidentiality requirements substantially similar to those contained in this Section 17.9 (and such Person may disclose such Confidential Information to Persons employed or engaged by them as described in clause (i) above), (ix) in connection with any litigation or other adversary proceeding involving parties hereto which such litigation or adversary proceeding involves claims related to the rights or duties of such parties under this Agreement or the other Loan Documents; provided, that prior to any disclosure to any Person (other than any Loan Party, any Agent, any Lender, any of their respective Affiliates, or their respective counsel) under this clause (ix) with respect to litigation involving any Person (other than Borrower, any Agent, any Lender, any of their respective Affiliates, or their respective counsel), the disclosing party agrees to provide Borrower with prior written notice thereof, (x) to any actual or potential Lenders, Participants or derivative counterparties, current and prospective financing sources or investors, and (xi) in connection with, and to the extent reasonably necessary for, the exercise of any secured creditor remedy under this Agreement or under any other Loan Document.

(b)    Anything in this Agreement to the contrary notwithstanding, an Agent may disclose information concerning the terms and conditions of this Agreement and the other Loan Documents to loan syndication and pricing reporting services or in its marketing or promotional materials, with such information to consist of deal terms and other information customarily found in such publications or marketing or promotional materials and may otherwise use the name, logos, and other insignia of Borrower or the other Loan Parties and the Commitments provided hereunder in any “tombstone” or other advertisements, on its website or in other marketing materials of such Agent.

(c)    Each Loan Party agrees that Administrative Agent may make materials or information provided by or on behalf of Borrower hereunder (collectively, “Borrower Materials”) available to the Lenders by posting the Communications on IntraLinks, SyndTrak, DebtDomain or a substantially similar secure electronic transmission system (the “Platform”).  The Platform is provided “as is” and “as available.”  Administrative Agent does not warrant the accuracy or completeness of Borrower Materials, or the adequacy of the Platform and expressly disclaim liability for errors or omissions in the communications.  No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by Administrative Agent in connection with Borrower Materials or the Platform.  In no event shall any Agent or any of the Agent-Related Persons have any liability to the Loan Parties, any Lender or any other person for damages of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of any Loan Party’s or such Agent’s transmission of communications through the Internet, except to the extent the liability of such person is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from such person’s gross negligence or willful misconduct.  Each Loan Party further agrees that certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Loan Parties or their securities) (each, a “Public Lender”).  The Loan Parties shall be deemed to have authorized each Agent and its Affiliates and the Lenders to treat Borrower Materials marked “PUBLIC” or otherwise at any time filed with the SEC as not containing any material non-public information with respect to the Loan Parties or their securities for purposes of United States federal and state securities laws.  All Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated as “Public Investor” (or another similar term).  Each Agent and its Affiliates and the Lenders shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” or that are not at any time filed with the SEC as being suitable only for posting on a portion of the Platform not marked as “Public Investor” (or such other similar term).

(d)    During the course of inspections, examinations and discussions, representatives of an Agent and the Lenders may encounter individually identifiable healthcare information as defined under HIPAA, or other confidential information relating to healthcare patients (collectively, the “Confidential Healthcare Information”).  The Loan Party maintaining such Confidential Healthcare Information shall, consistent with HIPAA’s “minimum necessary” provisions, permit such disclosure for their “healthcare operations” purposes.  Unless otherwise required by law, the Agents, the Lenders and their respective representatives shall not require or perform any act that would cause the Loan Parties or any of their Subsidiaries to violate any laws, regulations or ordinances intended to protect the privacy rights of healthcare patients, including, without limitation, HIPAA.

17.10        Survival.  All representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of the Term Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that any Agent, or any Lender may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of, or any accrued interest on, any Term Loan or any fee or any other amount payable under this Agreement is outstanding or unpaid.

17.11        Patriot Act; Due Diligence.  Each Lender and Agent that is subject to the requirements of the Patriot Act hereby notifies the Loan Parties that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or Agent to identify each Loan Party in accordance with the Patriot Act.  In addition, each Agent and each Lender shall have the right to periodically conduct due diligence on all Loan Parties, their senior management and key principals and legal and beneficial owners.  Each Loan Party agrees to cooperate in respect of the conduct of such due diligence and further agrees that the reasonable costs and charges for any such due diligence by an Agent shall constitute Lender Group Expenses hereunder and be for the account of Borrower.

17.12        Integration.  This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

17.13    Electronic Execution of Assignments and Certain Other Documents.  The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation Assignment and Acceptances, amendments, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.

17.14        Acknowledgement and Consent to Bail-In of Affected Financial Institutions.  Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)    the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)    the effects of any Bail-in Action on any such liability, including, if applicable:

(i)        a reduction in full or in part or cancellation of any such liability;

(ii)        a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)        the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

17.15        Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedge Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States): In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States.

[Signature pages to follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

BORROWER:
CROSS COUNTRY HEALTHCARE, INC., a Delaware corporation By: /s/ Kevin C. Clark Name: Kevin C. Clark Title: Co-Founder, CFO and President

GUARANTORS:	CEJKA SEARCH, INC., a Delaware corporation By: /s/ Kevin C. Clark Name: Kevin C. Clark Title: EVP
CROSS COUNTRY STAFFING, INC., a Delaware corporation By: /s/ Kevin C. Clark Name: Kevin C. Clark Title: EVP

ASSIGNMENT AMERICA, LLC, a Delaware limited liability company By: /s/ Kevin C. Clark Name: Kevin C. Clark Title: EVP

TRAVEL STAFF, LLC, a Delaware limited liability company By: /s/ Kevin C. Clark Name: Kevin C. Clark Title: EVP

[Signature Page to Term Loan Credit Agreement (Cross Country)]

OWS, LLC, a Delaware limited liability company By: /s/ Kevin C. Clark Name: Kevin C. Clark Title: EVP

NEW MEDISCAN II, LLC, a California limited liability company By: /s/ Kevin C. Clark Name: Kevin C. Clark Title: EVP

MEDICAL DOCTOR ASSOCIATES, LLC, a Delaware limited liability company By: /s/ Kevin C. Clark Name: Kevin C. Clark Title: EVP

MDA HOLDINGS, INC., a Delaware corporation By: /s/ Kevin C. Clark Name: Kevin C. Clark Title: EVP
CREDENT VERIFICATION AND LICENSING SERVICES, LLC, a Delaware limited liability company By: /s/ Kevin C. Clark Name: Kevin C. Clark Title: EVP

2

WILMINGTON TRUST, NATIONAL
ASSOCIATION,
as Administrative Agent and Collateral Agent

By: /s/Joseph B. Feil
Name: Joseph B. Feil
Title: Vice President

3

BLACKSTONE ALTERNATIVE CREDIT
CREDIT ADVISORS LP, as BXC Representative

By: /s/ Marisa Beeney
Name: Marisa Beeney
Title: Authorized Signatory

BGSL BRECKENRIDGE FUNDING LLC, as a
Lender
By: Blackstone Secured Lending Fund, as sole
member

By: /s/ Marisa Beeney
Name: Marisa Beeney
Title: Authorized Signatory

BCRED GRANITE PEAK FUNDING LLC, as a
Lender
By: Blackstone Private Credit Fund, as sole
member

By: /s/ Marisa Beeney
Name: Marisa Beeney
Title: Authorized Signatory

BCRED SUMMIT PEAK FUNDING LLC, as a
Lender
By: Blackstone Private Credit Fund, as sole
member

By: /s/ Marisa Beeney
Name: Marisa Beeney
Title: Authorized Signatory

4

BXC JADE SUB 1 LLC, as a Lender

By: BXC Jade Topco 1 LP, its sole member
By: BXC Jade Associates LLC, its general
partner

By: /s/ Marisa Beeney
Name: Marisa Beeney
Title: Authorized Signatory

BXC JADE SUB 2 LLC, as a Lender

By: BXC Jade Topco 2 LP, its sole member
By: BXC Jade Associates LLC, its general
partner

By: /s/ Marisa Beeney
Name: Marisa Beeney
Title: Authorized Signatory

BXC JADE SUB 3 LLC, as a Lender

By: BXC Jade Topco 3 LP, its sole member
By: BXC Jade Associates LLC, its general
partner

By: /s/ Marisa Beeney
Name: Marisa Beeney
Title: Authorized Signatory

BXC JADE SUB 4 LLC, as a Lender

By: BXC Jade Topco 4 LP, its sole member
By: BXC Jade Associates LLC, its general
partner

By: /s/ Marisa Beeney
Name: Marisa Beeney
Title: Authorized Signatory

5

Exhibit A-1
To
Term Loan Credit Agreement

Form of Assignment and Acceptance Agreement

This ASSIGNMENT AND ACCEPTANCE AGREEMENT (“Assignment Agreement”) is entered into as of _____________________________ between _____________________ (“Assignor”) and _____________________________ (“Assignee”).  Reference is made to the Agreement described in Annex I hereto (the “Credit Agreement”).  Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Credit Agreement.

1.            In accordance with the terms and conditions of Section 13 of the Credit Agreement, the Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, that interest in and to the Assignor’s rights and obligations under the Loan Documents as of the date hereof with respect to the Obligations owing to the Assignor, and Assignor’s portion of the Commitments, all to the extent specified on Annex I.

2.            The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim and (ii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment Agreement and to consummate the transactions contemplated hereby; (b) makes no representation or warranty and assumes no responsibility with respect to (i) any statements, representations or warranties made in or in connection with the Loan Documents, or (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any other instrument or document furnished pursuant thereto; (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or any Guarantor or the performance or observance by Borrower or any Guarantor of any of their respective obligations under the Loan Documents or any other instrument or document furnished pursuant thereto, and (d) represents and warrants that the amount set forth as the Purchase Price on Annex I represents the amount owed by Borrower to Assignor with respect to Assignor’s share of the Loans assigned hereunder, as reflected on Assignor’s books and records.

3.            The Assignee (a) confirms that it has received copies of the Credit Agreement and the other Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement; (b) agrees that it will, independently and without reliance upon any Agent, Assignor, or any other Lender, based upon such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under the Loan Documents; (c) confirms that it is an Eligible Transferee; (d) appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to each Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (e) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender; [and (f) attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee’s status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement or such other documents as are necessary to indicate that all such payments are subject to such rates at a rate reduced by an applicable tax treaty.]

[Exhibits to Term Loan Credit Agreement (Cross Country)]

4.            Following the execution of this Assignment Agreement by the Assignor and Assignee, the Assignor will deliver this Assignment Agreement to the Administrative Agent for recording by the Administrative Agent.  The effective date of this Assignment (the “Settlement Date”) shall be the date specified in Annex I.

5.            As of the Settlement Date (a) the Assignee shall be a party to the Credit Agreement and, to the extent of the interest assigned pursuant to this Assignment Agreement, have the rights and obligations of a Lender thereunder and under the other Loan Documents and (b) the Assignor shall, to the extent of the interest assigned pursuant to this Assignment Agreement, relinquish its rights and be released from its obligations under the Credit Agreement and the other Loan Documents (and if this Assignment Agreement covers all or the remaining portion of the Assignor’s rights and obligations under the Credit Agreement and other Loan Documents, the Assignor shall cease to be a party thereto), provided, however, that nothing contained herein shall release any assigning Lender from obligations that survive the termination of the Credit Agreement, including such assigning Lender’s obligations under Article 15 and Section 17.9(a) of the Credit Agreement.

6.            Upon the Settlement Date, Assignee shall pay to Assignor the Purchase Price (as set forth in Annex I).  From and after the Settlement Date, Administrative Agent shall make all payments that are due and payable to the holder of the interest assigned hereunder (including payments of principal, interest, fees and other amounts) to Assignor for amounts which have accrued up to but excluding the Settlement Date and to Assignee for amounts which have accrued from and after the Settlement Date.  On the Settlement Date, Assignor shall pay to Assignee an amount equal to the portion of any interest, fee, or any other charge that was paid to Assignor prior to the Settlement Date on account of the interest assigned hereunder and that are due and payable to Assignee with respect thereto, to the extent that such interest, fee or other charge relates to the period of time from and after the Settlement Date.

7.            This Assignment Agreement may be executed in counterparts and by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.  This Assignment Agreement may be executed and delivered by telecopier or other facsimile transmission all with the same force and effect as if the same were a fully executed and delivered original manual counterpart.

8.            THIS ASSIGNMENT AGREEMENT SHALL BE SUBJECT TO THE PROVISIONS REGARDING CHOICE OF LAW AND VENUE, JURY TRIAL WAIVER, AND JUDICIAL REFERENCE SET FORTH IN SECTION 12 OF THE CREDIT AGREEMENT, AND SUCH PROVISIONS ARE INCORPORATED HEREIN BY THIS REFERENCE, MUTATIS MUTANDIS.

[SIGNATURE PAGE FOLLOWS]

2

IN WITNESS WHEREOF, the parties hereto have caused this Assignment Agreement and Annex I hereto to be executed by their respective officers, as of the first date written above.

[NAME OF ASSIGNOR], as Assignor

By:                  ____________________________

Name:                  ____________________________

Title:                  ____________________________

[NAME OF ASSIGNEE], as Assignee

By:                  ____________________________

Name:                  ____________________________

Title:                  ____________________________

ACCEPTED THIS ____ DAY OF

_______________, 20__

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Administrative Agent

By:            ____________________________

Name:                          ____________________________

Title:                          ____________________________

[CROSS COUNTRY HEALTHCARE, INC.,
a Delaware corporation, as Borrower

By:            ____________________________

Name:                          ____________________________

Title:                          ____________________________1

1 Include to the extent required by Section 13.1(a)(i)(A).

3

Annex for Assignment and Acceptance

Annex I

1.            Borrower:  Cross Country Healthcare, Inc., a Delaware corporation (“Borrower”).

 2.            Name and Date of Credit Agreement:  Term Loan Credit Agreement, dated as of June 8, 2021, by and among Borrower, MDA Holdings, Inc., a Delaware corporation (“MDA Holdings”), Credent Verification and Licensing Services, LLC, a Delaware limited liability company (“Credent Verification”), Cejka Search, Inc., a Delaware corporation (“Cejka”), Cross Country Staffing, Inc., a Delaware corporation (“Cross Country Staffing”), Assignment America, LLC, a Delaware limited liability company (“Assignment America”), Travel Staff, LLC, a Delaware limited liability company (“Travel Staff”), Medical Doctor Associates, LLC, a Delaware limited liability company (“Medical Doctor”), OWS, LLC, a Delaware limited liability company (“OWS”), and New Mediscan II, LLC, a California limited liability company (“New Mediscan”, and together with MDA Holdings, Credent Verification, Cejka, Cross Country Staffing, Assignment America, Travel Staff, Medical Doctor, and OWS, and any other Person that at any time after the date of the Credit Agreement becomes a Guarantor, each individually a “Guarantor”, and collectively, “Guarantors”), the lenders that are signatories thereto (the “Lenders”), and Wilmington Trust, National Association, as administrative agent and collateral agent.

3.            Date of Assignment Agreement:                                                                                                                              _____________

4.            Amounts:

a.            Assigned Amount of Loans                                                                                                                $_____________

5.            Settlement Date:2                                                                                      _____________

6.            Purchase Price                                                                                                                                                                                  $_____________

7.            Notice and Payment Instructions, etc.

         Assignee:                                                                                                   Assignor:

         __________________________                                                                                                                ________________________
         __________________________                                                                                                                ________________________
         __________________________                                                                                                                ________________________

[SIGNATURE PAGE FOLLOWS]

2 To be entered by the Administrative Agent

4

8.            Agreed and Accepted:

[ASSIGNOR]                                                                                                  [ASSIGNEE]

By:            ________________________                                                                                                  By:            ________________________

Name:  ________________________                                                                                                  Name:   ________________________

Title:      ________________________                                                                                                  Title:       ________________________

Accepted:

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Administrative Agent

By:            ____________________________

Name:  ____________________________

Title:      ____________________________

5

Exhibit B-1

To
Term Loan Credit Agreement

Form of Committed Term Loan Notice

Wilmington Trust, National Association as Administrative Agent

Rodney Square North

1100 North Market Street

Wilmington, DE 19890

Attention: Joseph B. Feil

302-636-4145

Email: jfeil@wilmingtontrust.com

Re:            Committed Term Loan Notice dated [     ], 20[  ]

Ladies and Gentlemen:

Reference is hereby made to the Term Loan Credit Agreement, dated as of June 8, 2021 (as amended, restated, supplemented, or modified from time to time, the “Credit Agreement”), by and among the lenders party thereto (such lenders, together with their respective successors and assigns, each individually a “Lender” and collectively the “Lenders”), Wilmington Trust, National Association (“Wilmington Trust”), as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, “Administrative Agent”), Wilmington Trust, as Collateral Agent (in such capacity, together with its successors and assigns in such capacity, “Collateral Agent”), Cross Country Healthcare, Inc., a Delaware corporation (“Borrower”), MDA Holdings, Inc., a Delaware corporation (“MDA Holdings”), Credent Verification and Licensing Services, LLC, a Delaware limited liability company (“Credent Verification”), Cejka Search, Inc., a Delaware corporation (“Cejka”), Cross Country Staffing, Inc., a Delaware corporation (“Cross Country Staffing”), Assignment America, LLC, a Delaware limited liability company (“Assignment America”), Travel Staff, LLC, a Delaware limited liability company (“Travel Staff”), Medical Doctor Associates, LLC, a Delaware limited liability company (“Medical Doctor”), OWS, LLC, a Delaware limited liability company (“OWS”), and New Mediscan II, LLC, a California limited liability company (“New Mediscan”, and together with MDA Holdings, Credent Verification, Cejka, Cross Country Staffing, Assignment America, Travel Staff, Medical Doctor, and OWS, and any other Person that at any time after the date of the Credit Agreement becomes a Guarantor, each individually a “Guarantor”, and collectively, “Guarantors”). Capitalized terms used herein but not specifically defined herein shall have the meanings assigned to them in the Credit Agreement.

The undersigned hereby requests (select one):

     ☐            A Borrowing of Term Loans                                                                                     ☐ A conversion or continuation of Term Loans

1.            On _________________ (a Business Day).3

2.            In the amount of $______________.4

3.            In the form of a _______________________.5

4.            Comprised of ________________________.

[Type6 of Term Loan requested] 7

[[5].            For the [borrowing of][conversion to][continuation of] LIBOR Rate Loans: with an Interest Period of one (1) month] [borrowing of] [conversion to] Base Rate Loans].]

[[6]            [The account of the Borrower to which the proceeds of the Borrowing requested hereby are to be remitted is [____].]

This Committed Term Loan Notice further confirms Borrower’s acceptance, for purposes of determining the rate of interest based on the LIBOR Rate as determined pursuant to the Credit Agreement.

Borrower represents and warrants that no Event of Default has occurred and is continuing on the date hereof, nor will an Event of Default occur after giving effect to the request above.

3                  For the Borrowing on the Closing Date: to be delivered no later than (i) 12:00 p.m. (New York City time) three (3) Business Days prior to the Closing Date (if using the LIBOR Option) and (ii) 12:00 p.m. (New York City time) one (1) Business Day prior to the Closing Date (if using the Base Rate Option).  For any conversion or continuation of Term Loans to or at the LIBOR Option: to be delivered no later than 11:00 a.m. (New York City time) three (3) Business Days prior to the date of such conversion or continuation.
4                  Any Borrowing of, conversion to, or continuation of, a LIBOR Rate Loan must be in an amount of at least $1,000,000.
5                  Select (i) LIBOR Rate Loan, (ii) Base Rate Loan, (iii) conversion of Term Loans or (iv) continuation of Term Loans that are LIBOR Rate Loans.
6                  As used herein, “Type” means, with respect to a Term Loan, its character as a Base Rate Loan or a LIBOR Rate Loan.
7                  To be included only in the case of Borrowings of Term Loans. After giving effect to all Borrowings, all Conversions of Term Loans from one Type to the other, and all continuations of Term Loans as the same Type, there shall not be more than three (3) Interest Periods in effect with respect to LIBOR Rate Loans.
A-2

IN WITNESS WHEREOF, Borrower has caused this Committed Term Loan Notice to be executed by their respective officers, as of the first date written above.

CROSS COUNTRY HEALTHCARE, INC.,
a Delaware corporation, as Borrower

By:            ____________________________

Name:   ____________________________

Title:    ____________________________

J-1-1

Exhibit C-1
to
Term Loan Credit Agreement

Form of Compliance Certificate

To:            Wilmington Trust, National Association as Administrative Agent

Rodney Square North

1100 North Market Street

Wilmington, DE 19890

Attention: Joseph B. Feil

302-636-4145

Email: jfeil@wilmingtontrust.com

Blackstone Credit Advisors, LP, as the BXC Representative

345 Park Avenue

New York, NY 10154

Attn: William Hobbs

Email: bill.hobbs@blackstone.com

Re:            Compliance Certificate dated [     ], 20[  ]

Ladies and Gentlemen:

Reference is hereby made to the Term Loan Credit Agreement, dated as of June 8, 2021 (as amended, restated, supplemented, or modified from time to time, the “Credit Agreement”), by and among the lenders party thereto (such lenders, together with their respective successors and assigns, each individually a “Lender” and collectively the “Lenders”), Wilmington Trust, National Association (“Wilmington Trust”), as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, “Administrative Agent”), Wilmington Trust, as Collateral Agent (in such capacity, together with its successors and assigns in such capacity, “Collateral Agent”), Cross Country Healthcare, Inc., a Delaware corporation (“Borrower”), MDA Holdings, Inc., a Delaware corporation (“MDA Holdings”), Credent Verification and Licensing Services, LLC, a Delaware limited liability company (“Credent Verification”), Cejka Search, Inc., a Delaware corporation (“Cejka”), Cross Country Staffing, Inc., a Delaware corporation (“Cross Country Staffing”), Assignment America, LLC, a Delaware limited liability company (“Assignment America”), Travel Staff, LLC, a Delaware limited liability company (“Travel Staff”), Medical Doctor Associates, LLC, a Delaware limited liability company (“Medical Doctor”), OWS, LLC, a Delaware limited liability company (“OWS”), and New Mediscan II, LLC, a California limited liability company (“New Mediscan”, and together with MDA Holdings, Credent Verification, Cejka, Cross Country Staffing, Assignment America, Travel Staff, Medical Doctor, and OWS, and any other Person that at any time after the date of the Credit Agreement becomes a Guarantor, each individually a “Guarantor”, and collectively, “Guarantors”). Capitalized terms used herein but not specifically defined herein shall have the meanings assigned to them in the Credit Agreement.
J-1-2

Pursuant to Section 5.1 of the Credit Agreement, the undersigned officer of Borrower hereby certifies, solely in a capacity as an officer of Borrower, and not in an individual capacity, as of the date hereof that:

1.            The financial information of Parent and its Subsidiaries furnished in Schedule 1 attached hereto, has been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for year-end audit adjustments and the lack of footnotes), and fairly presents in all material respects the financial condition of Parent and its Subsidiaries as of the date set forth therein.

2.            Such officer has reviewed the terms of the Credit Agreement and has made, or caused to be made under his/her supervision, a review in reasonable detail of the transactions and financial condition of Parent and its Subsidiaries during the accounting period covered by the financial statements delivered pursuant to Section 5.1 of the Credit Agreement.

3.            Such review has not disclosed the existence on and as of the date hereof, and the undersigned does not have knowledge of the existence as of the date hereof, of any event or condition that constitutes a Default or Event of Default, except for such conditions or events listed on Schedule 2 attached hereto, in each case specifying the nature and period of existence thereof and what action Parent and its Subsidiaries have taken, are taking, or propose to take with respect thereto.

[4.            Set forth on Schedule 3 attached hereto is a calculation of (a) Excess Cash Flow and (b) the Total Net Leverage Ratio, and (c) the Applicable Prepayment Percentage corresponding to such Total Net Leverage Ratio.]8

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

8 To be included with the delivery of the annual audited financial statements beginning with the audited financial statements delivered for the year ending December 31, 2022.

J-1-3

IN WITNESS WHEREOF, this Compliance Certificate is executed by the undersigned as of the date above first written.

CROSS COUNTRY HEALTHCARE, INC., as
Borrower

By:                  ____________________________

Name:         ____________________________

Title:             ____________________________

P-1

SCHEDULE 1

Financial Information

P-1

SCHEDULE 2

Default or Event of Default

P-1

SCHEDULE 3

Excess Cash Flow9

9 To be included with the delivery of the annual audited financial statements beginning with the audited financial statements delivered for the year ending December 31, 2022.

P-1

Exhibit P-1

to
Term Loan Credit Agreement

Form of Information Certificate

[See Information Certificate executed by Loan Parties]

P-1

Schedule C-1
to
Term Loan Credit Agreement

Commitments

Lender	Commitments
BGSL Breckenridge Funding LLC	$29,750,000
BCRED Granite Peak Funding LLC	$15,000,000
BCRED Summit Peak Funding LLC	$40,250,000
BXC Jade Subs 1 LLC	$3,750,000
BXC Jade Subs 2 LLC	$3,750,000
BXC Jade Subs 3 LLC	$3,750,000
BXC Jade Subs 4 LLC	$3,750,000
Total	$100,000,000